UNITED STATES
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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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Lincoln Financial Group®

LINCOLN NATIONAL CORPORATION

2023 Proxy Statement

AND NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

Radnor, Pennsylvania / April 13, 2023

Dear Fellow Shareholder:

You are invited to attend our 2023 Annual Meeting of Shareholders, to be held on Thursday, May 25, at 9:00 a.m. EDT at The Rittenhouse Hotel in Philadelphia, Pennsylvania. Our Board of Directors and management team look forward to greeting you at the meeting.

This document describes the matters to be voted on at the Annual Meeting, so please review it carefully.

Many shareholders received a notice of internet availability instead of paper copies of our proxy statement and our 2022 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access these documents over the internet and how to receive a paper or email copy of our proxy materials, including our proxy statement, our 2022 Annual Report to Shareholders, and a proxy card. Electronic delivery enables us to more cost-effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

Please vote your shares of our stock as promptly as possible. You may vote by mailing in a proxy card, by telephone or internet, or by attending the Annual Meeting and voting in person.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

Dennis R. Glass Chair of the Board	William H. Cunningham Lead Independent Director

Lincoln National Corporation 2023 Proxy Statement

Notice of Annual Meeting of Shareholders

May 25, 2023 9:00 a.m. EDT	The Rittenhouse Hotel 210 West Rittenhouse Square Philadelphia, Pennsylvania 19103

Mailing date: April 13, 2023

The purpose of the meeting is to:

1.	Elect eleven directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;

3.	Approve an advisory resolution on the compensation of our named executive officers;

4.	Respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers;

5.	Approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan;

6.	Consider and vote upon up to two shareholder proposals if properly presented at the meeting; and

7.	Consider and vote upon any other matters that might come up at the meeting.

The record date for the Annual Meeting is March 20, 2023. Holders as of the close of business on the record date of (i) our outstanding common stock, (ii) Depositary Shares (the “Series C Depositary Shares”), each representing a 1/25th interest in our outstanding 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), and (iii) Depositary Shares (the “Series D Depositary Shares”), each representing a 1/1,000th interest in a share of our 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), are entitled to vote at the Annual Meeting.

Please cast your votes by one of the following methods:

SIGNING AND RETURNING A PROXY CARD	TOLL-FREE TELEPHONE	THE INTERNET	IN PERSON AT THE ANNUAL MEETING

If, going forward, you would like to receive electronic delivery of future proxy materials, please see “Annual Meeting Information” in this proxy statement for more information.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

Lincoln National Corporation

Radnor, Pennsylvania

Lincoln National Corporation 2023 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 25, 2023:

This proxy statement and the accompanying annual report are available at: www.proxydocs.com/lnc.

Lincoln National Corporation 2023 Proxy Statement

Proxy Summary

Proxy Summary

This summary highlights certain information for your convenience. Since it does not contain all of the information you should consider, we encourage you to read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date / Time	Location	Voting

Thursday, May 25, 2023 9:00 a.m. EDT Record Date March 20, 2023	The Rittenhouse Hotel 210 West Rittenhouse Square Philadelphia, PA 19103	Shareholders as of the record date are entitled to vote. Each share of common stock and each share of preferred stock is entitled to one vote for each director nominee and one vote for each of the other proposals. Each Series C Depositary Share vote represents the vote of 1/25th of a share of Series C Preferred Stock, and each Series D Depositary Share vote represents the vote of 1/1,000th of a share of Series D Preferred Stock.

Voting Matters

Agenda Item	Our Board’s Voting Recommendation	Where to Find More Information

1. Election of eleven directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders.	FOR each director nominee	Page 24

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2023.	FOR the ratification	Page 34

3. Approval of an advisory resolution on the compensation of our named executive officers.	FOR the resolution	Page 36

4. Respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers.	for a ONE-YEAR frequency	Page 38

5. Approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.	FOR the approval	Page 98

6. Respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide an independent chair of the board.	AGAINST the proposal	Page 109

7. Respond to an advisory shareholder proposal regarding shareholder ratification of executive termination pay.	AGAINST the proposal	Page 113

Lincoln National Corporation 2023 Proxy Statement               1

Proxy Summary

Board of Director Nominees

The Board has nominated for reelection all of the current directors, except for Dennis R. Glass and Patrick S. Pittard, who have not been nominated for reelection and whose terms will end at the conclusion of the 2023 Annual Meeting.

Name Occupation	Age	Director Since	Selected Skills/Qualifications	Independent	Committee Memberships

Deirdre P. Connelly Retired President, North American Pharmaceuticals of GlaxoSmithKline	62	2016	◾ business operations/strategic planning ◾ finance and capital management ◾ corporate governance	Yes	◾ Audit ◾ Corporate Governance (Chair)

Ellen G. Cooper President and CEO, LNC	58	2022	◾ business operations/strategic planning ◾ finance and capital management ◾ risk management ◾ talent management	No	◾ Executive

William H. Cunningham Professor, University of Texas at Austin and James J. Bayless Chair for Free Enterprise at the University’s McCombs School of Business	79	2006	◾ finance and capital management ◾ marketing/public relations ◾ talent management ◾ corporate governance	Yes	◾ Compensation ◾ Corporate Governance ◾ Executive ◾ Finance

Reginald E. Davis Senior EVP and President of Banking, New York Community Bancorp, Inc.	60	2020	◾ financial services ◾ finance and capital management ◾ risk management ◾ talent management	Yes	◾ Audit ◾ Corporate Governance

Eric G. Johnson CEO, Baldwin Richardson Foods Company	72	1998	◾ business operations/strategic planning ◾ finance and capital management ◾ marketing/public relations	Yes	◾ Compensation ◾ Corporate Governance ◾ Executive ◾ Finance (Chair)

Gary C. Kelly Executive Chairman, Southwest Airlines Co.	68	2009	◾ business operations/strategic planning ◾ finance and capital management ◾ public accounting	Yes	◾ Audit ◾ Finance

M. Leanne Lachman President, Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business	80	1985	◾ business operations/strategic planning ◾ finance and capital management ◾ corporate governance ◾ risk management	Yes	◾ Audit (Chair)

Dale LeFebvre Founder and Chairman, 3.5.7.11	52	2021	◾ business operations/strategic planning ◾ finance and capital management ◾ risk management ◾ talent management	Yes	◾ Audit ◾ Corporate Governance

Janet Liang EVP, Group President and COO, Care Delivery, Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals	55	2021	◾ business operations/strategic planning ◾ finance and capital management ◾ marketing/public relations ◾ talent management	Yes	◾ Compensation ◾ Finance

Michael F. Mee Retired EVP and CFO, Bristol-Myers Squibb Company	80	2001	◾ finance and capital management ◾ public accounting ◾ business operations/strategic planning	Yes	◾ Compensation ◾ Executive ◾ Finance

Lynn M. Utter Operating Partner, Atlas Holdings LLC	60	2017	◾ business operations/strategic planning ◾ risk management ◾ corporate governance	Yes	◾ Corporate Governance ◾ Finance

2               Lincoln National Corporation 2023 Proxy Statement

Proxy Summary

Our director nominees provide the Board with the comprehensive diversity of relative skill sets needed to provide effective oversight in light of the Company’s industry, risks and current and long-term strategic needs.

Financial Services/ Insurance (9)	Finance and Capital Management (10)	Business Operations and Strategic Planning (11)

Marketing/Public Relations (7)	Public Company CEO (4)	Corporate Governance (7)

Talent Management (9)	Risk Management (7)	Accounting (3)

The Board recognizes that diversity, including gender and ethnic diversity, adds to the overall mix of perspectives of our Board as a whole. We have added five new diverse independent directors in the past seven years. The following charts present the diversity profile of our director nominees:

*

Director nominees considered to be ethnically or racially diverse are those who self-identified in one or more of the following categories: Hispanic, Latinx or Spanish Origin; Black or African American; American Indian or Alaska Native; Asian; Native Hawaiian or Other Pacific Islander; or Other.

Lincoln National Corporation 2023 Proxy Statement               3

Proxy Summary

Chief Executive Officer, Chair and Lead Independent Director Transition

Following the Company’s Annual Meeting of Shareholders on May 27, 2022, Dennis R. Glass retired from his role as our President and Chief Executive Officer and was succeeded by Ellen G. Cooper. As of the same date, Mr. Glass transitioned to the role of non-executive Chair, and independent director Dr. William H. Cunningham began serving as Lead Independent Director. The Board believed that Mr. Glass serving in the role of Chair for a period of time following the CEO transition would help to ensure a smooth transition for Ms. Cooper into the CEO role and provide continuity for shareholders and employees alike. Throughout the transition, Ms. Cooper worked very closely with the Board as she introduced a set of new strategic objectives and brought new leadership and fresh perspectives to the management team. As the CEO transition has been successfully executed and the Board has in place a strong Lead Independent Director, the Board believes the appropriate leadership structure moving forward is to combine the roles of Chief Executive Officer and Chair of the Board. As a result, the Board plans to elect Ms. Cooper to serve as Chair following the Annual Meeting of Shareholders on May 25, 2023. Dr. Cunningham will continue to serve as Lead Independent Director. The Board believes that having Ms. Cooper serve in the combined role of Chief Executive Officer and Chair at this time is in the best interests of the Company and its shareholders given the shift in strategy and opportunities ahead for the Company.

2022 Full Year Business Performance Overview

During 2022, although the headwinds from COVID-19 began to subside and interest rates began to rise, we experienced other challenges – including the macroeconomic environment with significantly lower equity markets and pressures from within our business. Despite those challenges, we experienced year-over-year sales growth in all four businesses, with new business returns at or above our targets. We also continued to make progress in the implementation of the Spark Initiative, an enterprise-wide initiative aimed at improving expenses while at the same time enhancing our customer and employee experiences.

As we transitioned the leadership of the company to a new CEO and largely new senior leadership team, our strategy has also shifted to focus on the following long-term strategic objectives:

◾	Maximizing distributable earnings and improving free cash flow;

◾	Reducing capital sensitivity to market volatility; and

◾	Further diversifying our earnings mix.

Lincoln has a differentiated business model with a powerful distribution franchise, broad product offerings and a diversified, high-quality investment portfolio. These strengths, aligned with our long-term strategic objectives, set the foundation for strong execution going forward.

During the latter portion of 2022, we took swift and targeted actions and made substantial progress toward fortifying our capital position and increasing the ongoing pace of capital generation. We raised $1 billion of capital through a preferred equity issuance, which increased capital in our insurance subsidiary and provides for the full prefunding of our September 2023 debt maturity. Other accomplishments included fully repositioning our variable annuity hedge strategy to align with the objectives to maximize distributable earnings and reduce capital sensitivity to market volatility.

Going forward, as we look to grow the business and maximize long-term shareholder value, we expect to continue to grow profitably in all four of our businesses and deliver strong earnings across our Retail (Life Insurance and Annuities) and Workplace Solutions (Group Protection and Retirement Plan Services) businesses. We are focused on delivering a robust level of sales with a more capital-efficient product mix that we expect will result in a lower level of capital allocated to new business. We are able to make this pivot by:

◾	Continuing to evolve our products away from long-term guarantees and to provide more options that are attractive for customers involving risk sharing;

◾	More tightly focusing capital where we have differentiated products and longstanding relationships with key distribution partners;

◾	Using flow reinsurance to enhance capital efficiency; and

◾	Focusing on higher-margin, more capital-efficient products across the Retail and Workplace Solutions businesses.

4               Lincoln National Corporation 2023 Proxy Statement

Proxy Summary

As we focus on improving profitability, the Spark Initiative is expected to contribute significant savings by the end of 2024 and progress continues on our Group Protection margin expansion efforts.

Our adjusted operating income per share and ending adjusted operating return on equity results for 2022 were impacted by a number of factors, including elevated mortality and morbidity claims related to COVID-19, lower alternative investment income and lower fee income as a result of the significant declines in the equity markets seen in 2022. This financial performance is directly reflected in the annual and long-term incentive compensation results for our named executive officers for 2022.

◾

The 2022 Annual Incentive Program paid out well below target, as the Income from Operations per Share goal result did not meet the threshold level of performance for any payout under the plan. This goal had the largest weighting among the 2022 plan goals for each of the NEOs other than our former CEO.

◾

The 2020-2022 Long-Term Incentive paid out at 0%. All of the PSAs awarded under the 2020-2022 Long-Term Incentive Program were forfeited, as neither the operating return on equity (“Operating ROE”) goal result nor the relative total shareholder return (“Relative TSR”) goal result met the threshold level of performance for any payout under the plan.

Accordingly, for example, Ms. Cooper’s payout under the Annual Incentive Program was just 55% of target and her PSAs under the Long-Term Incentive Program for the 2020-2022 cycle paid out at zero percent, showing a clear link between pay and Company performance, as discussed further in “Compensation Discussion & Analysis.”

Commitment to corporate social responsibility, sustainability and diversity, equity and inclusion

During 2022, we continued to be recognized for our good corporate citizenship and dedication to diversity, equity and inclusion (“DE&I”), as demonstrated by, among other accolades, our inclusion on major sustainability indices, including Dow Jones Sustainability North America, ranking among Newsweek’s 2022 America’s Most Responsible Companies, our inclusion on the Corporate Equality Index, the Disability Equality Index and the 2022 Bloomberg Gender-Equality Index, and our recognition by Ethisphere as one of its 2022 World’s Most Ethical Companies.

In 2022, we appointed a new Chief Sustainability Officer who reports to the Chief Investment Officer and Head of Risk and Sustainability and is responsible for overseeing our environmental, social and governance (“ESG”) efforts and disclosures, the environment impact and integration of ESG priorities across business areas, and encouraging a sustainability mindset across the enterprise. This appointment aligns sustainability with the Investments and Risk organizations, builds on our overall ESG vision and strategy for Lincoln and underlines our purpose to provide financial security to every American.

In addition, during 2022, we continued to reduce ongoing energy usage across Lincoln’s facilities and operations to reach our 2025 greenhouse gas emissions reduction targets. Our targets are consistent with the international Paris Agreement’s goal to limit global temperatures from rising more than 1.5 degrees Celsius compared to preindustrial levels. Additionally, we enhanced our sustainability disclosures by updating our Task Force for Climate-Related Financial Disclosure (“TCFD”) framework index. In 2022, we introduced our ESG Data Center, which contains key documents that reflect our ongoing success in areas related to ESG strategies, including our 2021 human capital and diversity update and Equal Employment Opportunity-1 (“EEO-1”) report and our 2022 greenhouse gas emissions assurance statements. Our 2021 Corporate Social Responsibility Report illustrates how we listen to our employees, neighbors and customers to understand and meet their needs. These resources can all be found on our website at www.LincolnFinancial.com.

Lincoln National Corporation 2023 Proxy Statement               5

Proxy Summary

Our DE&I mission is to create a culture where multiple perspectives, varied skill sets, creative insights and diverse backgrounds and abilities are valued and drive superior business results. To that end, we seek to:

◾	attract, develop and retain the best and brightest talent;

◾	drive increased innovation, creativity and employee engagement in our workplace;

◾	enhance, expand and create new relationships and grow our business in all markets; and

◾	elevate our company’s brand as an employer and provider of choice in all communities.

In addition, we continue to focus on actions to advance racial equity, in furtherance of our eight-part action plan established in 2020, through which we accomplished the following:

◾	implemented sustainable and integrated practices in recruiting retention and development to increase Black and minority populations, such as hiring dedicated diversity-focused recruiters;

◾	focused on increasing minority leadership representation at the officer level, with a special focus on the Black officer population;

◾	tied senior leaders’ compensation to DE&I objectives;

◾

preserving the history of the Black experience through contributing to The HistoryMakers, a non-profit institution committed to preserving and making accessible the untold personal stories of African Americans;

◾	expanded the Company’s DE&I function to continue to support enterprise-wide and business-specific efforts;

◾	established our network of Black financial advisors and planners through launching the African-American financial advisors network;

◾	continued conversations about race across the organization; and

◾	expanded the Lincoln Financial Foundation’s giving to further support to Black communities.

For information on Board oversight of corporate social responsibility, sustainability and DE&I, see “Governance of the Company – Board’s Role in Risk Oversight.”

2022 Shareholder Engagement and Response to Feedback

During 2022, we continued our ongoing, proactive shareholder engagement program, which complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. In the fall of 2022, we reached out to investors representing over 51% of our shares outstanding, and engaged with investors representing approximately 40% of our outstanding shares, which, if requested, included participation by a member of the Board. The engagement involved discussions on executive compensation as well as various other topics including board leadership, refreshment and composition, DE&I efforts and other areas of focus for our shareholders regarding ESG practices and disclosures. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board. For more information about our 2022 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

6               Lincoln National Corporation 2023 Proxy Statement

Proxy Summary

Governance Highlights

Sound governance is important to our Board, which regularly evaluates and implements policies that reflect corporate governance and compensation best practices. Some of these practices are:

◾	Independent Chair of Board or Lead Independent Director

◾	An overwhelmingly independent Board (10 of 11 director nominees)

◾	All Audit, Compensation, Corporate Governance, and Finance Committee members are independent

◾	Annual election of all directors

◾	Majority voting standard for election of directors with director resignation policy for directors in uncontested elections

◾	Independent directors meet regularly in executive session

◾	Annual Board, committee and individual director evaluations

◾	Shareholder right to call special meetings (10% ownership threshold)

◾	“Proxy access” rights to holders owning at least 3% of outstanding shares for 3 years

◾	Proactive annual shareholder engagement program with formal process to share feedback with the Board and its committees
◾	No super majority voting provisions in Restated Articles of Incorporation and Bylaws

◾	Robust stock ownership guidelines for directors and executive officers

◾	Prohibition on pledging, hedging and speculation in our securities

◾	Executive compensation program strongly links pay and performance

◾	Caps on awards under annual and long-term incentive programs

◾	No repricing or exchange of underwater stock options without shareholder approval

◾	Clawback provisions applicable to equity awards

◾	Double-trigger vesting provisions for equity awards following a change of control

◾	No tax-gross-up provisions upon a change of control, or otherwise, for our executive officers

◾	No payment of dividends on RSUs and PSAs unless and until the award vests

◾	Limited perquisites for executive officers

2022 Executive Compensation Highlights

The key objectives of our executive compensation program are to:

◾	Pay compensation that varies based on performance
◾	Motivate our executives to increase profitability and shareholder return
◾	Attract and retain key executive talent, as this is critical to our success

We are asking you to cast an advisory, nonbinding vote to approve compensation awarded for 2022 to our named executive officers (“NEOs”) — our chief executive officer (“CEO”), chief financial officer (“CFO”), three additional most highly paid executive officers and our former CEO as set forth on the first page of “Compensation Discussion & Analysis.”

Pay for Performance

We seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

◾	achieving specific annual and long-term strategic and financial goals; and

◾	increasing shareholder value.

Lincoln National Corporation 2023 Proxy Statement               7

Proxy Summary

2022 Pay Mix. NEO compensation is weighted toward variable compensation (annual and long-term incentives, or AIP and LTI), which is at risk because the actual amounts earned could differ from targeted amounts based on corporate and individual performance. As the following charts show, the vast majority of our current CEO’s and other NEOs’ 2022 target direct compensation could vary significantly based on company performance, including stock price performance, and is at risk.

Note, the relative weightings shown in these charts assume payment at target and therefore will not align exactly with the amounts disclosed in the Summary Compensation Table in “Executive Compensation Tables.” The target pay mix presented for our current CEO reflects an annualized target pay mix using her base salary and AIP target effective upon her assumption of the CEO role on May 27, 2022.

2022 CEO Target Compensation Decreased and Increased Focus on PSAs in LTI Mix. The Compensation Committee determined Ms. Cooper’s total target direct compensation as CEO for 2022 in August 2021, based on an evaluation of peer group and market data as well as other factors, including that she is new to the CEO role and the philosophy that recently promoted executives should have their initial compensation targeted below median market rates. The total target direct compensation established for Ms. Cooper was 26% lower than Mr. Glass’s 2021 total target direct compensation. See the “Compensation Discussion & Analysis” for additional information.

In addition, for the third year in a row, the Compensation Committee increased the percentage of our CEO’s LTI mix comprised of PSAs, increasing the percentage from 50% to 60% for both our incoming and outgoing CEOs. Set forth below is a comparison of the 2021 CEO LTI equity award mix for Mr. Glass and the 2022 CEO LTI equity award mix for Ms. Cooper.

The Compensation Committee also adjusted the LTI equity award mix for each of our other NEOs for 2022 to increase the percentage of equity granted as PSAs to 50%.

2022 LTI DE&I Modifier. For the second year in a row, the Compensation Committee approved a modifier based on DE&I goals for our LTI program, which applies to all program participants that receive PSAs (including each of our NEOs). The DE&I goals for the 2022-2024 performance cycle build on the goals established for the 2021-2023 performance cycle related to growing minority representation at the Company’s officer level, and the modifier, when applied after the results for the other 2022-2024 LTI performance measures have been calculated, could increase or decrease the LTI payout by up to 16%. For more information, see “Compensation Discussion & Analysis.”

8               Lincoln National Corporation 2023 Proxy Statement

Proxy Summary

For additional details about our executive compensation programs and our NEOs’ fiscal year 2022 compensation, see “Compensation Discussion & Analysis” and “Executive Compensation Tables.”

Looking Forward

Among other changes to the compensation program, for 2023, the Compensation Committee approved the following changes to the Relative TSR performance measure in the Company’s LTI plan:

◾

The Compensation Committee adjusted the payout schedule for the Relative TSR metric to provide that target payout on this metric will require above-median performance, as opposed to median performance as has been the requirement with prior-year LTI cycles. For the 2023 LTI, the target goal was set at the 55th percentile for the Relative TSR metric, while median performance with respect to the metric would yield only a 92% payout. This metric continues to have a 50% weighting under the LTI.

◾

The Compensation Committee instituted a negative TSR cap with respect to payouts under the Relative TSR metric, such that payouts under the metric will be capped at 100% in the event that the Company’s three-year TSR as measured under the LTI is negative.

In addition, for 2023, the Compensation Committee modified the Operating ROE performance measure in the LTI plan to provide for one-year ROE calculations averaged over the three-year plan, as opposed to using the ROE in the third year of the plan.

The Compensation Committee also approved changes to the AIP to reflect the shift in Lincoln’s strategic objectives to align incentive compensation to these objectives during this year of transition. The changes include adjustments to the weightings of the existing metrics (Income from Operations Per Share, Business Unit Sales and Controllable Costs) to include new metrics designed to incentivize the achievement of specified actions to improve normalized distributable earnings and individual performance against certain strategic priorities directed at ensuring Lincoln’s continued success. Another change in support of Lincoln’s strategic objectives is modifications to the payout slopes for the Business Units Sales metrics to align with the goal of diversifying the sales mix in a capital-efficient manner.

In making these changes to the incentive compensation programs, including the changes to the LTI and AIP, the Compensation Committee considered management’s transition to focus on the successful execution of our enterprise strategic objectives, including maximizing distributable earnings and improving free cash flow, reducing capital sensitivity to market volatility and further diversifying our earnings mix. The Compensation Committee believes that thoughtful alignment of incentive plan measures with our new strategy is required to drive the right actions to effectively deliver results that we believe will be drivers of the creation of sustainable long-term shareholder value. Accordingly, the Compensation Committee annually when setting incentive compensation takes the enterprise strategy and other factors, such as the macroeconomic environment in which we are currently operating, into consideration when making decisions with respect to executive compensation.

Lincoln National Corporation 2023 Proxy Statement               9

Governance  ◾  Board Structure and Leadership

Proxy Statement

Annual Meeting of Shareholders | May 25, 2023

The Board of Directors (the “Board”) of Lincoln National Corporation (the “Company,” “we,” “us,” “LNC” or “Lincoln”) is soliciting proxies in connection with the proposals to be voted on at the 2023 Annual Meeting of Shareholders, which will be held beginning at 9:00 a.m. EDT on Thursday, May 25, 2023, at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania 19103. This proxy statement and a proxy card or a notice of internet availability were sent to our shareholders on or about April 13, 2023. When we refer to our 2023 Annual Meeting of Shareholders (the “Meeting” or the “Annual Meeting”), we are also referring to any meeting that results from an adjournment of the Annual Meeting.

Governance of the Company

Integrity, respect and responsibility are not just guiding principles for us. They unify and inspire us to provide financial peace of mind by helping people to plan, protect and retire with confidence. Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of our shareholders and our many other stakeholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board provides oversight for the process of selecting and monitoring the performance of senior management, provides oversight for financial reporting and legal and regulatory compliance, determines the Company’s governance guidelines, and implements its governance policies. The Board, together with management, is responsible for establishing our values and code of conduct and for setting the Company’s strategic direction and priorities.

Board Structure and Leadership

Our Board currently has thirteen members, eleven of whom have been nominated for reelection at the 2023 Annual Meeting. As a result, the Board size will decrease to eleven members after the meeting. Ten of the eleven director nominees are non-employees, or outside directors. The Board has determined that all ten of our outside director nominees are independent, as discussed below.

The Board has no set policy requiring separation of the offices of CEO and Chair of the Board (“Chair”). It believes that the decision on whether or not to separate these roles should be part of the regular succession planning process and be made based on the best interests of the Company at the given time. Moreover, the Board believes in the importance of strong independent leadership on the Board. As such, the Board has implemented an independent Lead Director (“Lead Independent Director”) structure. Our Corporate Governance Guidelines require that the Board designate a Lead Independent Director with clearly delineated and comprehensive duties if the positions of Chair and CEO are combined or if the Chair is not otherwise independent. During our engagement with many of our largest shareholders over the past several years, many investors have expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure.

In accordance with our governing documents, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the duties of the Lead Independent Director (or independent non-executive Chair, as the case may be) include, but are not limited to, the following functions:

◾

Preside over meetings of the Board when the Chair is not available, chair regularly scheduled sessions of the outside directors and executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

◾	Call additional meetings of the independent directors;

◾	At the standing invitation of the Board’s committees, attend meetings of Board Committees on which the Lead Independent Director does not already sit;

◾	Be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the CEO;

10               Lincoln National Corporation 2023 Proxy Statement

Board Structure and Leadership  ◾  Governance

◾	For each Board meeting, review and approve Board meeting agendas and schedules and add agenda items in his or her discretion;

◾	For each Board meeting, have the opportunity to review, revise and approve Board meeting materials for distribution to and consideration by the Board;

◾	Refer and defer to appropriate Board committee chairs all matters within the scope of such committees as set forth in the respective committee charters;

◾	Be a key communicator, along with committee chairs, between the directors and the CEO on matters deemed appropriate by the Board;

◾	Be available to independent directors for discussion of Board issues or other matters;

◾	Be available for consultation or direct communication with major shareholders, as appropriate;

◾	Assist with and communicate the results of the Board’s evaluation of the CEO;

◾	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

◾	Perform such other duties and responsibilities as the Board may determine from time to time.

The primary duties of the Board Chair include calling for meetings of the directors and special meetings of shareholders, presiding at all meetings of the Board and shareholders, providing input on the selection and nomination of new director candidates and other duties that the Board may decide to delegate.

The Board elects its Chair annually, and, from 2007 to 2021, our Board opted to elect an independent director to serve as Board Chair. In August 2021, as part of the consideration and approval of our CEO succession plan, the Board decided to elect our outgoing CEO, Dennis Glass, to serve as Chair, and independent director Dr. William H. Cunningham to serve as Lead Independent Director beginning after the 2022 Annual Meeting of Shareholders. The Board believed that Mr. Glass serving in the role of Chair for a period of time following the CEO transition would help to ensure a smooth transition for Ms. Cooper into the CEO role and provide continuity for shareholders and employees alike. Throughout the transition, Ms. Cooper worked very closely with the Board as she introduced a set of new strategic objectives and brought new leadership and fresh perspectives to the management team. As the CEO transition has been successfully executed and the Board has in place a strong Lead independent Director, the Board believes the appropriate leadership structure moving forward is to combine the roles of Chief Executive Officer and Chair of the Board. As a result, the Board plans to elect Ms. Cooper to serve as Chair following the Annual Meeting of Shareholders on May 25, 2023. Dr. Cunningham will continue to serve as Lead Independent Director. The Board believes that having Ms. Cooper serve in the combined role of Chief Executive Officer and Chair at this time is in the best interests of the Company and its shareholders given the shift in strategy and opportunities ahead for the Company.

Lincoln National Corporation 2023 Proxy Statement               11

Governance  ◾  Board’s Role in Risk Oversight

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks. We also have a Corporate Enterprise Risk and Capital Committee, made up of members of senior management and the Chief Risk Officer, which provides oversight of our enterprise-wide risk structure and of our processes to identify, measure, monitor and manage significant risks, including credit, market and operating risk. The Board’s role is regular oversight of the overall risk management process, including reviews of operational, financial, legal and regulatory, cybersecurity, compensation, strategic and competitive risks. The Board reviews the most significant risks the Company faces and the manner in which our executives manage these risks. The Board has also delegated certain of its risk oversight efforts to its committees, as shown below. This structure enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. We believe that our Lead Independent Director structure supports the Board’s oversight role.

Board and Committees: Areas of Risk Oversight

Full Board

◾	Strategy

◾	Operations

◾	Competition

◾	Financial strategies and transactions

Audit

◾	Enterprise risk management efforts

◾	Financial statements

◾	Financial reporting process

◾	Accounting and audit matters

◾	Legal, compliance and regulatory matters

◾	Cybersecurity

Compensation

◾	Compensation policies and practices

◾	Executive incentive compensation and stock ownership

◾	Executive retention and succession planning

Corporate Governance

◾	Board governance

◾	Director succession and refreshment planning

◾	Sustainability (including climate) and corporate social responsibility

Finance

◾	Investment policies, strategies and guidelines

◾	Capital management and structure

◾	Financial plan

Board Oversight of ESG Risks and DE&I

Our commitment to sustainability is formalized through Board and senior management oversight. The Corporate Governance Committee provides oversight of our governance, sustainability and corporate social responsibility strategy. As part of its oversight of the enterprise risk management function, our Audit Committee provides oversight of risks, which can include ESG risks, including climate risk. Our Office of Corporate Sustainability and Enterprise Risk Management team work together to screen for environmental risks across the enterprise through the Enterprise Risk Self-Assessment process. In addition, our Chief Sustainability Officer reports to the Corporate Governance Committee at least twice annually about ESG risks and opportunities, and collaborates with business units and functional areas to develop strategies, determine priorities, address issues and integrate ESG strategies aligned with the business. Since 2012, we have also had a Sustainability Advisory Group, which is a cross-functional team comprised of senior managers at the Company that meets quarterly with our Chief Sustainability Officer and team to consider market developments, societal trends and the potential impact, risk and opportunity for the company related to identified issues.

Our Board of Directors also provides executive oversight of stated priorities, progress and strategic plans to support DE&I across the enterprise, receiving executive management reports on a quarterly basis.

See “Proxy Summary” for more information on our commitment to corporate social responsibility, sustainability and DE&I.

12               Lincoln National Corporation 2023 Proxy Statement

Our Corporate Governance Guidelines  ◾  Governance

Our Corporate Governance Guidelines

The Board’s Corporate Governance Guidelines (the “Guidelines”) provide a framework for effective corporate governance and set expectations for how the Board should perform its functions. The Guidelines include the following key principles:

◾	A majority of our Board must at all times be “independent” as defined by Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.

◾

Our outside directors must meet in executive session at least once a year, with no members of management present. Our outside directors meet in connection with each regularly scheduled Board meeting and at any other times they may choose. Our independent directors must meet in executive session at least once a year, without any non-independent outside directors present. This session is held in connection with the Board meeting immediately following the Annual Meeting of Shareholders, unless the Board determines to meet more frequently.

◾	Only independent directors may serve on the Audit, Compensation, Corporate Governance and Finance Committees.

◾	The written charters of the Audit, Compensation, and Corporate Governance Committees comply with the NYSE’s listing standards and are reviewed at least once each year.

◾

Our Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance, and Finance Committees. Our directors also conduct an annual review of their individual performance.

◾

Our Board elects its Chair annually and, if it has not elected an independent Chair, designates a Lead Independent Director from among the Company’s independent directors who is empowered with the same functions.

◾

We have adopted a Code of Conduct, available on our website at www.LincolnFinancial.com, which includes our “code of ethics” for purposes of SEC rules and our “code of business conduct and ethics” for purposes of the NYSE listing standards. The Code of Conduct applies to, among others, our directors and our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. We will disclose amendments to or waivers from a required provision of the Code of Conduct that applies to our directors or executive officers by including such information on our website.

The full texts of our Guidelines and committee charters are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

Lincoln National Corporation 2023 Proxy Statement               13

Governance  ◾  Our Corporate Governance Guidelines

ISG Corporate Governance Framework

We also follow the Investor Stewardship Group’s (ISG) Corporate Governance Framework for U.S. Listed Companies. The ISG Principles and our corresponding practices are as follows:

Principle 1: Boards are accountable to shareholders	◾	All Directors are elected annually by a majority of votes cast
	◾	We have proxy access with market terms
	◾	We have robust corporate governance disclosures
	◾	We have responded to all shareholder proposals that received majority support
Principle 2: Shareholders should be entitled to voting rights in line with their economic interest	◾ ◾

Each shareholder gets one vote per share on all matters

We have majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives	◾	We have a robust shareholder engagement program to discuss our business, corporate governance, executive compensation, and sustainability and DE&I efforts
	◾	In 2022, we reached out to institutional investors representing over 51% of our shares outstanding, and engaged with investors representing approximately 40% of our outstanding shares
	◾	Our Board considers the feedback received from shareholder engagement when structuring governance, compensation, and ESG practices

Principle 4: Boards should have a strong independent leadership structure	◾	The Lead Independent Director is an independent, non-executive Director with a robust oversight role that has clearly defined duties that are disclosed to shareholders
	◾	Each Committee of the Board is chaired by an independent Director
	◾	The Board leadership structure is considered at least annually

Principle 5: Boards should adopt structures and practices that enhance their effectiveness	◾	Ten of our eleven director nominees are independent
	◾	The Board has taken actions to refresh its membership, with five new independent directors added in the past seven years
	◾	Each Committee of the Board has an extensive detailed charter outlining the Committee’s duties and responsibilities
	◾	Board members have complete access to Company officers and counsel and may retain outside counsel, financial or other advisors as the Board deems appropriate
	◾	Board, Committee and individual director evaluations are conducted annually by an independent third party, as further discussed in the proxy statement
	◾	The number of public company boards on which a Director may serve is limited in order to ensure sufficient time to dedicate to Board duties

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company	◾	The Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies that further short- and long-term strategic objectives

14               Lincoln National Corporation 2023 Proxy Statement

Director Independence  ◾  Governance

Director Independence

Under our Guidelines, a majority of our directors must at all times be “independent” and meet the NYSE listing standards regarding independence as incorporated in our Guidelines. Among other things, these standards require the Board to determine that our independent directors have no material relationship with Lincoln other than as directors.

Applying these standards, the Corporate Governance Committee and the Board have reviewed the independence of each director nominee and the Board has determined that:

◾	Directors Connelly, Cunningham, Davis, Johnson, Kelly, Lachman, LeFebvre, Liang, Mee and Utter are independent.
◾	All members of the Audit, Compensation, Corporate Governance and Finance Committees are independent under the applicable standards.

In conducting its independence review, the Board will consider, among other things, transactions and relationships between each outside director (or any member of his or her immediate family) and us or our subsidiaries and affiliates. The Board takes into account that in the ordinary course of business, we conduct transactions with companies at which some of our directors are or have been directors, employees or officers. Transactions that are in the ordinary course of business on terms substantially equivalent to those prevailing at the time for comparable transactions and that fall below the threshold levels set forth in our independence standards do not impact a director’s independence under our standards.

Director Nomination Process

Under our Guidelines, the Board is responsible for selecting its nominees. The Corporate Governance Committee is charged with:

◾	Identifying the competencies appropriate for the Board

◾	Identifying which, if any, of those competencies may be missing or underrepresented on the current Board

◾	Identifying individuals with appropriate qualifications and attributes

◾	Recommending to the Board the director nominees for the next annual meeting of shareholders

Director Qualifications

The Corporate Governance Committee reviews with the Board the appropriate skills and characteristics required of directors in the context of the Board’s current makeup and each director nominee’s ability to oversee the Company’s strategies and risks. In addition to considering a candidate’s background, experience and professional accomplishments, the Board looks for individuals with, among other attributes, integrity, business acumen, specific skills (such as an understanding of marketing, finance, accounting, regulation and public policy), and a commitment to our shared values.

In addition, although the Board does not have a formal diversity policy, our Guidelines specify that the Corporate Governance Committee should consider diversity in the director identification and nomination process. As a result, the Corporate Governance Committee seeks nominees with a broad diversity of backgrounds, experiences, professions, education and differences in viewpoints and skills in addition to diversity of gender, race and ethnicity. Its goal is to ensure that the directors, as a group, provide a substantive blend of experience, knowledge and ability that enables the Board to fulfill its responsibilities in a constructive environment. In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive environment.

As set forth in our Guidelines, Board refreshment over time is critical to ensuring that the Board as a whole maintains the appropriate balance of tenure, diversity, skills and experience needed to provide effective oversight in light of the Company’s current and long-term strategic needs. The Board does not believe that arbitrary term limits for directors based on age or years of service are appropriate, as they can result in the Company losing the valuable contribution of directors who have over time developed increased insight into the Company and its operations. The Company benefits from a mix of these experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives. However, a director’s service should not outlast his or her ability to contribute, and consequently the Board does not believe that directors should expect to be renominated continually. Each director’s continued tenure is reconsidered annually, taking into account the results of the Board’s annual self-evaluation, annual individual director peer evaluations, results of voting by shareholders in annual director elections and the Company’s needs.

Lincoln National Corporation 2023 Proxy Statement               15

Governance  ◾  Annual Board, Committee and Individual Director Evaluations

The Board regularly evaluates the need for Board refreshment and has retained an outside search firm to identify and evaluate potential director candidates. Five new diverse independent directors have been added to our Board in the past seven years. In addition, two long-tenured directors, Mr. Glass and Mr. Pittard, are not nominated for reelection this year, and their terms will end at the conclusion of the 2023 Annual Meeting. The Board will continue to review its composition and structure, balancing the need for continuity and experience with fresh ideas and perspectives.

Director Nominee Selection Process

The Corporate Governance Committee begins the nomination process each year by deciding whether to renominate current directors, as all directors are up annually for nomination and election by our shareholders. This includes an individual assessment of each director who will be up for reelection the following year. The Corporate Governance Committee then reviews the results of the individual director assessments and considers for renomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed.

When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Corporate Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess (in light of the composition and needs of the Board and its committees, including whether or not the nominee would be considered “independent” under SEC rules and NYSE listing standards) and seeks candidates with those qualifications. The Committee is also assisted in identifying potential candidates by an independent third-party search firm that recommends potential director candidates who meet the Board’s stated requirements.

Although not required to do so, the Corporate Governance Committee may consider candidates proposed by our directors or our management and has also retained an outside firm to help identify and evaluate potential nominees. The Corporate Governance Committee will also consider nominations from shareholders. Such nominations must be submitted in writing to our Corporate Secretary at our principal executive office, and must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “General Information – Shareholder Proposals for the 2024 Annual Meeting” and in our Amended and Restated Bylaws (“bylaws”), which can be found on our website at www.LincolnFinancial.com. Any such recommendation for next year’s director slate must be received by the Corporate Secretary no earlier than January 25, 2024, nor later than February 24, 2024.

Our proxy access bylaws permit a shareholder, (or a group of up to 20 shareholders) owning shares of our outstanding common stock representing at least 3% of the votes entitled to be cast on the election of directors, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our bylaws.

If the Corporate Governance Committee determines that it should conduct a full evaluation of a prospective candidate, including an interview, one or more members of the Corporate Governance Committee will do so, and other directors may be asked to interview the candidate as well. Upon completing the evaluation and the interview, the Corporate Governance Committee recommends to the Board whether to nominate the candidate.

The nominee evaluation process is the same whether the nomination comes from a Board member, management or a shareholder. If the Corporate Governance Committee recommends a shareholder nominee to the Board, the Board may — as with any nominee — either accept or reject the recommendation.

Annual Board, Committee and Individual Director Evaluations

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Corporate Governance Committee oversees a Board, Committee and individual director evaluation process, which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board.

16               Lincoln National Corporation 2023 Proxy Statement

Shareholder Engagement and Response to Feedback  ◾  Governance

In general, our Board evaluations cover a variety of topics, including the Company’s strategy, financial performance, risk management and succession planning, as well as:

◾	Board and committee composition, including skills, background and experience;

◾	Board understanding of, and effectiveness in overseeing, its responsibilities;

◾	Satisfaction with director performance, including that of Board and committee chairs in those positions;

◾	Board and committee information needs and quality of materials presented;
◾	Areas where the Board and committees should increase their focus;

◾	Satisfaction with the Board schedule, agendas, topics and encouragement of open discussion;

◾	Satisfaction with committee structure and composition; and

◾	Access to management, experts and internal and external resources.

Each year, the Corporate Governance Committee reexamines the evaluation process to ensure that the process allows directors the opportunity to provide actionable feedback on the functioning of the Board as a whole as well as the performance of individual directors. Since 2019, the Corporate Governance Committee has engaged an independent third party to conduct the annual self-evaluations to gain a different perspective and encourage even more candid participation and feedback. The Corporate Governance Committee plans to continue to use an independent third party for the evaluations going forward.

In 2022, the independent third party conducted individual interviews with each director, covering the topics discussed above, and, after aggregating and summarizing the responses, delivered a report to the Corporate Governance Committee highlighting comments and areas of future focus. Responses were not attributed to specific Board or Committee members to promote candor. Our Lead Independent Director shared the report with the full Board and discussed the results of the Board and Committee evaluations with the full Board during executive session.

Each director also participates in an annual individual director peer evaluation through which the director assesses the performance of and provides feedback on his or her fellow directors. The peer evaluations were also conducted by the independent third party for 2022. As discussed above, the Corporate Governance Committee reviews the results of these individual director assessments, as well as of the Board and Committee evaluation results, when considering each director’s continued service on the Board.

Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. During 2022, we continued our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency between our Board, management and our shareholders and builds informed and productive relationships. In the fall of 2022, we reached out to investors representing over 51% of our shares outstanding and engaged with investors representing approximately 40% of our outstanding shares. If requested, a Board member joined the conversation. For more information about our 2022 shareholder engagement and response to shareholder feedback, see “Compensation Discussion & Analysis – Executive Summary.”

The Company has a history of being responsive to shareholder feedback. In addition to our most recent actions related to compensation discussed in “Compensation Discussion & Analysis,” in the past few years we have also taken the following actions in response to shareholder feedback:

◾

In 2022, we decreased the overall quantum of CEO compensation in setting the total target direct compensation for our new CEO and increased the size of the performance based-component of the CEO LTI mix to 60%;

◾

In 2021, we increased the size of the performance-based component of our CEO’s LTI mix to 50% and maintained his compensation flat with prior-year levels, added disclosure to our proxy statement regarding the gender and ethnic/racial diversity of our Board, and added disclosure to our 2020 Corporate Social Responsibility Report, including our EEO-1 report and indices aligned to the TCFD framework and SASB reporting standards;

◾	In 2020, we increased the size of the performance-based component of our CEO’s LTI mix to 40% and maintained his compensation flat with prior-year levels;

Lincoln National Corporation 2023 Proxy Statement               17

Governance  ◾  Board and Committee Meetings

◾	In 2019, we made available on our website and in our 2018 Corporate Social Responsibility Report a gender pay equity statement; and

◾

in 2018, based in part on feedback received, the Board took action to amend the Company’s bylaws to reduce to 10% the percentage of outstanding stock required for shareholders to call a special meeting.

Board and Committee Meetings

The Board met six times during 2022, and each director attended 75% or more of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by committees on which he or she served.

Although the Board does not have a formal policy that requires directors to attend our Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2022 Annual Meeting.

Board Committees

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee, and the Committee on Corporate Action. The table below lists the directors who currently serve on these committees and the number of meetings each committee held during 2022. The Audit, Compensation, Corporate Governance, and Finance Committees conduct self-evaluations of their committee’s performance each year.

Current Committee Membership and Meetings Held During 2022 (C=Chair M=Member)

	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action[1]

Deirdre P. Connelly	M		C

Ellen G. Cooper				M		C

William H. Cunningham		M	M	M	M

Reginald E. Davis	M		M

Dennis R. Glass				C

Eric G. Johnson		M	M	M	C

Gary C. Kelly	M				M

M. Leanne Lachman	C

Dale LeFebvre	M		M

Janet Liang		M			M

Michael F. Mee		M		M	M

Patrick S. Pittard		C

Lynn M. Utter			M		M

Number of Meetings in 2022	9	5	4	—	6	—

⬛  Shaded cells denote committee chair.

[1]	The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were 16 such consents in 2022.

The functions and responsibilities of our Board’s standing committees are described on the following pages. Charters for the Audit, Compensation, Corporate Governance, Executive, and Finance Committees are available on the Corporate Governance page of our website at www.LincolnFinancial.com.

18               Lincoln National Corporation 2023 Proxy Statement

Board Committees  ◾  Governance

Audit Committee

Chair: Lachman

Members: Connelly, Davis, Kelly and LeFebvre

The primary function of the Audit Committee is oversight, including risk oversight. This includes:

◾	assisting the Board in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; (5) our risk assessment and risk management policies and processes; and (6) our policies regarding information technology security and protection from cyber risks

◾	hiring, firing, and evaluating the performance of the independent auditors and approving their compensation and all of their engagements

◾	discussing the timing and process for implementing the rotation of the lead audit partner

◾	discussing our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders

◾	inquiring about significant risks and exposures, if any, and reviewing and assessing the steps taken to monitor and manage them
◾	reviewing and discussing the risk policies and procedures adopted by management, and the implementation of these policies

◾	reviewing the qualifications and backgrounds of senior risk officers

◾	preparing the report required for inclusion in our annual proxy statement

◾	overseeing procedures for handling complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters

◾	consulting with management before the appointment or replacement of the internal auditor

◾	reporting the Audit Committee’s activities to the Board on a regular basis and making any recommendations to the Board that the Audit Committee deems appropriate

The Board has determined that three of its Audit Committee members, Reginald E. Davis, Gary C. Kelly and Dale LeFebvre, qualify to be named as “audit committee financial experts” under SEC rules. The Audit Committee may obtain advice and assistance from internal or external legal, accounting or other advisers.

More information regarding the Audit Committee, including the Audit Committee Report, can be found under “Ratification of Appointment of Independent Registered Public Accounting Firm.”

Lincoln National Corporation 2023 Proxy Statement               19

Governance  ◾  Board Committees

Compensation Committee

Chair: Pittard

Members: Cunningham, Johnson, Liang and Mee

The principal functions of the Compensation Committee include:

◾	establishing our general compensation philosophy in consultation with the compensation consultant and senior management

◾	ensuring that succession plans are in place for the CEO and other executive officers

◾	reviewing and approving corporate goals and objectives for the CEO and executive officers’ compensation

◾	evaluating the CEO’s performance and setting the CEO’s compensation level based on this evaluation

◾	evaluating annually whether the Company’s compensation programs create unnecessary risks that could harm the Company

◾	reviewing with management the Compensation Discussion & Analysis to be included in the proxy statement
◾	reviewing and approving the strategies, policies and programs related to the compensation of our executive officers and other key personnel

◾	making recommendations to the Board regarding incentive compensation and equity-based plans, and approving all grants and awards to executive officers under such plans

◾	approving employment and severance agreements for executive officers

◾	approving certain employee benefit and executive compensation plans and programs, and changes to such plans and programs

◾	reporting the Compensation Committee’s activities to the Board on a regular basis and making any recommendations the Compensation Committee deems appropriate

The Compensation Committee may retain or obtain advice on executive compensation-related matters from a compensation consultant, outside legal counsel or other adviser. The committee is directly responsible for appointing, compensating and overseeing the work of any such advisers and must consider certain independence factors before hiring them. More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, can be found in “Compensation Discussion & Analysis.”

20               Lincoln National Corporation 2023 Proxy Statement

Board Committees  ◾  Governance

Corporate Governance Committee

Chair: Connelly

Members: Cunningham, Davis, Johnson, LeFebvre and Utter

The principal functions of the Corporate Governance Committee include:

◾	identifying individuals qualified to become Board members

◾	making recommendations to the Board regarding the compensation program for directors

◾	recommending to the Board nominees for director (including those recommended by shareholders in accordance with our bylaws)

◾	making recommendations to the Board regarding the size of the Board and the membership, size, structure and function of its committees

◾	developing and recommending to the Board standards for determining the independence of directors
◾	helping evaluate the Board and individual directors

◾	taking a leadership role in shaping our corporate governance and recommending to the Board the corporate governance principles applicable to us

◾	overseeing the Company’s strategy and reputation regarding sustainability and corporate social responsibility

◾	reporting the Corporate Governance Committee’s activities to the Board on a regular basis and making any recommendations the Corporate Governance Committee deems appropriate

The Corporate Governance Committee may hire and terminate search firms; approve any search firm’s fees and terms of retention; and seek advice and assistance from internal or external legal, accounting or other advisers.

Executive Committee

Chair: Glass

Members: Cooper, Cunningham, Johnson and Mee

The principal function of the Executive Committee is to act for the Board, when necessary, between Board meetings. In such instances, the Executive Committee may act for the Board in managing and directing the Company’s business and affairs, except for matters expressly delegated to another committee or the full Board. The Executive Committee reports any actions it takes to the Board as soon as practicable.

Lincoln National Corporation 2023 Proxy Statement               21

Governance  ◾  Board Committees

Finance Committee

Chair: Johnson

Members: Cunningham, Kelly, Liang, Mee and Utter

The principal functions of the Finance Committee include:

◾	reviewing and providing guidance to senior management with respect to:

–	our annual three-year financial plan

–	our capital structure, including issuance of securities by us or any of our affiliates, significant “off balance sheet” transactions, and our dividend and share repurchase strategies

–	our reinsurance strategies

–	proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments

◾	reviewing our overall credit quality and credit ratings strategy
◾	reviewing the general account and our investment policies, strategies and guidelines

◾	reviewing our hedging program and the policies and procedures governing the use of financial instruments, including derivatives

◾	reviewing the funding adequacy of our qualified pension plans, including significant actuarial assumptions, investment policies and performance

◾	reporting the Finance Committee’s activities to the Board on a regular basis and making any recommendations the Finance Committee deems appropriate

The Finance Committee may seek advice and assistance from internal or external legal, accounting or other advisers.

Committee on Corporate Action

The Committee on Corporate Action was formed to delegate to the sole member, the CEO, the authority to take certain actions on behalf of the Board in accordance with limits set by the Board. The principal functions that have been delegated to the Committee on Corporate Action include:

◾	determining the pricing of the securities offered from our shelf registration statement, including all rates, payments, ratios, discounts and other financial measures related to the pricing of such securities

◾	appointing and removing certain classes of our officers as the Board may determine by resolution
◾	approving, as necessary, the underwriting agreement, form of security, and other transaction documents relating to the offering and sale of securities under our shelf registration statement

22               Lincoln National Corporation 2023 Proxy Statement

Director Orientation and Continuing Education  ◾  Governance

Director Orientation and Continuing Education

Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation to our Company, including our business, strategy and governance. New directors participate in an orientation program with senior business and functional leaders from all areas of the Company, during which there is discussion of strategic priorities and key risks and opportunities.

On an ongoing basis, directors receive presentations on a variety of topics related to their work on the Board and within the insurance and financial services industries, both from senior management and from experts outside of the Company, for example at our annual Board retreat. Board and Committee presentations, regular communications and firm and other industry events help to keep directors appropriately apprised of key developments in our businesses and in our industry, including material changes in regulations, so that they can carry out their oversight responsibilities. We also encourage directors to enroll in continuing education programs sponsored by third parties at our expense.

Communications with Directors

Shareholders and others who wish to communicate with the full Board or its outside (nonexecutive) directors may do so by sending a letter to either “The Board of Directors” or “The Outside Directors,” as appropriate, via email to:

independentdirectors@LFG.com

or by mail at our principal executive offices:

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

Attention: Office of the Corporate Secretary

Our Corporate Secretary receives and processes all communications and will refer applicable communications to the Chair. If a communication relates to possible violations of our Code of Conduct or contains concerns or complaints regarding our accounting, internal auditing controls, auditing matters, potential violations of securities laws or other related concerns, it will be referred to the Audit Committee, which has a policy for the receipt and treatment of such reports. The policy can be found on our website at www.LincolnFinancial.com.

You may communicate with the Board anonymously and/or confidentially. However, if you submit your communication anonymously, we will not be able to contact you in the event we require further information. Also, while we will attempt to preserve your confidentiality whenever possible, we cannot guarantee absolute confidentiality.

Lincoln National Corporation 2023 Proxy Statement               23

Item 1 | Election of Directors

Item 1 | Election of Directors

Nominees for Director

The Board has nominated for reelection all of the current directors, except for Dennis R. Glass and Patrick S. Pittard, who have not been nominated for reelection and whose terms will end at the conclusion of the 2023 Annual Meeting. The Board’s decision not to nominate Mr. Glass and Mr. Pittard for reelection was not a product of any disagreement with them or other event or circumstance which would have disqualified them from service on the Board. The Company is grateful to each of Mr. Glass and Mr. Pittard for their contributions and their many years of dedicated service on the Board and to the Company.

If elected, each director nominee will hold office until the next annual meeting and until his or her respective successors are elected and qualified. Of the nominees standing for reelection, only Ms. Cooper is a current officer of the Company. In addition to annual elections, our bylaws require our directors to be elected by a majority of votes cast in an uncontested election.

Each director nominee brings a strong background and set of skills to the Board, giving the Board as a whole expertise, diversity and experience in a wide variety of areas directly relevant to the oversight and implementation of the Company’s strategy. The Board believes that all of our director nominees have integrity and honesty and adhere to high ethical standards. They have also demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company.

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy, your proxy will be voted for each of the nominees below. Each nominee is a current director of the Company and has agreed to continue serving on the Board if elected. If any nominee is unable to serve as a director, proxies may be voted for another person designated by the Board.

Age: 62 Director since: 2016 Chair, Corporate Governance Committee Member, Audit Committee

Deirdre P. Connelly

Retired President, North American Pharmaceuticals of GlaxoSmithKline

Career

Ms. Connelly was President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company, from 2009 until her retirement in 2015. Before that she served as President, U.S. Operations for Eli Lilly and Company from 2005 to 2009.

Qualifications

Substantial leadership experience and expertise as a senior executive of large publicly traded companies with global operations. She has extensive knowledge and expertise in strategy, operations, finance and capital management, brand marketing and product development.

Other public company boards

Macy’s, Inc., 2008–present.

Genmab A/S, 2017–present.

24               Lincoln National Corporation 2023 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 58 Director since: 2022 Member, Executive Committee

Ellen G. Cooper

President and Chief Executive Officer of Lincoln National Corporation

Career

Ms. Cooper has served as our President and Chief Executive Officer since May 2022. She also serves as President of, and serves on the boards of, our principal insurance subsidiaries. Ms. Cooper joined Lincoln National Corporation in 2012 as Executive Vice President and Chief Investment Officer, serving in that role through November 2021. From 2019 to May 2022, Ms. Cooper also held the additional role of Head of Enterprise Risk, and from March 2021 to May 2022 she also led the Company’s Annuity Solutions Group. In addition, from 2015 to 2021, Ms. Cooper also served as Chair of the Lincoln Variable Insurance Products Trust board, which oversees our sponsored mutual funds available in variable life and variable insurance products.

Qualifications

A seasoned executive with broad and deep life insurance industry experience, including over a decade with Lincoln. Ms. Cooper also has extensive experience in finance, investments, strategic planning, risk management and talent management and brings a deep knowledge of our company, its competitors, and its products.

Other public company boards

None.

Age: 79 Director since: 2006 Lead Independent Director since: 2022 Member, Compensation, Corporate Governance, Executive and Finance Committees

William H. Cunningham

Professor at The University of Texas at Austin and James J. Bayless Chair for Free Enterprise at The University’s McCombs School of Business

Career

Mr. Cunningham has been a professor at The University of Texas since 2000. Before that he served as Chancellor and CEO of The University of Texas System, as President of The University of Texas at Austin and as Dean of the McCombs School of Business.

Qualifications

Substantial experience in accounting, marketing, finance and corporate governance, as well as experience leading a large public institution. Mr. Cunningham also has significant experience serving on public company boards, including over 30 years in our industry, including his time as a Director of Jefferson-Pilot Corporation, a public insurance company with whom we merged in 2006. Mr. Cunningham served as our independent Chair of the Board from 2009 to 2022, when he transitioned to the role of Lead Independent Director.

Other public company boards

John Hancock Mutual Funds, 1986–present.

Southwest Airlines Co., 2000–present.

Lincoln National Corporation 2023 Proxy Statement               25

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 60 Director since: 2020 Member, Audit and Corporate Governance Committees

Reginald E. Davis

Senior Executive Vice President and President of Banking, New York Community Bancorp, Inc.

Career

Mr. Davis currently serves as Senior Executive Vice President and President of Banking, New York Community Bancorp, Inc. He served as Executive Vice President and President of Banking at Flagstar Bank, FSB, since 2020, prior to Flagstar Bank’s acquisition by New York Community Bancorp in December 2022. Prior to joining Flagstar Bank, Mr. Davis served as Executive Vice President and Head of Business Banking at SunTrust Bank (now Truist Bank) from 2012 to 2019. Prior to SunTrust, he served as President of Royal Bank of Canada’s U.S. banking operations and held executive level positions at Wachovia Bank (now Wells Fargo).

Qualifications

Over 35 years of financial services experience, including extensive consumer banking experience; substantial experience in consumer insights and technology/fintech, capital and risk management and talent management, including management of a distributed workforce and diversity and inclusion.

Other public company boards

None.

Age: 72 Director since: 1998 Chair, Finance Committee Member, Compensation, Corporate Governance and Executive Committees

Eric G. Johnson

Chief Executive Officer of Baldwin Richardson Foods Company

Career

Since 1997, Mr. Johnson has served as CEO of Baldwin Richardson Foods Company, a privately held manufacturer of products for the food service industry. Mr. Johnson also served as President of Baldwin Richardson Foods from 1997 to 2020.

Qualifications

Extensive executive management skills; expertise in marketing, finance and the development and execution of corporate strategy; experience in mergers and acquisitions. Through his years of service on our Board, Mr. Johnson has also developed a deep base of knowledge regarding our business and our industry.

Prior public company board service in past five years

SUPERVALU, INC., 2013–2018.

26               Lincoln National Corporation 2023 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 68 Director since: 2009 Member, Audit and Finance Committees

Gary C. Kelly

Executive Chairman of the Board of Southwest Airlines Co.

Career

Mr. Kelly has been Executive Chairman of the Board of Southwest Airlines since February 2022, having previously served as CEO of Southwest Airlines since 2004, and Chairman since 2008. He also served as President of Southwest from 2008 to 2017. Prior to that, Mr. Kelly held a number of senior-level positions within the Southwest organization, including CFO. Before joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.

Qualifications

Executive leadership and management experience at the highest levels of a public company; ability to provide insights into operational, regulatory and governance matters; substantial expertise in finance, accounting, and financial reporting.

Other public company boards

Southwest Airlines Co., 2004–present.

Age: 80 Director since: 1985 Chair, Audit Committee Ms. Lachman also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

M. Leanne Lachman

President of Lachman Associates LLC and Executive-in-Residence, Columbia Graduate School of Business

Career

Ms. Lachman has served since 2003 as President of Lachman Associates LLC, an independent real estate consultancy, and since 2000 as an Executive-in-Residence at Columbia Business School. Before that she was Managing Director of Lend Lease Real Estate Investments, an institutional investment manager.

Qualifications

Extensive background in real estate analysis, investment, management and development, and international operations. Through her years of service on our Board, she has acquired a deep understanding of our business, our organization and our industry.

Prior public company board service in past five years

Liberty Property Trust, 1994–2018.

Lincoln National Corporation 2023 Proxy Statement               27

Item 1 | Election of Directors  ◾  Nominees for Director

Age: 52 Director since: 2021 Member, Audit and Corporate Governance Committees

Dale LeFebvre

Founder and Chairman, 3.5.7.11

Career

Mr. LeFebvre is the Founder and Chairman of 3.5.7.11, a controlled investor private equity firm. Prior to the founding of 3.5.7.11 in 2008, LeFebvre was a managing partner and founder of AIC International Investments, and prior to that, a managing partner at Pharos Capital Group. Earlier in his career, he gained strategic management experience working at several Wall Street merger and acquisition firms, and he began his career as an analyst at McKinsey & Company.

Qualifications

An entrepreneur with extensive experience in investments, capital management, mergers and acquisitions and capital and risk management, as well as strategic planning, product innovation and talent management.

Other public company boards

None.

Age: 55 Director since: 2021 Member, Compensation and Finance Committees

Janet Liang

Executive Vice President, Group President and Chief Operating Officer, Care Delivery, for Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals

Career

Ms. Liang is a member of Kaiser Permanente’s National Executive Team and has served as Executive Vice President, Group President and COO, Care Delivery, for Kaiser Foundation Health Plan Inc. and Hospitals since 2020. She joined Kaiser Permanente in 2001. Prior to her current role, Ms. Liang served as President of Kaiser Foundation Health Plan, Inc. and Hospitals of Hawaii for seven years. She also held executive roles over a 15-year career at Group Health Cooperative, a regional health plan in Washington State.

Qualifications

A proven leader in the health care and health care insurance industry with extensive leadership and operational experience, as well as capital management, marketing and talent management expertise.

Other public company boards

None.

28               Lincoln National Corporation 2023 Proxy Statement

Nominees for Director  ◾  Item 1 | Election of Directors

Age: 80 Director since: 2001 Member, Compensation, Executive and Finance Committees

Michael F. Mee

Retired Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company

Career

From 1994 to 2001, Mr. Mee was Executive Vice President and CFO of Bristol-Myers Squibb Co., a pharmaceutical and health care products company, where he was also a member of the Office of the Chairman. Before joining Bristol-Myers Squibb, Mr. Mee served in senior financial executive positions with several Fortune 500 companies.

Qualifications

Significant public accounting and financial reporting skills; extensive management experience and leadership skills; expertise in corporate strategy, development and investments, international operations and risk assessment.

Other public company boards

None in the past five years.

Age: 60 Director since: 2017 Member, Corporate Governance and Finance Committees

Lynn M. Utter

Operating Partner, Atlas Holdings LLC

Career

Since 2018, Ms. Utter has been an Operating Partner at Atlas Holdings LLC, a private investment firm that owns and operates a portfolio of companies in a variety of industrial fields. Prior to that, Ms. Utter served as CEO of First Source, LLC, from 2016 to 2018. She previously served as President and Chief Operating Officer of Knoll Office, a designer and manufacturer of office furniture products, from 2012 to 2015. She also served as President and Chief Operating Officer of Knoll North America from 2008 to 2012.

Qualifications

Executive leadership experience in key operating roles, including her prior role as chief executive officer. She has had wide-ranging experience as a senior executive in multiple industries and disciplines, including sales, manufacturing and distribution. Ms. Utter has also developed a strong knowledge of strategic planning as a Chief Strategy Officer and strategy consultant.

Other public company boards and prior public company board service in past five years

Vista Outdoor Inc., 2020–present.

WESCO International, Inc., 2006–2021.

NextEra Energy, Inc., 2021–2022.

Lincoln National Corporation 2023 Proxy Statement               29

Compensation of Outside Directors

Compensation of Outside Directors

The Board adheres to the following guidelines in establishing outside director compensation:

◾	We provide competitive compensation to attract and retain high-quality outside directors; and

◾	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with those of our shareholders.

In accordance with our Guidelines, the Board’s compensation program is reviewed and assessed annually by the Corporate Governance Committee. As part of this review, the Corporate Governance Committee typically solicits the input of outside compensation consultants. During 2022, the Corporate Governance Committee asked Pay Governance LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our outside directors, and to provide competitive data for both the role of Non-Executive Chair and Lead Independent Director. The independent compensation consultant prepared its analysis based on the same compensation peer group used for the Company’s annual executive compensation review, and the analysis was further informed by general industry data developed based on companies in the S&P 500. As a result of that review and the Committee’s discussion, the Corporate Governance Committee set the compensation for the Non-Executive Board Chair and Lead Independent Director. No other changes were made to the Board compensation for 2022.

The following table shows the outside director fees in effect through May 26, 2022 and the revised fee structure for the Non-Executive Chair and Lead Independent Director that became effective May 27, 2022:

Fees	2022 (through May 26)	2022 (effective May 27)

Non-Executive Chair

Annual retainer (cash)	N/A	$375,000

Deferred LNC Stock Units	N/A	$150,000

Total Non-Executive Chair Fees	N/A	$525,000

Independent Chair / Lead Independent Director	Independent Chair	Lead Independent Director

Annual retainer (cash)	$120,000	$110,000

Deferred LNC Stock Units	$376,000	$225,000

Total Independent Chair / Lead Independent Director Fees	$496,000	$335,000

Directors other than Non-Executive Chair and Independent Chair/Lead Independent Director

Annual retainer (cash)	$110,000	$110,000

Deferred LNC Stock Units	$165,000	$165,000

Total Board Fees	$275,000	$275,000

Committees (cash)

Audit Committee Chair	$ 35,000	$ 35,000

Audit Committee Member	$ 10,000	$ 10,000

Compensation Committee Chair	$ 25,000	$ 25,000

Other Committee Chair	$ 20,000	$ 20,000

30               Lincoln National Corporation 2023 Proxy Statement

Share Ownership Requirements  ◾  Compensation of Outside Directors

Share Ownership Requirements

Lincoln’s share ownership guidelines require outside directors to hold, within five years of joining the Board, interests in the Company’s common stock equal to five (5) times their applicable annual cash retainer ($1,875,000 for the Non-Executive Chair and $550,000 for each other outside director). Interests in our common stock that count toward the share ownership guidelines include Deferred LNC Stock Units and LNC common stock owned outright. As of December 31, 2022, all of our outside directors had interests in the Company’s common stock at least equal to the required threshold, with the exception of Mr. Davis, who was elected to the Board in August 2020 and has until August 2025 to meet the full share ownership requirement, and Mr. LeFebvre and Ms. Liang, who were elected to the Board in November 2021, and have until November 2026 to meet the full share ownership requirement.

Optional Deferral of Annual Cash Retainer

In addition to receiving Board fees in the form of Deferred LNC Stock Units, directors may defer the cash component of their annual and committee retainers into various investment options under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).

The investment options of the Directors’ DCP track those offered to employees under the LNC Deferred Compensation and Supplemental/Excess Retirement Plan (the “DC SERP”) and include a Lincoln National Corporation Stock Fund investment option (the “LNC Stock Fund”). Like the DC SERP, the Directors’ DCP uses “phantom” versions of the investment options, meaning that accounts are credited with earnings or losses as if the amounts had been invested in the chosen investment options, and dividends are reinvested in additional phantom units.

All deferred amounts, including the portion of the annual retainer paid in Deferred LNC Stock Units, are payable only when the director retires or resigns from the Board. In addition, amounts invested in the LNC Stock Fund at the time of distribution are only payable in shares of LNC common stock.

Meeting Fees

No additional fees are paid for attending regularly scheduled Board or committee meetings, although the Corporate Governance Committee has discretion to recommend additional compensation ($1,100 per meeting) for additional meetings. No such additional compensation was paid for 2022.

Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each LNY board and committee meeting they attend. During all or a portion of 2022, three outside directors — Ms. Lachman, Mr. Pittard and Mr. George W. Henderson, III — also served as directors of LNY.

Other Benefits

In addition to the compensation listed above, we offer our outside directors the following benefits:

◾

Financial planning services — reimbursement of up to $20,000 for an initial financial plan and $10,000 for annual updates. The services must be provided by a Lincoln Financial Network (“LFN”) financial planner for the director to be reimbursed.

◾

Participation — at the director’s own expense — in certain health and welfare benefits, including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.

◾

Participation in a matching charitable gift program through which Lincoln Financial Foundation, Inc. (the “Lincoln Financial Foundation”) matches donations from the director to one or more eligible organizations, up to an annual total of $15,000 for all gifts.

Lincoln National Corporation 2023 Proxy Statement               31

Compensation of Outside Directors  ◾  Directors’ Compensation Table

Compensation of Non-Employee Directors* During 2022

Name	Fees earned or paid in cash[1] ($)	Stock awards[2] ($)	All other compensation ($)		Total ($)

Deirdre P. Connelly	140,000	165,000	—		305,000

William H. Cunningham[5]	114,066	286,396	15,000	[4]	415,462

Reginald E. Davis	120,000	165,000	—		285,000

Dennis R. Glass[6]	223,558	89,423	—		312,981

George W. Henderson, III[7]	16,500	20,167	7,500	[4]	44,167

Eric G. Johnson	130,000	165,000	—		295,000

Gary C. Kelly	120,000	165,000	10,000	[3]	295,000

M. Leanne Lachman	164,400	165,000	25,000	[3,4]	354,400

Dale LeFebvre	120,000	165,000	15,000	[4]	300,000

Janet Liang	110,000	165,000	4,594	[4]	279,594

Michael F. Mee	110,000	165,000	—		275,000

Patrick S. Pittard	154,400	165,000	25,000	[3,4]	344,400

Lynn M. Utter	110,000	165,000	15,000	[4]	290,000

*	Ellen G. Cooper, our President and CEO, receives no additional compensation in respect of her services as a director and, therefore, is not included in this table.

[1]

The fees shown in this column include annual retainer fees paid in cash and also include any fees that an outside director was paid as the chair of a committee, as a member of the Audit Committee, or for service on the board of directors of LNY. Fees are pro-rated for partial service during the year. For their service on the LNY board during 2022, Ms. Lachman and Mr. Pittard each received a total of $19,400 in fees and Mr. Henderson received a total of $1,833 in fees.

32               Lincoln National Corporation 2023 Proxy Statement

Directors’ Compensation Table  ◾  Compensation of Outside Directors

[2]

The fair value of the stock awards was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”). The assumptions made in calculating the grant date fair value of stock awards are set forth in Note 18 of the Notes to the Consolidated Financial Statements, included in Item 8 of our Form 10-K for the fiscal year ended December 31, 2022. The following table shows the number of Deferred LNC Stock Units held by each director as of December 31, 2022. None of the directors held any Options as of such date, except for Mr. Glass. See “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year End” for Mr. Glass’s outstanding Options and other outstanding equity awards as of December 31, 2022, all of which were granted while he was our President and CEO.

Name	Deferred LNC Stock Units*

Deirdre P. Connelly	22,513

William H. Cunningham	139,804

Reginald E. Davis	7,996

Dennis R. Glass	2,396

Eric G. Johnson	82,001

Gary C. Kelly	45,718

M. Leanne Lachman	52,367

Dale LeFebvre	7,332

Janet Liang	6,803

Michael F. Mee	98,294

Patrick S. Pittard	15,273

Lynn M. Utter	29,722

*

Deferred LNC Stock Units include amounts reported in the Stock Awards column of the 2022 Compensation table above, phantom units awarded under the LNC Directors’ Value Sharing Plan, which was terminated on July 1, 2004, and any phantom units held by the director in the LNC Stock Fund under the Directors’ DCP pursuant to an election to defer cash Board fees, plus any accrued dividend equivalents, which are automatically reinvested in additional phantom units of our common stock per the terms of the applicable plan.

[3]	Includes the reimbursement of fees paid to a LFN financial planner for financial planning services in the amount of $10,000 for Ms. Lachman, Mr. Kelly and Mr. Pittard.

[4]

Reflects contributions made on the director’s behalf under the matching charitable gift program in the amount of $15,000 for Messrs. Cunningham, LeFebvre and Pittard and Mses. Lachman and Utter, $7,500 for Mr. Henderson and $4,594 for Ms. Liang.

[5]	Mr. Cunningham served as Chair of the Board until May 27, 2022, when he assumed the role of Lead Independent Director and the revised fee structure went into effect, as described above.

[6]

Mr. Glass assumed the role of Non-Executive Chair of the Board effective May 27, 2022. The compensation in this table reflects his 2022 compensation for his services in this role. For his 2022 compensation as President and CEO, see “Executive Compensation Tables – Summary Compensation Table.”

[7]	Mr. Henderson passed away on February 13, 2022.

Lincoln National Corporation 2023 Proxy Statement               33

Item 2 | Ratification of Appointment

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage them or consider other firms. In doing so, the Audit Committee considers the auditor’s service quality and efficiency, capability, technical expertise, and knowledge of our operations and industry. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2023. We have engaged this firm and its predecessors in this capacity continuously since 1968 for LNC and since 1966 for subsidiaries of LNC. In addition, the Audit Committee is involved in the selection of Ernst & Young’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely.

As a matter of good corporate governance, we request that our shareholders ratify (approve) this appointment, even though this is not required. If shareholders do not ratify this appointment, the Audit Committee will take note of that and may reconsider its decision. If shareholders do ratify this appointment, the committee will still have discretion to terminate Ernst & Young and retain another accounting firm at any time during the year.

Representatives of Ernst & Young will be present at the Annual Meeting, where they will be given the opportunity to make a statement if they wish to do so. They will also be available to respond to questions about their audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2022.

Independent Registered Public Accounting Firm Fees and Services

The table below shows the total fees that Ernst & Young received for professional services rendered for fiscal years 2022 and 2021, with a breakdown of fees paid for different categories of work.

	Fiscal year ended- December 31, 2022	% of Total Fees	Fiscal year ended- December 31, 2021	% of Total Fees

Audit Fees[1]	$12,304,196	81.8%	$11,916,848	82.5%

Audit-Related Fees[2]	2,744,915	18.2%	2,522,115	17.5%

Tax Fees[3]	—	—	—	—

All Other Fees	—	—	—	—

Total Fees	$15,049,111	100.0%	$14,438,963	100.0%

[1]

Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

[2]

Audit-Related Fees. Audit-related services principally include auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses, and accounting consultations not directly associated with the audit or quarterly reviews.

[3]	Tax Fees. Fees for tax services include tax-filing and advisory services.

34               Lincoln National Corporation 2023 Proxy Statement

Audit Committee Pre-Approval Policy  ◾  Item 2 | Ratification of Appointment

Audit Committee Pre-Approval Policy

The Audit Committee has policies and procedures to preapprove all audit and permissible non-audit services that our independent auditors provide. Management submits to the Audit Committee for approval a schedule of all audit, tax and other related services it expects the firm to provide during the year. The schedule includes examples of typical or known services expected to be performed, listed by category, to illustrate the types of services to be provided under each category. The Audit Committee preapproves the services by category, with specific dollar limits for each category. If management wants to engage the accounting firm for additional services, management must receive approval from the Audit Committee for those services. The Audit Committee chair also has the authority to preapprove services between meetings, subject to certain dollar limitations, and must notify the full Audit Committee of any such preapprovals at its next scheduled meeting.

Other Information

Ernst & Young has advised us that neither it nor any member of the firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. The Company has made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect financial interest in Ernst & Young.

Audit Committee Report

Management has primary responsibility for:

◾	preparing our financial statements;

◾	establishing financial reporting systems and internal controls; and

◾	reporting on the effectiveness of our internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for:

◾	performing an independent audit of our consolidated financial statements;

◾	issuing a report on those financial statements; and

◾	issuing an attestation report on our internal control over financial reporting.

In this context, the Audit Committee has:

◾	reviewed and discussed with management the audited financial statements for fiscal year 2022;

◾

discussed with our accounting firm the matters that the Public Company Accounting Oversight Board (“PCAOB”) requires them to discuss as per Auditing Standard No. 1301, Communications with Audit Committee;

◾	received the written disclosures and letter from our accounting firm that the PCAOB requires regarding the firm’s communications with the Audit Committee concerning independence; and

◾	discussed with our accounting firm that firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2022 be included in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2022, for filing with the SEC.

The Audit Committee

Deidre P. Connelly

Reginald E. Davis

Gary C. Kelly

M. Leanne Lachman, Chair

Dale LeFebvre

Lincoln National Corporation 2023 Proxy Statement               35

Item 3 | Advisory Proposal on Executive Compensation

Item 3 | Advisory Proposal on Executive Compensation

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment regarding the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis” (“CD&A”), and endorse or not endorse our fiscal 2022 executive compensation philosophy, programs and policies, and the compensation paid to the Named Executive Officers. As discussed in detail in the CD&A, our executive compensation principles and underlying programs are designed to:

◾	link executive pay directly to the attainment of short-term and long-term financial/business goals, which we refer to as “pay for performance;”

◾	align the interests of our executive officers with those of our shareholders; and

◾	attract, motivate and retain key executives who are crucial to our long-term success.

Key features of our compensation programs include:

Pay for Performance. We link our executives’ targeted direct compensation to the performance of the Company as a whole, with the largest portion delivered as variable pay in the form of long-term equity awards and an annual incentive award. For instance, for 2022, 89% of our current CEO’s compensation for that role was at risk and variable.

Compensation Tied to Enterprise Performance and Shareholder Return. Our annual and long-term incentive compensation programs have multiple balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

Governance/Compensation Best Practices. Among the best practices we follow: we have an independent Compensation Committee and compensation consultant; we have caps on payouts for incentive compensation; we do not provide tax gross-up benefits upon our change of control, or otherwise, to our executive officers; and we have a double-trigger equity vesting requirement upon a change of control of the Company.

Share Ownership Requirements. Our executives are subject to rigorous share ownership guidelines to further align their interests with the long-term interests of our shareholders. For instance, our CEO is required to hold an amount of our shares equal to seven times his or her base salary, and our other executive officers must hold shares equal to four times their base salary.

In addition, we recognize that strong governance/compensation principles are essential to an effective executive compensation program. These governance/compensation principles and our executive compensation philosophy are established by the Compensation Committee. The Compensation Committee regularly reviews the compensation programs applicable to our executive officers to ensure that the programs support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Our compensation policies and procedures are described in detail in the CD&A.

Although the advisory vote on this proposal is non-binding — meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote — the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions. Notwithstanding the advisory nature of the vote, the resolution will be approved if more votes are cast for the proposal than against it. Abstentions and broker non-votes will not count as votes cast either for or against the proposal. We intend to hold a non-binding advisory vote on executive compensation each year, with the next such vote at our 2024 Annual Meeting of Shareholders.

36               Lincoln National Corporation 2023 Proxy Statement

Item 3 | Advisory Proposal on Executive Compensation

We urge you to read the CD&A and other information in “Executive Compensation Tables,” which we believe demonstrate that our executive compensation programs align our executives’ compensation with our short- and long-term performance; provide the incentives needed to attract, motivate and retain key executives crucial to our long-term success; and align the interests of our executive officers with those of our shareholders.

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2022 compensation tables regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

Lincoln National Corporation 2023 Proxy Statement               37

ITEM 4 | Advisory Proposal on the Frequency of Future Advisory Resolutions on Executive Compensation

ITEM 4 | Advisory Proposal on the Frequency of Future Advisory Resolutions on Executive Compensation

Section 14A of the Securities Exchange Act provides for our shareholders to have an opportunity at least once every six years to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. The last vote held on this matter was in 2017. You may vote on whether you prefer an advisory vote every one, two or three years. You may also choose to abstain from voting on the matter.

The Board believes that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for our shareholders, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

Note that you are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices with respect to this proposal: a one-, two- or three-year frequency or shareholders may abstain from voting on the proposal. Because this vote is advisory and not binding, the Board may decide that it is in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation at a frequency other than the option selected by the shareholders.

38               Lincoln National Corporation 2023 Proxy Statement

Compensation Discussion & Analysis

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) contains information about:

◾	our fundamental pay-for-performance compensation philosophy

◾	the structure of our compensation programs and the reasoning behind this structure

◾	how compensation decisions are made and how our compensation programs are administered

◾	the compensation we paid under our performance-based incentive programs for performance periods ending in 2022, and how it related to our short- and long-term performance results

The CD&A also details the compensation of our NEOs (also referred to as “executives” or “executive officers”) included in the “Executive Compensation Tables” section of this proxy statement. These NEOs are:

Ellen G. Cooper	President and CEO[1]

Randal J. Freitag	Executive Vice President and CFO[2]

Matthew Grove	Executive Vice President, Head of Individual Life & Annuities and LFN

James Reid	Executive Vice President and President, Workplace Solutions

Kenneth S. Solon	Executive Vice President, Chief Information Officer and Head of IT, Digital and Enterprise Services

Dennis R. Glass	Former President and CEO[3]

[1]

Ms. Cooper became the President and Chief Executive Officer effective May 27, 2022, after the 2022 Annual Meeting of Shareholders. Prior to that date, she served as Executive Vice President, Head of Enterprise Risk and Annuity Solutions.

[2]	Mr. Freitag served as Executive Vice President and CFO until February 17, 2023, at which time he ceased to be an executive officer of the Company. His employment with the Company ended March 31, 2023.

[3]	Mr. Glass served as President and Chief Executive Officer until May 27, 2022, when he retired as an executive officer and assumed the role of non-executive Chair of the Board.

We encourage you to read the CD&A in conjunction with the information in “Executive Compensation Tables.”

To ensure the continued effectiveness of our pay-for-performance culture, the Compensation Committee annually engages in a robust and rigorous process to review, discuss and approve the elements, measures, targets, weightings and payouts of our executive compensation programs. In setting the programs’ performance measures and goals, the Compensation Committee chooses metrics that drive our overall corporate strategy, are linked to our long-term financial plan and reflect our shareholders’ feedback. The compensation of our executives is tied closely to the achievement of short- and long-term goals that support our long-term business strategy and measure the creation of sustainable long-term shareholder value.

Lincoln National Corporation 2023 Proxy Statement               39

Compensation Discussion & Analysis  ◾  Executive Summary

Executive Summary

2022 Full Year Business Performance Overview

As a company that has been in business for 118 years, we recognize that a focus on our purpose is what will keep us in the business of providing value to our customers, employees, communities and shareholders for the next century and beyond. At our core, our purpose is to provide financial protection and security solutions that empower people to take charge of their financial lives with confidence and optimism. We continue to deliver on this mission and our promises.

During 2022, although the headwinds from COVID-19 began to subside and interest rates began to rise, we experienced other challenges – including the macroeconomic environment with significantly lower equity markets and pressures from within our business. Despite those challenges, we experienced year-over-year sales growth in all four businesses, with new business returns at or above our targets. We also continued to make progress in the implementation of the Spark Initiative, an enterprise-wide initiative aimed at improving expenses while at the same time enhancing our customer and employee experiences.

As we transitioned the leadership of the company to a new CEO and largely new senior leadership team, our strategy has also shifted to focus on the following long-term strategic objectives:

◾	Maximizing distributable earnings and improving free cash flow;

◾	Reducing capital sensitivity to market volatility; and

◾	Further diversifying our earnings mix.

Lincoln has a differentiated business model with a powerful distribution franchise, broad product offerings and a diversified, high-quality investment portfolio. These strengths, aligned with our long-term strategic objectives, set the foundation for strong execution going forward.

During the latter portion of 2022, we took swift and targeted actions and made substantial progress toward fortifying our capital position and increasing the ongoing pace of capital generation. We raised $1 billion of capital through a preferred equity issuance, which increased capital in our insurance subsidiary and provides for the full prefunding of our September 2023 debt maturity. Other accomplishments included fully repositioning our variable annuity hedge strategy to align with the objectives to maximize distributable earnings and reduce capital sensitivity to market volatility.

Going forward, as we look to grow the business and maximize long-term shareholder value, we expect to continue to grow profitably in all four of our businesses and deliver strong earnings across our Retail (Life Insurance and Annuities) and Workplace Solutions (Group Protection and Retirement Plan Services) businesses. We are focused on delivering a robust level of sales with a more capital-efficient product mix that we expect will result in a lower level of capital allocated to new business. We are able to make this pivot by:

◾	Continuing to evolve our products away from long-term guarantees and to provide more options that are attractive for customers involving risk sharing;

◾	More tightly focusing capital where we have differentiated products and longstanding relationships with key distribution partners;

◾	Using flow reinsurance to enhance capital efficiency; and

◾	Focusing on higher-margin, more capital-efficient products across the Retail and Workplace Solutions businesses.

As we focus on improving profitability, the Spark Initiative is expected to contribute significant savings by the end of 2024 and progress continues on our Group Protection margin expansion efforts.

Our adjusted operating income per share and ending adjusted operating return on equity results for 2022 were impacted by a number of factors, including elevated mortality and morbidity claims related to COVID-19, lower alternative investment income and lower fee income as a result of the significant declines in the equity markets seen in 2022.

This financial performance is directly reflected in the annual and long-term incentive compensation results for our named executive officers for 2022. For example, Ms. Cooper’s payout under the annual incentive program was just

40               Lincoln National Corporation 2023 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

55% of target and her PSAs under the Long-Term Incentive Program for the 2020-2022 cycle paid out at zero percent, showing a clear link between pay and Company performance, as discussed further below under “Our Pay for Performance Philosophy.”

More information on our business performance during 2022 is available in our 2022 Annual Report to Shareholders that accompanies this proxy statement.

Our Pay for Performance Philosophy

We believe that those executives with significant responsibility and a greater ability to influence the Company’s results should have a significant portion of their total compensation tied directly to business results. Therefore, the vast majority of our NEO compensation is tied to Company performance. This also means that the vast majority of our NEO compensation is “at risk”— meaning that an executive will not reach his or her targeted pay amounts if the Company’s performance does not meet expectations.

In keeping with this philosophy, annual and long-term incentive awards are the largest components of total NEO compensation, and the fixed pay element — base salary — is the smallest. The variable components are:

◾

The Annual Incentive Program (“AIP”), which ties compensation to a balanced mix of key Company quantitative performance metrics that, while measured annually, also support our long-term strategic goals

◾

The Long-Term Incentive Program (“LTI”), which consists of a mix of long-term equity grants — including nonqualified stock options to purchase our common stock (“Options”), restricted stock units (“RSUs”), and performance share awards (“PSAs”) tied to absolute and relative metrics that reward increased shareholder value, and the achievement of other enterprise-wide goals, as applicable, over a three-year period

As the following charts show, the vast majority of our current CEO’s and other NEOs’ 2022 target direct compensation is variable (i.e., based on company performance, including that of our stock price) and at risk.

Note, the relative weightings shown in these charts assume payment at target and therefore will not align exactly with the amounts disclosed in the Summary Compensation Table in “Executive Compensation Tables.” The target pay mix presented for our current CEO reflects an annualized target pay mix using her base salary and AIP target effective upon her assumption of the CEO role on May 27, 2022.

The results of the 2022 AIP and 2020-2022 LTI clearly demonstrate how our executives’ compensation is tied to Company performance:

◾

The 2022 AIP paid out well below target, as the Income from Operations per Share goal result did not meet the threshold level of performance for any payout under the plan. This goal had the largest weighting among the 2022 AIP goals for each of the NEOs other than our former CEO.

◾

The 2020-2022 LTI paid out at 0%. All of the PSAs awarded under the 2020-2022 LTI were forfeited, as neither the Operating ROE goal result nor the Relative TSR goal result met the threshold level of performance for any payout under the plan.

Lincoln National Corporation 2023 Proxy Statement               41

Compensation Discussion & Analysis  ◾  Executive Summary

The following chart shows how Company performance specifically impacted the 2022 realized compensation of our former CEO and current CEO. Compared to the value of their 2022 target compensation, Mr. Glass’s actual realized compensation for 2022 was just 36% of his target opportunity and Ms. Cooper’s actual realized compensation was 50% of her opportunity.

For the purposes of the chart:

◾	“Target” compensation includes:

–	2022 base salary paid (which for Mr. Glass represents his salary paid as CEO)

–	2022 target AIP award (which for Mr. Glass represents his AIP target as CEO)

–	Grant date fair value of the RSUs, PSAs and Options awarded under the 2020-2022 LTI program

Ms. Cooper was serving as the Company’s Chief Investment Officer and Head of Risk when she received her 2020 LTI award.

◾	“Realized” compensation includes:

–	2022 base salary paid

–	2022 actual AIP payout

–	Value of 2020-2022 LTI awards realized upon vesting, to the extent vested

[1]	Target Compensation represents 2022 base salary paid, 2022 target AIP award, and grant date fair value of RSUs, PSAs and Options awarded on February 19, 2020 under the 2020-2022 LTI program.

[2]

Realized Compensation represents 2022 base salary paid, 2022 actual AIP payout (as approved in the first quarter of 2023), value realized upon vesting on May 27, 2022 (for Mr. Glass), or February 19, 2023 (for Ms. Cooper), of the RSUs granted under the 2020-2022 LTI program (not including dividend equivalents accrued and paid). There were no PSAs earned or paid out for the 2020-2022 LTI performance cycle. The Options granted under the 2020-2022 LTI program were all fully vested for Mr. Glass and Ms. Cooper as of May 27, 2022 and February 19, 2023, respectively, but had no value as of the respective vesting dates because they were underwater, with an exercise price of $60.86.

42               Lincoln National Corporation 2023 Proxy Statement

Executive Summary  ◾  Compensation Discussion & Analysis

Executive Compensation Best Practices – What We Do and What We Don’t Do

When evaluating our compensation practices and policies, the Compensation Committee takes into account competitive market trends and best practices, as well as the views of our shareholders. Examples of our governance and compensation practices include:

What we DO	What we DON’T Do

We have robust stock ownership guidelines for our executives	No director or executive officer may pledge, hedge or speculate in Lincoln securities
We have post-vesting stock retention requirements	No excessive perquisites for our executive officers
Awards under our annual and long-term incentive programs are capped	No acceleration of vesting of equity awards upon a change of control without a “double trigger” loss of employment for an NEO as defined in the plan
The Compensation Committee uses an independent compensation consultant for compensation decisions	No tax gross-ups upon our change of control, or otherwise, for our executive officers
There is an annual assessment of compensation risks	No payment of dividends on RSUs or PSAs unless and until the award vests
All long-term incentive awards are granted in equity	No additional years of credited service are provided to NEOs in pension programs
Equity awards have clawback provisions	No compensation programs that encourage unreasonable risk-taking will be implemented
60% of CEO LTI awards were granted as PSAs and 50% of LTI awards were granted as PSAs for our other NEOs	No repricing or exchange of underwater stock options without shareholder approval
We have an annual vote on Say on Pay
We conduct proactive annual shareholder engagement with a formal process to share feedback with the Board

2022 Shareholder Vote on Executive Compensation and 2022 Shareholder Engagement and Response to Feedback

We appreciate and value the views and insights of our shareholders. At our 2022 Annual Meeting of Shareholders, 85% of shareholder votes were cast in favor of the “say on pay” advisory resolution on executive compensation. We annually review the design of our executive compensation program and have continued to evolve our program in light of engagement feedback and the level of support for our say on pay advisory resolution since 2020. In setting executive compensation for 2020, 2021 and 2022, in response to shareholder feedback, the Compensation Committee made certain changes to our executive compensation program to increase alignment with Company performance and shareholder interests, including increasing in each of the last three years the percentage of our CEO’s long-term incentive award granted in PSAs and for 2022 setting the total target direct compensation for our new CEO at a level closer to the median of our peers. In addition, as discussed further below under “Looking Forward,” for the 2023 LTI, the Compensation Committee made certain changes to the relative TSR metric in response to shareholder feedback.

During 2022, we continued our ongoing, proactive shareholder engagement program. This program complements the ongoing dialogue throughout the year among our shareholders, CEO, CFO and Investor Relations team on financial and strategic performance. Our engagement program is designed to reach out to our shareholders and hear their perspectives about issues that are important to them, both generally and with regard to the Company, and gather feedback. We believe this engagement program promotes transparency among our Board, management and our shareholders and builds informed and productive relationships.

In the fall of 2022, we reached out to investors representing over 51% of our shares outstanding and engaged with investors representing approximately 40% of our outstanding shares. The engagement involved discussions on executive compensation as well as various other topics including board leadership, refreshment and composition,

Lincoln National Corporation 2023 Proxy Statement               43

Compensation Discussion & Analysis  ◾  Executive Summary

DE&I efforts and other areas of focus for our shareholders regarding ESG practices and disclosures. If requested, a Board member joined the conversation. The feedback from these meetings was shared with the Compensation Committee and the Corporate Governance Committee, as well as the full Board.

The following table summarizes certain feedback that we received during our 2022 shareholder outreach and what the Company has done related to the shareholder input.

What we heard	What we have done

Support for changes to LTI equity mix for 2022	The Compensation Committee further adjusted the CEO LTI equity mix for 2022, increasing the percentage of PSAs to 60% for both Mr. Glass and Ms. Cooper as CEO, and it also increased the percentage of PSAs to 50% for the other NEOs.

Support for lower quantum of total compensation for new CEO, in light of previously expressed desire for CEO quantum to be at or closer to the median of our peers	The Compensation Committee set Ms. Cooper’s 2022 total target direct compensation as CEO below median market rates, and 26% lower than Mr. Glass’s 2021 total target direct compensation, in consideration of a number of factors, including the philosophy that recently promoted executives should have their initial compensation targeted below median market rates. For more information, see “2022 Compensation Program Changes” below.

Desire for relative TSR metric in LTI program to target above-median performance and cap payouts for negative performance	In response to shareholder feedback, for the 2023 LTI, the Compensation Committee set the target goal for the Relative TSR metric at the 55th percentile and instituted a negative TSR cap, such that payouts under the metric will be capped at 100% in the event that the Company’s three-year TSR as measured under the LTI is negative. See “Looking Forward” below for more information.

Support for the Company’s use of primarily quantitative performance metrics for its AIP and LTI program	It is important to us and to our executives that performance goals be objectively measurable. We have consistently used quantitative performance metrics for our AIP and LTI programs, which provides for a simple and formulaic approach by which our Compensation Committee determines goal achievement and payout amounts under our AIP and the PSA component of our LTI program. As such, when we modified the LTI in 2021 to add a DE&I performance modifier for the PSAs, we structured the new DE&I metric to be based solely on our quantitative diversity targets. Although the Compensation Committee has the ability to apply discretion, such discretion is used rarely and typically only to take into account unanticipated circumstances when measuring goal achievement.

Desire for the Company to continue to embed ESG metrics in its compensation programs	The Compensation Committee built upon the DE&I modifier implemented for the Company’s LTI program for the 2021-2023 cycle by also approving a DE&I modifier for the 2022-2024 cycle, as discussed further under “Long-Term Compensation Awarded or Vested in 2022.”

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Executive Summary  ◾  Compensation Discussion & Analysis

What we heard	What we have done

Desire for the Company to seek shareholder approval of cash severance amounts for executives above a certain threshold	In response to the shareholder vote on a shareholder proposal at our 2022 annual meeting and feedback received during our 2022 outreach, in February 2023 the Compensation Committee adopted a policy that requires the Company to seek shareholder ratification of any new employment agreement, severance agreement or separation agreement with any executive officer, or any new severance plan or policy covering any executive officer, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity. The policy also provides that the Company will not amend the LNC Executives’ Severance Benefit Plan to increase the cash severance benefits under that plan or The Severance Plan for Officers of LNC to increase the cash severance benefits under that plan to an amount in excess of 2.99 times the sum of an executive officer’s base salary plus target bonus opportunity, in each case without seeking shareholder ratification.

As discussed above, based on the feedback from our 2022 shareholder outreach efforts, the Compensation Committee concluded that its decisions made with respect to our new CEO’s compensation for 2022 and the overall design and operation of the Company’s executive compensation program were in large part acceptable to a majority of the Company’s shareholders. Further, in consideration of the feedback from our 2022 shareholder outreach efforts, the Compensation Committee made certain changes to the 2023 executive compensation program, and in particular with respect to the TSR metric in our LTI program, as discussed above and in “Looking Forward” below.

2022 Compensation Program Changes

Effective upon her succession to the role of President and CEO in May 2022, Ms. Cooper’s target direct compensation was as follows:

◾	an annual cash base salary of $1,125,000,

◾	an AIP target of 225% of her base salary, and

◾	an LTI target of 575% of her base salary.

The Compensation Committee determined Ms. Cooper’s total target direct compensation as CEO for 2022 in August 2021, based on an evaluation of peer group and market data as well as other factors, including that she is new to the CEO role and the philosophy that recently promoted executives should have their initial compensation targeted below median market rates. The total target direct compensation established for Ms. Cooper was 26% lower than Mr. Glass’s 2021 total target direct compensation. As discussed further below, her salary increase became effective upon her assumption of the CEO role, and her target opportunity under the 2022 AIP was calculated using her 2022 base salary as of the end of the year and her 2022 AIP target of 180% that was in effect through May 27, 2022 and her new AIP target of 225% for the remaining portion of the year.

In addition, for the third year in a row, the Compensation Committee increased the percentage of our CEO’s LTI mix comprised of PSAs, increasing the percentage from 50% to 60% for both our incoming and outgoing CEOs. Set forth below is a comparison of the 2021 CEO LTI equity award mix for Mr. Glass and the 2022 CEO LTI equity award mix for Ms. Cooper.

Lincoln National Corporation 2023 Proxy Statement               45

Compensation Discussion & Analysis  ◾  Executive Summary

Mr. Glass received 60% of his 2022 award in PSAs, with the remaining 40% granted as RSUs. Given the long-term incentive nature of option awards, the Compensation Committee did not grant Options to Mr. Glass for the 2022 LTI cycle in light of his pending retirement. Per the terms of his award agreements under our plans, Mr. Glass’s outstanding Options, RSUs and PSAs fully vested upon his retirement from the Company, with vesting and actual payout of the PSAs subject to the achievement of the applicable performance goals as certified by the Compensation Committee after the end of each open performance cycle.

In addition, the Compensation Committee adjusted the LTI equity award mix for each of our other NEOs for 2022 to increase the percentage of equity granted as PSAs to 50%. A comparison of the 2021 and 2022 LTI equity award mix for our NEOs other than our CEO is shown below.

For the second year in a row, the Compensation Committee approved a modifier based on DE&I goals for our LTI program, which applies to all program participants that receive PSAs (including each of our NEOs). The DE&I goals for the 2022-2024 performance cycle build on the goals established for the 2021-2023 performance cycle related to growing minority representation at the Company’s officer level, and the modifier, when applied after the results for the other 2022-2024 LTI performance measures have been calculated, could increase or decrease the LTI payout by up to 16%. See “Long-Term Compensation Awarded or Vested in 2022” for more information.

Looking Forward

Among other changes to the compensation program, for 2023, the Compensation Committee approved the following changes to the relative total shareholder return (“Relative TSR”) performance measure in the Company’s LTI plan:

◾

The Compensation Committee adjusted the payout schedule for the Relative TSR metric to provide that target payout on this metric will require above-median performance, as opposed to median performance as has been the requirement with prior-year LTI cycles. For the 2023 LTI, the target goal was set at the 55th percentile for the Relative TSR metric, while median performance with respect to the metric would yield only a 92% payout. This metric continues to have a 50% weighting under the LTI.

◾

The Compensation Committee instituted a negative TSR cap with respect to payouts under the relative TSR metric, such that payouts under the metric will be capped at 100% in the event that the Company’s three-year TSR as measured under the LTI is negative.

In addition, for 2023, the Compensation Committee modified the operating return on equity (“Operating ROE”) performance measure in the LTI plan to provide for one-year operating ROE calculations averaged over the three-year plan, as opposed to using only the operating ROE in the third year of the plan.

The Compensation Committee also approved changes to the AIP to reflect the shift in Lincoln’s strategic objectives to align incentive compensation to these objectives during this year of transition. The changes include adjustments to the weightings of the existing metrics (Income from Operations Per Share, Business Unit Sales and Controllable Costs) to include new metrics designed to incentivize the achievement of specified actions to improve normalized distributable earnings and individual performance against certain strategic priorities directed at ensuring Lincoln’s continued success. Another change in support of Lincoln’s strategic objectives is modifications to the payout slopes for the Business Units Sales metrics to align with the goal of diversifying the sales mix in a capital-efficient manner.

In making these changes to the incentive compensation programs, including the changes to the LTI and AIP, the Compensation Committee considered management’s transition to focus on the successful execution of our enterprise strategic objectives, including maximizing distributable earnings and improving free cash flow, reducing

46               Lincoln National Corporation 2023 Proxy Statement

Components of Our Compensation Program  ◾  Compensation Discussion & Analysis

capital sensitivity to market volatility and further diversifying our earnings mix. The Compensation Committee believes that thoughtful alignment of incentive plan measures with our new strategy is required to drive the right actions to effectively deliver results that we believe will be drivers of the creation of sustainable long-term shareholder value. Accordingly, the Compensation Committee annually when setting incentive compensation takes the enterprise strategy and other factors, such as the macroeconomic environment in which we are currently operating, into consideration when making decisions with respect to executive compensation.

Components of Our Compensation Program

The following table outlines the components of target total direct compensation for 2022 and how each component aligns with our objectives and guiding principles.

Compensation component	What it rewards	How it aligns with our objectives	Performance measured	Fixed or at risk	Cash or equity

Base Salary	◾ Sustained high level of performance ◾ Highly developed skills and abilities critical to success of the business ◾ Experience and time in position	◾ Competitive base salaries enable us to attract and retain top talent ◾ Merit-based salary increases align with our pay-for-performance philosophy	Individual	Fixed	Cash

Annual Incentive Program (“AIP”) Awards	◾ Company performance during the year against key financial and strategic goals ◾ Specific business-segment performance during the year, measured against strategic business-segment goals

◾  Competitive targets enable us to attract and retain top talent

◾  Payouts depend on the achievement of established performance measures and goals that align pay with performance and support shareholder value creation

			Corporate and business segment	At Risk	Cash

Long-term incentive awards

Performance Shares

◾  Meeting or exceeding our return on equity goal

◾  Total shareholder return performance relative to that of other companies in our sector

◾  Meeting or exceeding specified DE&I goals

◾  Continued service

◾  Payout is based on metrics important to our shareholders and critical to value creation

◾  Relative performance metric creates incentive to outperform peers, with absolute metrics rewarding performance versus financial plan and achieving quantitative DE&I objectives

◾  Three-year performance period supports retention and aligns pay with performance over an extended period of time

			Corporate	At Risk	Equity

Restricted Stock Units	◾ Increase in stock price and dividends ◾ Continued service	◾ Value rises or falls as our stock price and dividend increase or decrease ◾ Three-year cliff vesting supports retention	Corporate	At Risk	Equity

Nonqualified Stock Options	◾ Increase in stock price ◾ Continued service	◾ Value is dependent on our stock price; Options have no value unless the stock price increases from the date of grant ◾ Three-year ratable vesting supports retention	Corporate	At Risk	Equity

Lincoln National Corporation 2023 Proxy Statement               47

Compensation Discussion & Analysis  ◾  Our Executive Compensation Program Pay for Performance Philosophy

Our Executive Compensation Program Pay for Performance Philosophy

Our executive compensation program has three key objectives:

◾

Pay for performance. To link executive pay directly to the attainment of short-term and long-term financial/business goals, using short-term metrics that correlate with our business strategy and financial success and long-term metrics that correlate to long-term shareholder value and company strategy.

◾	Alignment with shareholders. To provide compensation arrangements that link the interests of our executive officers to those of our shareholders.

◾

Competitive compensation. To attract and retain key executive talent, taking into consideration market data as well as a number of other factors, including succession planning and the overall level of competition in the market for executive talent.

These objectives, discussed below, guide us in setting and paying compensation to our NEOs.

Pay for Performance

Our executive compensation program is based on a “pay for performance” philosophy: the majority of our executives’ target compensation is made up of variable (“at risk”) compensation, in the form of annual cash incentive awards and long-term equity awards, that is linked to short- and long-term business performance and each individual’s contribution to that performance. In measuring an executive’s contribution, we put a strong emphasis on the individual’s role in implementing strategies and driving performance specific to their function or the operating units they direct.

The key objectives of our pay for performance philosophy are to:

◾	Emphasize compensation that is at risk based on performance rather than compensation that is fixed — for instance, only 11% of our CEO’s target annual pay is fixed;

◾	Allow the compensation of our executives to vary meaningfully with performance; and

◾	Reward the achievement of superior financial results and shareholder returns — in both the short-term and long-term — through balanced incentive programs.

Balanced Performance Measures and Goals

It is important to us and to our executives that performance goals be objectively measurable, and that compensation be paid based on easily understood criteria that drive shareholder value.

To implement our pay for performance philosophy, the Compensation Committee, in consultation with external compensation experts, chooses performance measures for our NEO incentive programs that focus on our overall corporate business strategies and that, if achieved, create sustained growth for our shareholders:

◾	Our AIP is based on the key financial measures indicative of Lincoln’s current and future growth and profitability; and

◾

Our LTI uses measures that correlate directly to the creation of long-term value for Lincoln’s shareholders and company strategy, and, as of the 2021-2023 performance cycle, a diverse and equitable workforce.

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Our Executive Compensation Program Pay for Performance Philosophy  ◾  Compensation Discussion & Analysis

The goals for each financial performance measure are linked directly to the Company’s financial plan. In setting the goals, management and the Compensation Committee intend for the target performance levels to be challenging yet attainable and the maximum performance levels to present a substantial challenge for our NEOs, thereby creating a strong incentive to produce superior results. Annually, the Compensation Committee reviews and engages in robust discussions regarding the performance measures for each program to ensure that the metrics selected are appropriate, aligned with our current corporate strategy and sufficiently rigorous. The Company’s overall corporate strategy continued to focus on balancing top-line revenue growth with profitability and prudent cost management, and, as a result, for 2022, the Compensation Committee continued to align our executive compensation accordingly by choosing the following performance measures:

2022 Annual Incentive Program

Performance measure	Weighting*	Why chosen
Income from Operations per Share	50%	This is a key measure of profitability that management uses to evaluate our business and that investors commonly use to value companies in the financial services industry.
Business Unit Sales	35%

In our business, sales create value because, over time and at a compounded growth rate, they are an indicator of future profitability. In addition, we believe that distribution strength (depth and breadth) is an important driver of our valuation and that sales are an effective way to measure the value of the distribution franchise and overall product competitiveness.

Controllable Costs	15%

Management establishes annual budgets for the Company and for each business unit that include targeted expense savings and are key to the success of our financial plan. The Compensation Committee sets a budget-related performance goal to reinforce the importance of cost efficiencies and expense management across the entire organization.

* Represents weighting for current CEO only. Weightings for other NEOs vary depending on their role. See individual AIP tables under “Annual Cash Compensation for 2022 – Annual Incentive Program” for more information.

2022 Long-Term Incentive Program

Performance measure	Weighting	Why chosen
Operating Return on Equity	50%

This is an important measure used to value companies — especially those in the financial services industry — because it is a critical indicator of capital efficiency and correlates closely with long-term shareholder value.

Relative Total Shareholder Return	50%	This measure reflects the Company’s delivery of shareholder value over time relative to that of our peers.
DE&I Modifier	Applied to results of above measures	This measure reflects the Company’s long-standing commitment to DE&I by formally tying executive compensation to the achievement of quantitative DE&I representation goals.

Alignment with Shareholders

Through our annual and long-term incentive compensation programs, our share ownership guidelines and share retention requirements and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders. For both the annual and long-term programs, the Compensation Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Lincoln National Corporation 2023 Proxy Statement               49

Compensation Discussion & Analysis  ◾  Our Executive Compensation Program Pay for Performance Philosophy

Long-Term Incentives

The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted direct compensation (64% in the case of our CEO and 52% on average in the case of our other NEOs). To provide a balanced incentive program, executives receive a mix of equity-based compensation awards, which include PSAs, RSUs and Options as discussed above.

Share Ownership Guidelines and Share Retention Requirements

Our share ownership guidelines formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company. The guidelines also promote a long-term perspective in managing our business by linking the long-term interests of our executives with those of our shareholders and reducing the incentive for short-term risk-taking.

Our robust share ownership guidelines and share retention requirements provide a significant alignment of our executives with shareholders through the risks and rewards of stock ownership. The share ownership guidelines are based on multiples of base salary. In addition to the minimum share ownership levels, each NEO must also retain an amount equal to 25% of the net profit shares (as described below) resulting from equity-based LTI grants, such as vested RSUs, earned PSAs or exercised Options. This additional number of shares must be held for five years from the date of exercise for Options or the date of vesting for other awards. If at any point an NEO does not meet the share ownership guidelines, the executive must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest, as applicable, until the required ownership level is met.

The table below shows our share ownership guidelines and net profit share retention requirements by officer tier:

Share Ownership Guidelines and Retention Requirements

Officer position	Value of shares that officer must hold	Additional retention requirements

CEO	7 times base salary	25% of net profit shares* for 5 years

Executive Officers (other than our CEO)	4 times base salary	25% of net profit shares* for 5 years

*

Net profit shares reflect the value of the number of shares remaining in respect of exercised or settled equity-based awards after payment of the Option exercise price and taxes owed at the time of exercise plus the after-tax value of any vested RSUs or earned PSAs.

Equity interests counted in determining whether share ownership guidelines have been met include:

◾	shares owned outright;

◾	amounts invested in Company stock funds offered under our employee benefit plans;
◾	restricted stock (if any) and RSUs that remain subject to service-based restrictions; and

◾	in-the-money Options.

As of December 31, 2022, Mr. Freitag held equity interests in excess of his share ownership requirements. Ms. Cooper, whose ownership requirements increased upon her promotion to the role of CEO, and Mr. Grove and Mr. Reid, who joined the Company in July 2022 and August 2022, respectively, are making progress toward meeting their ownership requirements. Mr. Solon’s equity holdings, while significant, did not meet the ownership requirements as of December 31, 2022 given the stock price at that date. As such, pursuant to the application of the share retention requirements, these executives must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest until their required ownership levels are met. For additional information regarding ownership of our common stock by our NEOs and directors, see “Security Ownership of Directors, Nominees and Executive Officers.”

Prohibition on Pledging and Hedging

Our Insider Trading and Confidentiality Policy includes provisions that prohibit: (i) the pledging of our securities by our executive officers and directors; and (ii) the use of derivative instruments by any director, executive officer or other employee to hedge the value of any of our securities. The full text of our Insider Trading and Confidentiality Policy is available on the Corporate Governance page of our website at www.LincolnFinancial.com.

50               Lincoln National Corporation 2023 Proxy Statement

Setting 2022 Target Compensation  ◾  Compensation Discussion & Analysis

Multiyear Performance and Vesting Periods

The multiyear performance criteria and vesting elements of our long-term incentive program promote the retention of our executives by putting their focus on our long-term performance, thereby aligning our executives’ interests with those of shareholders.

Prohibition on Repricing

Our equity incentive compensation plans prohibit us from reducing the exercise price of outstanding Options without shareholder approval.

Clawback Features

The equity awards for our NEOs are subject to “clawback” and forfeiture provisions, which allow us to rescind or, as applicable, require repayment of an executive’s award(s) under certain conditions, such as:

◾	the executive’s employment is terminated for cause; or

◾	the executive violates any non-compete, non-disclosure, non-solicitation, non-disparagement or other restrictive covenants.

For example, if an executive violates any such restriction or is terminated for cause prior to or within six months after the vesting of any portion of an equity award, such as Options or a PSA, we may rescind the exercise or award or, if the shares acquired have already been sold or transferred, require the executive to return any gain realized or value received. “Cause” in this context includes, among other items, the conviction of a crime that is job-related or that may otherwise cause harm to the reputation of LNC or any of its subsidiaries or any act or omission detrimental to the conduct of the business of LNC or any of its subsidiaries.

The Company intends to timely adopt a mandatory clawback policy compliant with the NYSE’s final listing requirements implementing SEC Rule 10D-1.

Competitive Compensation

In general, we target our executives’ total direct compensation — i.e., base salary, targeted annual incentive compensation and targeted long-term incentive compensation — at the median of the compensation paid to executives in similar positions at the insurance-based financial services and investment management companies with which we compete for talent. We then adjust the compensation as we believe appropriate given our executives’ experience and tenure and the scope of their roles and responsibilities. Because the roles and responsibilities of our executives are unlikely to be identical to those of executives with similar titles/roles in our peer companies, we often consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. For more information on how we set target compensation and our benchmarking processes, please see “Setting 2022 Target Compensation” below.

Setting 2022 Target Compensation

The Compensation Committee made target compensation decisions for the 2022 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.

External Benchmarking and Peer Group Selection

The Compensation Committee uses a comprehensive competitive compensation analysis as a reference point in setting target direct compensation levels for our NEOs. For 2022, this analysis included a review of our competitors’ base pay, annual incentive opportunities, long-term incentive values, and total direct compensation (the sum of the elements listed here) to establish market rates for each executive officer position, followed by a comparison of our current executive compensation levels to the market median of our peers.

For each of our NEOs, market data were drawn from the stock companies included in the Willis Towers Watson 2021 Diversified Insurance Study of Executive Compensation (the “DIS Study”). We have used the DIS Study for 15 years, and if the stock (as opposed to mutual) companies included in the study are changed, we reflect those changes in our benchmarking peer group. This list also reflects the continued changes to traditional life and annuity companies resulting from mergers, acquisitions, divestitures, spin-offs and privatization across the insurance industry.

Lincoln National Corporation 2023 Proxy Statement               51

Compensation Discussion & Analysis  ◾  Setting 2022 Target Compensation

The Compensation Committee believes that these companies are the most appropriate for compensation benchmarking because, even though none has our exact business mix, each is a competitor in one or more of our core business units and each competes directly with us for talent and distribution of our products. Most of these peer companies compete with us in two or more lines of business, and the table below highlights which peers are a top-15 competitor in our core businesses. None of the companies in our peer benchmarking group is solely a property and casualty company, which the Compensation Committee believes is appropriate given that such companies have significantly different business and risk profiles than traditional life and annuity companies and do not compete with us directly for business or talent. We have found that trying to manufacture a compensation peer group based on arbitrary factors such as market capitalization, which is variable and can be volatile, or GICS code groupings would lead to the inclusion in the peer group of companies that are solely property and casualty insurers as well as other companies that do not compete with us in our space.

The Compensation Committee has generally determined not to exercise discretion to remove or add peers to the compensation benchmarking group derived from the DIS Study to keep a consistent peer group year over year. However, because some of these companies have either higher or lower market capitalization, assets or revenue than we do, the data are size-adjusted, where possible, to develop comparable market rates for a hypothetical organization of similar size and type to our own. In addition, the Compensation Committee will remove a company from the benchmarking group if the company’s business mix changes such that it is no longer an appropriate peer. For example, previously, AIG and CIGNA were removed from the benchmarking group derived from the DIS Study because of their size and the changes in their business mix, and Hartford Financial Services was removed due to its focus on property and casualty insurance and difference in business mix. Beginning with the 2022 benchmarking group, the Compensation Committee removed Allstate due to a change in its business mix.

Compensation Peer Group for Benchmarking
2021 DIS Study Participant	Competitor for our core business units	Lists LNC as a peer	Top-15 competitor in our core business units[1]				Competitor for distribution and talent
			Life Insurance	Annuities	Group Protection	Retirement Plan Services

Aflac	•	•			•		•

Allianz Life Insurance	•			•			•

Brighthouse Financial	•	•		•			•

CNO Financial	•	•					•

Equitable Holdings	•	•	•	•			•

Genworth Financial	•	•					•

John Hancock	•					•	•

MetLife	•				•		•

Principal Financial	•	•			•	•	•

Protective Life Insurance	•		•				•

Prudential Financial	•	•	•	•	•		•

Sun Life Financial	•				•		•

Transamerica	•		•	•		•	•

Unum Group	•	•			•		•

Voya Financial	•	•				•	•

[1]

Source for top-15 competitor data: (a) Life Insurance: 2022 ACLI Fact Book, based on individual life insurance in-force as of 2021; (b) Annuities: LIMRA, based on annuity companies’ 2020 assets under management; (c) Group Protection: LIMRA, based on 2021 year-end sales results; and (d) Retirement Plan Services: PLANSPONSOR magazine, based on 2021 plan sponsor total defined contribution assets under management. Note that several of the top 15 competitors are mutual companies, which are not included in our benchmarking group.

52               Lincoln National Corporation 2023 Proxy Statement

Setting 2022 Target Compensation  ◾  Compensation Discussion & Analysis

The market data described above were used as a primary reference for most roles. The Compensation Committee seeks to target total direct compensation within a competitive range of around the 50th percentile of the market data being used. If the roles and responsibilities of our executives are unlikely to be substantially comparable to those of executives with similar titles/roles in our peer companies, we consider multiple sources of market data for this purpose. However, market data are only one of many factors considered when setting executive compensation targets. In some cases, the Compensation Committee may target compensation above or below this range. Reasons for doing this include:

◾	experience and tenure in the role;

◾	organizational considerations; for example, because an executive’s role is considered especially critical to our overall business strategy or to our succession planning;

◾	uniqueness of an individual’s role as compared to similar roles at peer companies;
◾	internal pay equity considerations;

◾	to gain the specific expertise needed to build a new business or improve an existing one; or

◾	to recruit or retain highly qualified executives who we believe have skills or experience that will further our corporate strategy.

Tally Sheets

When making compensation decisions, the Compensation Committee considers:

◾

the recommendations of our Chief Human Resources Officer (“CHRO”), the recommendations of our CEO, and the opinion of the Compensation Committee’s independent compensation consultant (although our CEO and CHRO do not make recommendations with respect to their own compensation);

◾	the available market data; and

◾	reports called “tally sheets” illustrating the elements of targeted and realized total direct compensation, including:

–	base salary;

–	annual and long-term incentive awards;
–	contributions to 401(k) and deferred compensation plans; and

–	perquisites.

The tally sheets enable the Compensation Committee to analyze the value of total target compensation, as well as the value of compensation actually realized compared with the value of compensation opportunities the Compensation Committee originally established.

The Compensation Committee also uses the tally sheets to assess whether our executive compensation program is consistent with our compensation philosophy and desired positioning relative to the market data. However, tally sheets are just one point of information the Compensation Committee uses to determine NEO compensation. The Compensation Committee performs a similar analysis to establish the total targeted direct compensation for our CEO.

Lincoln National Corporation 2023 Proxy Statement               53

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2022

Total Targeted 2022 Direct Compensation

The table below shows the total targeted direct compensation set by the Compensation Committee for our NEOs for 2022:

2022 Target Total Direct Compensation for Our NEOs
Executive Officer	Base salary	Annual incentive award at target	Long-term incentive award at target	Total targeted annual compensation

Ellen G. Cooper	$1,125,000	$2,320,313	$6,468,750	$9,914,063	[1]

Randal J. Freitag	$889,631	$1,201,002	$2,731,818	$4,822,451

Matthew Grove	$1,000,000	$1,500,000	$2,500,000	$5,000,000

James Reid	$850,000	$1,147,500	$2,002,500	$4,000,000

Kenneth S. Solon	$757,050	$946,313	$1,901,638	$3,605,001

Former Executive Officer

Dennis R. Glass	$600,000	$1,260,000	$4,140,000	$6,000,000	[2]

[1]

Ms. Cooper’s base salary increased from $982,000 to $1,125,000 effective upon her appointment as President and Chief Executive Officer on May 27, 2022. See the “Summary Compensation Table” for salary amount actually received in 2022. Per the terms of our AIP, Ms. Cooper’s target opportunity under the 2022 AIP was calculated using her 2022 base salary as of the end of the year and her 2022 AIP target of 180% that was in effect through May 27, 2022 and her new AIP target of 225% for the remaining portion of the year.

[2]	Represents Mr. Glass’s 2022 target total direct compensation as CEO through May 27, 2022.

As discussed above, in consideration of a number of factors, including the philosophy that recently promoted executives should have their initial compensation targeted below median market rates, the Compensation Committee set Ms. Cooper’s target total direct compensation as CEO for 2022 below market median and below Mr. Glass’s 2021 target total direct compensation level.

Mr. Glass’s target direct compensation for 2022 was set at approximately 44% of his 2021 target total direct compensation, given his shorter service period through the CEO transition date at the end of May 2022.

Messrs. Grove and Reid were each hired in 2022, and each received a total direct annual compensation package that the Compensation Committee believed was commensurate with their extensive prior industry experience, the expansive nature of their roles at the Company (with each being responsible for two of the Company’s four business units), the fact that each would be taking over leadership of a business unit that was experiencing challenges (Life Insurance for Mr. Grove and Group Protection for Mr. Reid) and the critical nature of their roles in ensuring the successful execution of the Company’s long-term strategic objectives. These decisions by the Compensation Committee are consistent with the compensation-setting philosophy discussed above, which describes how the Committee may target total direct compensation within a range around the median or above the median when it deems necessary due to, among other things, experience, organizational considerations, including when a role is considered especially critical to the Company’s overall business strategy, and to gain the specific expertise needed to improve an existing business.

Annual Cash Compensation for 2022

During 2022, annual cash compensation was made up of base salary and a short-term incentive award under the AIP.

Base Salary

Base salaries are reviewed annually for market competitiveness and upon promotion or following a change in job responsibilities and are based on market data, internal pay equity and performance. In general, base salaries are targeted to the 50th percentile of the market data developed during the benchmarking process described above. In February 2022, the Compensation Committee set the base salary levels for 2022, starting with the 2021 base salaries and then approving merit increases based on the benchmarking data and compensation analysis discussed above as well as the individual performance of each NEO during 2021, using our enterprise-wide merit increase budget as a guide. The Compensation Committee approved 2022 base salary increases for Messrs. Freitag and Solon in line with merit increases for the overall employee population.

54               Lincoln National Corporation 2023 Proxy Statement

Annual Cash Compensation for 2022  ◾  Compensation Discussion & Analysis

In February 2022, the Compensation Committee also approved an increase for Ms. Cooper (from $838,562 to $982,000) for her 2022 base salary for the period leading up to the May 2022 CEO-transition date, during which time she was preparing for her new role in addition to executing her responsibilities as Head of Enterprise Risk and Annuity Solutions. The Compensation Committee previously established, in August 2021, a base salary of $1,125,000 for Ms. Cooper effective May 27, 2022, following a review of market data. Ms. Cooper’s base salary as CEO was set slightly below market median in recognition of her new promotion to the role of CEO, as well as in acknowledgement of the feedback received from shareholders regarding the overall quantum of compensation paid to our former CEO.

For the reasons discussed above under “Total Targeted 2022 Direct Compensation,” the Compensation Committee approved the below base salaries for Mr. Grove and Mr. Reid, who joined the Company in July 2022 and August 2022, respectively.

The base salaries for our NEOs for 2022 were as follows:

Executive Officer	2022
Ellen G. Cooper[1]	$1,125,000
Randal J. Freitag	$889,631
Matthew Grove	$1,000,000
James Reid	$850,000
Kenneth S. Solon	$757,050
Former Executive Officer
Dennis R. Glass[2]	$600,000

[1]

Ms. Cooper’s 2022 base salary increased from $982,000 to $1,125,000 effective upon her appointment as President and Chief Executive Officer on May 27, 2022. The 2022 base salary reported for Ms. Cooper in the “Summary Compensation Table” will be lower as a result of this promotional increase.

[2]	Mr. Glass’s base salary amount reflects his salary for the period from January 1, 2022 through May 27, 2022.

Annual Incentive Program

2022 Payout Opportunities

The table below shows the dollar amount of the threshold, target and maximum payout opportunities for the 2022 AIP established by the Compensation Committee for each of our NEOs; the threshold, target and maximum opportunities are calculated as a percentage of each NEO’s 2022 base salary. As discussed earlier, the Compensation Committee determined that Ms. Cooper’s AIP target would be 225% of her base salary effective upon her transition to the CEO role in May 2022.

Payouts under the 2022 AIP are capped at the maximum amount. The threshold opportunity would be payable only in the case where the threshold goal is met for the performance measure with the lowest percentage payout amount.

Per the compensation terms agreed to with Messrs. Grove and Reid, each such executive officer was guaranteed a 2022 AIP payout equal to the greater of their target payout or the amount calculated based on the outcome of the executive officers’ respective AIP performance goals. Messrs. Grove and Reid joined the Company in July and August 2022, respectively, and each of them left CEO-level roles at large full-suite businesses to accept their roles at Lincoln. Accordingly, the Compensation Committee believed that guaranteeing an AIP payout at target for 2022 was a reasonable and necessary decision in order to secure their hire in light of the annual cash incentive opportunities they forfeited in order to join Lincoln and play a critical role in ensuring the successful execution of the Company’s long-term growth strategy.

Lincoln National Corporation 2023 Proxy Statement               55

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2022

Estimated Payout Opportunities under the 2022 AIP

Executive Officer	Threshold	Target	Maximum
Ellen G. Cooper[1]	$29,004	$2,320,313	$4,640,625
Randal J. Freitag	$15,013	$1,201,002	$2,402,003
Matthew Grove	N/A	$1,500,000	$3,000,000
James Reid	N/A	$1,147,500	$2,295,000
Kenneth S. Solon	$11,829	$946,313	$1,892,626
Former Executive Officer
Dennis R. Glass	$7,875	$1,260,000	$2,520,000

[1]

Per the terms of our AIP, Ms. Cooper’s target opportunity under the 2022 AIP was calculated using her 2022 base salary as of the end of the year, $1,125,000, and her 2022 AIP target of 180% that was in effect through May and her new AIP target of 225% for the remaining portion of the year.

2022 Performance Measures and Goals

In February 2022, the Compensation Committee engaged in its annual review of the AIP, considering and selecting the performance measures and setting the goals and weightings for the 2022 AIP. In doing so, the Compensation Committee set goals that they believed supported the Company’s key objectives when determining financial performance targets: to align incentives with our annual financial plan, establish challenging yet achievable incentive targets for our executives and set goals that are consistent with our assessment of opportunities and risks for the upcoming year.

Performance Measures. The Committee engaged in a robust discussion regarding the appropriate performance measures for the 2022 AIP, selecting the three quantitative performance measures listed below because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and prudent expense management.

◾	Income from Operations per Share

◾	Business Unit Sales

◾	Management of Controllable Costs

To learn more about why these measures were selected, see “Our Executive Compensation Program Pay for Performance Philosophy” above. The threshold, target and maximum goals associated with each measure are established annually so that they remain rigorous and in line with our financial plan.

Income from Operations is defined as net income in accordance with GAAP but excluding the after-tax effects of the items detailed in Exhibit 1 on page E-1. This is one of the financial measures that management uses to assess our results. Management believes that excluding these items from net income better reflects the underlying trends in our businesses because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments. In addition, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments. For purposes of the AIP Income from Operations measure, certain defined exclusions are also made (as listed in Items A through L of Exhibit 1 on pages E-1 and E-2). (To calculate Income from Operations per Share, the value of Income from Operations (as defined in Exhibit 1) was divided by the average diluted shares.)

For our CEO, performance is measured entirely at the corporate level, while our other NEOs are assessed on both corporate and business unit performance. To reflect the different roles and responsibilities of our NEOs, the Compensation Committee also weighs the performance measures differently for each NEO, as shown in the tables on the following pages.

Performance Goals. In setting the goals for each of the performance measures, management and the Compensation Committee intended the target levels to be challenging yet achievable and the maximum levels to present a significant challenge, therefore requiring exceptionally strong performance to achieve these goals. The target goal for corporate

56               Lincoln National Corporation 2023 Proxy Statement

Annual Cash Compensation for 2022  ◾  Compensation Discussion & Analysis

Income from Operations per Share was set after consideration of a number of factors, including a review of our internal financial plan. The target goals for Business Unit Sales, at both the corporate and business-unit levels, and for the other business-unit-specific measures were based on our internal financial plan, emphasizing our corporate strategy to grow and protect the profitability of the business. The target goals for Management of Controllable Costs were based upon controllable costs as budgeted in our annual financial plan. We believe that our methodology for determining financial performance targets for the AIP supports the following key objectives:

◾	aligning incentives with our annual financial plan;

◾	establishing challenging yet achievable incentive targets for our executives; and

◾	setting targets that are consistent with our assessment of opportunities and risks for the upcoming year.

In establishing the performance goals for the 2022 AIP, the Compensation Committee took into account the sales environment across the business units over the previous year and the expectations for growth and impacts from the continuing pandemic, as well as the internal financial plan. The 2022 goals at target for Business Unit Sales for each business unit were set above 2021 actual results. The target goal for Income from Operations per Share was set as a range, given the market volatility in the first quarter of 2022. The maximum for the Income from Operations Per Share metric represented a meaningful increase over the actual result achieved for this goal in 2021.

While Ms. Cooper’s 2022 AIP goals consisted solely of corporate performance measures, as has historically been the case for our CEO, the 2022 AIP goals for our outgoing CEO, Mr. Glass, included the corporate performance measures and a goal related to the successful execution of the CEO transition to Ms. Cooper, each representing half of the total award opportunity. The Compensation Committee felt the CEO transition goal and its weighting were appropriate given the importance to the Company and its shareholders, employees and other stakeholders of a smooth and successful transition and the pivotal role Mr. Glass played in the transition.

2022 Performance Results and Actual Payouts

In the first quarter of 2023, the Compensation Committee certified the performance results for the 2022 AIP. As shown in the chart below, these results triggered a payout that was well below target for all our NEOs, although, as discussed above, in connection with their hiring in July 2022, Messrs. Grove and Reid were each guaranteed a minimum 2022 AIP payout at target in light of cash incentives that they forfeited at their prior employers by joining Lincoln.

Lincoln National Corporation 2023 Proxy Statement               57

Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2022

In calculating Income from Operations in accordance with the terms of the 2022 AIP, certain defined exclusions were made (as listed in Items A through L of Exhibit 1 on pages E-1 and E-2). As a result, Income from Operations per Share as calculated under the 2022 AIP was $8.62, resulting in a 0% payout for this goal. The Compensation Committee can, at its discretion, reduce award payouts by including, rather than excluding, certain of the defined exclusions if it determines that one or more of those factors were relevant to individual performance. The Compensation Committee may also make other discretionary adjustments to the calculation of the performance results, if the Committee believes the adjustment is appropriate and reasonable in light of the specific circumstances in a given year. In certifying the results for the 2022 AIP awards, the Compensation Committee did not exercise upward discretion for any of our NEOs and maintained the formulaic results. In certifying the results for Mr. Glass’s 2022 AIP award, although the CEO transition was considered to have been successfully executed, the Committee determined that the payout for this goal, which was specific to Mr. Glass and was based on discretionary criteria, should be in line with the formulaic results for the corporate performance measures. As a result, the Committee certified the performance of the CEO transition goal at 55%, which resulted in a final AIP payout for Mr. Glass at 55% of target and maintained alignment between the current and former CEO 2022 AIP payout results.

The following tables show the goals, weights, performance results and payout percentages for the 2022 AIP measures for each of our NEOs. With respect to the Controllable Costs measures, the threshold payout amount is shown in the tables as “N/A” because there is no payout under these measures unless target performance has been achieved. Based on the results certified by the Compensation Committee, a payout percentage, expressed as a percentage of the NEO’s target payout opportunity, is first determined for each goal. These payouts are then weighted to determine the weighted payout for each goal. The sum of these weighted payouts equals the NEO’s payout percentage. The tables also show the resulting performance-based payouts approved by the Compensation Committee under the 2022 AIP for each of our NEOs and how these payouts compared with each NEO’s target payout opportunity under this program.

58               Lincoln National Corporation 2023 Proxy Statement

Annual Cash Compensation for 2022  ◾  Compensation Discussion & Analysis

Ellen G. Cooper

	Corporate Measures (100%)
	Income from operations per share	Business unit sales
		Life Insurance	Group Protection	Annuities	Retirement Plan Services	Enterprise controllable costs

Goals

Threshold	$9.73	$612 M	$480 M	$10,824 M	$10,956 M	N/A

Target	$10.69—$11.27	$695 M	$600 M	$12,300 M	$12,450 M	100%

Maximum	$12.62	$778 M	$720 M	$13,776 M	$13,944 M	89%

Results

Certified Performance	$8.62	$705 M	$680 M	$11,880 M	$11,885 M	97.5%

Payout as Percentage of Target	0.0%	112.0%	166.7%	78.7%	71.6%	122.4%

Weighting	50.0%	10.0%	7.0%	13.0%	5.0%	15.0%

Weighted payout	0.0%	11.2%	11.7%	10.2%	3.6%	18.4%

				Target opportunity	Payout percentage (Sum of weighted payouts)	Payout amount

Actual payout under the 2022 AIP				$2,320,313	55.0%	$1,276,172

Randal J. Freitag

	Corporate Measures (92.5%)							Business Unit Measures (7.5%)
	Income from operations per share	Business unit sales				Enterprise controllable costs		Finance controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$9.73	$612 M	$480 M	$10,824 M	$10,956 M	N/A		N/A

Target	$10.69—$11.27	$695 M	$600 M	$12,300 M	$12,450 M	100%		100%

Maximum	$12.62	$778 M	$720 M	$13,776 M	$13,944 M	89%		90%

Results

Certified Performance	$8.62	$705 M	$680 M	$11,880 M	$11,885 M	97.5%		100.0%

Payout as Percentage of Target	0.0%	112.0%	166.7%	78.7%	71.6%	122.4%		100.0%

Weighting	50.0%	10.0%	7.0%	13.0%	5.0%	7.5%		7.5%

Weighted Payout	0.0%	11.2%	11.7%	10.2%	3.6%	18.4%		7.5%
					Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout Amount

Actual payout under the 2022 AIP					$1,201,002	53.4%		$641,335

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Compensation Discussion & Analysis  ◾  Annual Cash Compensation for 2022

Matthew Grove

	Corporate Measures (25%)	Business Unit Measures (75%)
	Income from operations per share	Business unit sales		Income from operations Life Insurance	Income from operations Annuities	Net Contribution Margin LFN Distribution		Life, Annuities and LFN controllable costs
		Life Insurance	Annuities

Goals

Threshold	$9.73	$612 M	$10,824 M	$475 M	$1,091 M	($2.7) M		N/A

Target	$10.69—$11.27	$695 M	$12,300 M	$539—$577 M	$1,240—$1,298 M	$7.3 M		100%

Maximum	$12.62	$778 M	$13,776 M	$670 M	$1,506 M	17.3 M		88%

Results

Certified Performance	$8.62	$705 M	$11,880 M	$391 M	$1,028 M	$5.0 M		96.3%

Payout as Percentage of Target	0.0%	112.0%	78.7%	0.0%	0.0%	82.8%		131.4%

Weighting	25.0%	12.5%	12.5%	12.5%	12.5%	10.0%		15.0%

Weighted Payout	0.0%	14.0%	9.8%	0.0%	0.0%	8.3%		19.7%
					Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2022 AIP					$1,500,000	51.8%		$1,500,000*

*	As discussed above, Mr. Grove was guaranteed a minimum payout at target under the 2022 AIP.

James Reid

	Corporate Measures (25%)	Business Unit Measures (75%)
	Income from operations per share	Business unit sales		Income from operations Group Protection	Income from operations Retirement Plan Services		Workplace Solutions controllable costs
		Group Protection	Retirement Plan Services

Goals

Threshold	$9.73	$480 M	$10,956 M	$227 M	$175 M		N/A

Target	$10.69—$11.27	$600 M	$12,450 M	$258—$260 M	$199—$205 M		100%

Maximum	$12.62	$720 M	$13,944 M	$302 M	$237 M		90%

Results

Certified Performance	$8.62	$680 M	$11,885 M	$228 M	$204 M		100.0%

Payout as Percentage of Target	0.0%	166.7%	71.6%	27.4%	100.0%		100.0%

Weighting	25.0%	17.5%	12.5%	17.5%	12.5%		15.0%

Weighted Payout	0.0%	29.2%	9.0%	4.8%	12.5%		15.0%
				Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2022 AIP				$1,147,500	70.4%		$1,147,500*

*	As discussed above, Mr. Reid was guaranteed a minimum payout at target under the 2022 AIP.

60               Lincoln National Corporation 2023 Proxy Statement

Annual Cash Compensation for 2022  ◾  Compensation Discussion & Analysis

Kenneth S. Solon

	Corporate Measures (85%)						Business Unit Measures (15%)
	Income from operations per share	Business unit sales					CIO controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$9.73	$612 M	$480 M	$10,824 M	$10,956 M		N/A

Target	$10.69—$11.27	$695 M	$600 M	$12,300 M	$12,450 M		100%

Maximum	$12.62	$778 M	$720 M	$13,776 M	$13,944 M		90%

Results

Certified Performance	$8.62	$705 M	$680 M	$11,880 M	$11,885 M		95.1%

Payout as Percentage of Target	0.0%	112.0%	166.7%	78.7%	71.6%		149.1%

Weighting	50.0%	10.0%	7.0%	13.0%	5.0%		15.0%

Weighted Payout	0.0%	11.2%	11.7%	10.2%	3.6%		22.4%
				Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2022 AIP				$946,313	59.1%		$559,271

Dennis R. Glass

	Corporate Measures (50%)							CEO Transition (50%)
	Income from operations per share	Business unit sales				Enterprise controllable costs
		Life Insurance	Group Protection	Annuities	Retirement Plan Services

Goals

Threshold	$9.73	$612 M	$480 M	$10,824 M	$10,956 M	N/A

Target	$10.69—$11.27	$695 M	$600 M	$12,300 M	$12,450 M	100%		100%

Maximum	$12.62	$778 M	$720 M	$13,776 M	$13,944 M	89%

Results

Certified Performance	$8.62	$705 M	$680 M	$11,880 M	$11,885 M	97.5%		55.0%

Payout as Percentage of Target	0.0%	112.0%	166.7%	78.7%	71.6%	122.4%		55.0%

Weighting	25.0%	5.0%	3.5%	6.5%	2.5%	7.5%		50.0%

Weighted Payout	0.0%	5.6%	5.8%	5.1%	1.8%	9.2%		50.0%
					Target opportunity	Payout percentage (Sum of weighted payouts	)	Payout amount

Actual payout under the 2022 AIP					$1,260,000	55.0%		$693,000*

*

As discussed above, although the CEO transition was considered by the Compensation Committee to be successful, the Committee certified performance of this goal for Mr. Glass at 55% to maintain alignment with the formulaic performance of the corporate measures and with Ms. Cooper’s 2022 AIP payout percentage.

Lincoln National Corporation 2023 Proxy Statement               61

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2022

Long-Term Compensation Awarded or Vested in 2022

Long-term compensation under the LTI program for our NEOs generally includes three equity elements:

◾

PSAs, which vest, if at all, depending on the outcome of pre-established relative TSR and absolute financial performance measures over a three-year performance period, and, in the case of the PSAs granted in 2021 and 2022, as modified by the application of an absolute DE&I performance measure. Consistent with our fundamental pay for performance philosophy, these awards are linked to metrics that measure the creation of long-term shareholder value, and for 2021 and 2022 important progress toward our diversity goals, with above-target compensation paid out only when performance has exceeded the target level. For PSAs granted prior to 2021, payouts were capped at two times target, and for the PSAs granted in 2021 and 2022, payouts are capped at 2.4 times and 2.32 times target, respectively, taking into account the application of the DE&I modifier;

◾	RSUs, which cliff-vest in three years; and

◾	Options, which vest ratably over three years and have a maximum 10-year term.

2022 LTI Award Mix

Our targeted long-term incentive mix for 2022 — i.e., the percentage of the total 2022 LTI award delivered through each equity element — for our NEOs other than our CEO was 50% PSAs, 30% RSUs and 20% Options. The Compensation Committee adjusted our CEO’s LTI equity award mix to increase the percentage of equity granted as PSAs, resulting in a 2022 LTI mix for our new CEO, Ms. Cooper, of 60% PSAs, 20% RSUs and 20% Options. These changes were responsive to shareholder feedback received and are consistent with our fundamental pay for performance philosophy. The LTI equity award mix for our outgoing CEO for 2021 compared to that of our new CEO for 2022 is shown below.

The 2022 LTI equity award mix for our outgoing CEO, Mr. Glass, was comprised of 60% PSAs and 40% RSUs.

The PSA and RSUs will be paid in shares of our common stock if the applicable vesting requirements and, in the case of PSAs, performance targets are met. Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders. The Options and RSUs are not tied to formulas that could focus our executives on specific short-term outcomes. Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multiyear increase in share value. The PSA and RSU awards also earn dividends that are only paid out upon the award vesting. These equity awards are subject to clawback provisions. In addition, the shares of common stock paid out upon the vesting of PSA and RSU awards or delivered upon the exercise of Options are subject to share ownership guidelines and retention requirements. See “Our Executive Compensation Program Pay for Performance Philosophy” above for a discussion of the clawback provisions and share ownership guidelines and retention requirements.

62               Lincoln National Corporation 2023 Proxy Statement

Long-Term Compensation Awarded or Vested in 2022  ◾  Compensation Discussion & Analysis

Performance Metrics Applicable to 2022-2024 Performance Share Awards

In February 2022, the Compensation Committee determined the goals and metrics for awards for the 2022-2024 performance cycle, which performance cycle began on January 1, 2022 and ends on December 31, 2024. Those determinations included the following:

◾	the threshold, target, and maximum PSA amounts payable to the NEOs;

◾	the relevant performance measures (Operating ROE and Relative TSR, plus the DE&I modifier);

◾	the peer group used to assess Relative TSR performance;
◾	the relative weighting of each performance measure; and

◾	the goals for threshold, target and maximum payouts for each performance measure.

The performance measures selected by the Compensation Committee for the 2022-2024 performance cycle were Operating ROE, Relative TSR and the DE&I modifier. Operating ROE and Relative TSR are weighted equally in all NEO PSA awards. For any portion of the PSAs to ultimately vest, the minimum achievement level for at least one of these two performance measures must be attained. In other words, if performance on both measures falls below the threshold, there is no payout, regardless of the performance of the goal associated with the DE&I modifier.

The Compensation Committee selected Relative TSR and Operating ROE as the two principal performance measures for the PSAs after taking into consideration our financial peer group performance, market data and our financial plan. The Compensation Committee chose to apply a 50/50 weighting to the two PSA performance measures based on the Committee’s and management’s belief that, over the long-term, Operating ROE is a key input to shareholder value and Relative TSR represents the actual value delivered to shareholders. The specific goals for threshold, target and maximum payouts for each of the Operating ROE and Relative TSR performance measures were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results. The maximum goals were intended to present a challenge for management and create appropriate incentives for our executives to create financial growth and long-term shareholder value.

Operating ROE for the 2022-2024 performance period is an absolute measure that is to be calculated as of the end of the performance period. Operating ROE is defined as Income from Operations (as defined above with respect to the 2022 AIP, including the defined exclusions) divided by average shareholders’ equity for the year. Shareholders’ equity excludes accumulated other comprehensive income (“AOCI”) or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period, any increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws.

Relative TSR for the 2022-2024 performance period is a relative measure based on Lincoln’s point-to-point TSR for the performance period ranked against the TSR results for the peer group shown below. The Compensation Committee believes that, unlike the compensation peer group, the TSR performance peer group should be limited to companies that publish financial results against which our results are compared by the investment community and that offer competing insurance and financial products. Accordingly, the TSR performance peer group is reviewed and updated, as necessary, on an annual basis. For 2022, Athene was removed from the peer group, given Athene’s merger with Apollo Management in January 2022. Athene was replaced by Jackson Financial, which became a stand-alone public company in 2021 and competes with us in the annuities and individual life insurance space.

2022-2024 Relative TSR Performance Peer Group
◾	Aegon	◾	Jackson Financial
◾	Ameriprise Financial	◾	Manulife
◾	Brighthouse Financial	◾	Principal Financial
◾	Equitable Holdings	◾	Prudential Financial
◾	Globe Life	◾	Unum Group

Lincoln National Corporation 2023 Proxy Statement               63

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2022

The DE&I Modifier goal for the 2022-2024 performance period is an absolute measure that is to be calculated as of the end of the performance period, based on the percentage increases in the Company’s Black officer population and total minority officer population at the end of the three-year performance period. The 2022 LTI program defines “officers” as employees at or above the level of assistant vice president. Adjustments are permitted for total officer population size movements during the performance period (e.g., in the event of an acquisition or reduction in workforce). The application of the modifier can result in a maximum payout under the 2022 LTI of 232% of the target award, and a minimum payout of 10.5% of the target award, assuming threshold achievement level has been met for the Operating ROE or Relative TSR measures.

Performance award measures, weightings, and goals for the 2022-2024 performance award cycle

Operating Return on Equity (ROE)

Relative weight: 50%

Why Chosen: A key measure of our financial health that management uses to evaluate our business and that is also used by investors to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long-term shareholder value.

			Relative Total Shareholder Return (TSR) Relative weight: 50% Why Chosen: Assesses the Company’s delivery of shareholder value over time relative to that of our peers.
Goal for Threshold payout	Goal for Target payout	Goal for Maximum payout	Goal for Threshold Payout	Goal for Target payout	Goal for Maximum payout

13.79%	14.44%	15.09%	Ranking: 8th out of 11	Median of peer group	Ranking: 1st to 3rd out of 11
Payout Range: 25%—200%			Payout Range: 25%—200%

The maximum payout is capped at 200% of target and occurs when performance is superior, and the minimum payout, 25% of target, results when the performance threshold is met. For example, the minimum payout for each of these performance measures is calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target payout opportunity.

Diversity, Equity and Inclusion (DE&I) Modifier

Why Chosen: This measure reflects the Company’s long-standing commitment to DE&I by formally tying executive compensation to the achievement of quantitative DE&I goals.

Modifier is applied to the payout results determined by the Operating ROE and Relative TSR calculations

Percentage Increase in Black Officer Population at end of three-year performance period	Percentage Increase in Total Minority Officer Population at end of three-year performance period	Modifier Applied
0%	N/A	–16%
Greater than 0%, but less than 47%	N/A	Between > –16% and <0%
47%	20%	No impact
Greater than or equal to 47%	Greater than 20%, but less than 40%	Between >0% and <16%
Greater than or equal to 47%	Greater than or equal to 40%	16%

64               Lincoln National Corporation 2023 Proxy Statement

Long-Term Compensation Awarded or Vested in 2022  ◾  Compensation Discussion & Analysis

If earned, the 2022-2024 PSAs will be paid out in shares of our common stock. The following table shows the number of shares that our NEOs have the potential to earn at different performance levels:

Estimated Share Payout Opportunities under the 2022-2024 Performance Award Cycle as of Grant Date[1]

Executive Officer	Threshold (#)	Target (#)	Maximum (#)

Ellen G. Cooper	6,068	57,791	134,075

Randal J. Freitag	1,951	18,582	43,110

Matthew Grove	2,711	25,822	59,907

James Reid	2,172	20,683	47,985

Kenneth S. Solon[2]	3,858	36,742	85,241

Former Executive Officer

Dennis R. Glass	3,548	33,792	78,397

[1]	Amounts do not include dividend equivalents.
[2]

Mr. Solon’s amounts are comprised of two separate PSA awards granted on February 16, 2022: his 2022 LTI PSA award in the target amount of 12,935 shares and a supplemental award of PSAs in the target amount of 23,807 shares, as discussed further below under “Additional 2022 Equity Awards.”

Additional 2022 Equity Awards

The Compensation Committee carefully considers the granting of equity awards outside our annual LTI award cycles and has done so to incentivize execution of key strategic initiatives, for strategic retention purposes, particularly during times of leadership transition, or to incent new hires to join our company.

New Hire Equity Awards

The Compensation Committee approved the grant of new hire equity awards to Messrs. Grove and Reid in 2022 to facilitate achievement of certain of these goals. To approximate their forfeited equity or other long-term performance-based compensation in accordance with our internal guidelines, in connection with their hiring, Mr. Grove and Mr. Reid each received an inducement RSU award, with grant date fair values of $2.6 million and $1.0 million, respectively. The value of Mr. Grove’s award was determined based on the estimated replacement value of the partnership rights he forfeited at his previous employer and Mr. Reid’s award was calculated based on the value of his forfeited equity compensation, which, in each case, would have otherwise paid out or vested over the next three years.

Mr. Grove’s inducement award vests ratably over three years, while 25% of Mr. Reid’s inducement award vests on each of the first two grant date anniversaries, with the remaining 50% vesting on the third anniversary of the grant date, in each case subject to continuous service. The terms of these awards provide limitations on vesting in the event of a termination, with unvested portions of the awards being forfeited upon any termination other than due to disability, death or an involuntary separation from service not for cause.

Both Mr. Grove and Mr. Reid left CEO-level roles to join Lincoln, forfeiting significant amounts of unvested equity and performance-based compensation to do so. As discussed earlier under “Total Targeted 2022 Direct Compensation,” both Mr. Grove and Mr. Reid assumed roles that were critical in ensuring the successful execution of the Company’s long-term growth strategy, including through the leadership by each of two of the Company’s four business units. The Compensation Committee determined that the grant of the inducement RSU awards was reasonable and necessary in order to attract and then retain these two highly qualified leaders.

Supplemental Equity Awards

In addition, subsequent to the announcement of our planned CEO transition, the Compensation Committee, after a comprehensive and thorough deliberation, granted Mr. Freitag and Mr. Solon supplemental equity awards in February 2022 with the goal of ensuring consistent executive leadership leading up to and following the CEO transition that took place in May 2022.

The Compensation Committee recognized the importance of maintaining a deep bench of industry-leading talent through the execution of the Company’s current strategic initiatives and development of its new long-term strategy during this leadership transition, and that Mr. Freitag and Mr. Solon were important to the Company’s long-term success, including through their leadership of two key initiatives already underway. Mr. Freitag, who had oversight of corporate finance, treasury, corporate tax, corporate actuarial, audit, and investor relations, played a critical role with

Lincoln National Corporation 2023 Proxy Statement               65

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2022

respect to leadership continuity as a 12-year veteran in the CFO role. In addition, he was leading a number of in-flight financial initiatives, including oversight of the significant changes to the Company’s accounting practices as a result of the adoption effective January 1, 2023 of the new U.S. GAAP accounting standard related to Targeted Improvements for Long-Duration Contracts (LDTI). Mr. Solon, who has been responsible for Lincoln’s enterprise-wide information technology, leads the Company’s digital strategy and execution, and serves as head of enterprise services, is leading the Company’s enterprise-wide savings initiative, the Spark Initiative, a key component of the Company’s go-forward strategy. Mr. Freitag received an RSU award with a grant date fair value of $4.7 million, and Mr. Solon received both an RSU award and a PSA award, with grant date fair values of $1.75 million and $1.83 million, respectively. The RSU awards cliff vest after three years, subject to continuous service with certain exceptions, and Mr. Solon’s supplemental PSA award has the same metrics and goals as the PSA awards granted to all our NEOs in 2022. As of December 31, 2022, the value of the RSU award to Mr. Freitag and the values of the RSU award and PSA award (at target) to Mr. Solon had decreased significantly to approximately $2.4 million, $1.0 million and $731,000, respectively, in alignment with the decline in the Company’s stock price during the period following the February grant date.

In December 2022, the Compensation Committee recognized that the Company was at an inflection point with the Spark Initiative and that it was critical to keep Mr. Solon in place through the remainder of the project given his leadership role. We are currently making substantial progress in the implementation of this key enterprise-wide expense initiative that is expected to deliver run rate savings of $260 million to $300 million by late 2024. Recognizing this fact, the Compensation Committee granted Mr. Solon a mix of Options and RSUs with an aggregate grant date fair value of $608,662. The RSUs cliff vest, and the Options cliff vest and become exercisable, after a three-year-period, in December 2025. Therefore, for Mr. Solon to realize any value from these awards, he will need to remain with Lincoln through December 2025 (subject to certain exceptions), by which time the Spark Initiative is expected to have been completed and its significant shareholder value enhancing goals achieved.

We have used equity awards outside of our annual awards very sparingly in the past, and the Compensation Committee deliberated about these awards thoroughly and extensively, ultimately concluding that they were they were critical in ensuring that Lincoln is positioned to capitalize on our opportunities to create shareholder value.

The grant date fair value of all of the Options, RSUs and PSAs awarded to our NEOs in 2022 is included in the Summary Compensation Table in “Executive Compensation Tables.” Additional details regarding the terms of the awards granted to the NEOs can be found in “Executive Compensation Tables – Grants of Plan-Based Awards.”

2020-2022 LTI Program

The Compensation Committee established the performance-based 2020 LTI program at its February 2020 meeting, with performance metrics that measure the creation of long-term shareholder value. The Compensation Committee approved all the equity awards granted under the 2020 LTI program, including grants of PSAs, RSUs and Options. The last day of the performance cycle for the PSAs awarded under the 2020-2022 LTI program was December 31, 2022.

As a result of the decline in the Company’s stock price between the grant date of the 2020-2022 LTI awards and their respective vesting dates, as well as the performance of the key PSA metrics over the three-year performance period, which resulted in a 0% payout of the PSAs, discussed further below, the actual value realized upon vesting of the 2020-2022 LTI awards granted to our NEOs was significantly below the fair value of these awards as of their grant date. The following table shows the comparison of the grant date value of the 2020-2022 LTI awards to the value realized upon vesting for each of our NEOs other than Messrs. Grove and Reid.

66               Lincoln National Corporation 2023 Proxy Statement

Long-Term Compensation Awarded or Vested in 2022  ◾  Compensation Discussion & Analysis

[1]	Represents the aggregate grant date fair value of the RSUs, PSAs and Options awarded on February 19, 2020 under the 2020-2022 LTI program.

[2]

Represents the value realized upon vesting on February 19, 2023, or in the case of Mr. Glass May 27, 2022, of the RSUs granted under the 2020-2022 LTI program (not including dividend equivalents accrued and paid). There were no PSAs earned or paid out for the 2020-2022 LTI performance cycle. The Options granted under the 2020-2022 LTI program were all fully vested as February 19, 2023, or in the case of Mr. Glass May 27, 2022, but had no value as of their respective vesting dates because they were underwater, with an exercise price of $60.86.

RSUs and Options

The RSUs awarded in 2020 cliff vested on February 19, 2023, which was three years from the date of grant. The Options awarded in 2020 vested ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date; the final tranche of Options vested on February 19, 2023. Additional details regarding the RSUs and Options granted in 2020 can be found in the Outstanding Equity Awards table in “Executive Compensation Tables.”

2020-2022 Performance Share Awards

In February 2020, the Compensation Committee determined the goals and metrics for awards for the 2020-2022 performance cycle, which performance cycle began on January 1, 2020 and ended on December 31, 2022. Those determinations included the following:

◾	the threshold, target and maximum PSA amounts payable to the NEOs;
◾	the relevant performance measures (Operating ROE and Relative TSR);
◾	the peer group used to assess Relative TSR performance;
◾	the relative weighting of each performance measure; and
◾	the goals for threshold, target and maximum payouts for each performance measure (25%, 100% and 200% of target, respectively).

The payouts for the 2020-2022 LTI PSAs could have ranged from 0% to 200% of each NEO’s target, with a threshold payout for each performance measure equal to 25% of target. For the PSAs to be payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained. Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.

Lincoln National Corporation 2023 Proxy Statement               67

Compensation Discussion & Analysis  ◾  Long-Term Compensation Awarded or Vested in 2022

The following table shows the number of shares that each NEO (other than Messrs. Grove and Reid, who were not employed by the Company in 2020) had the potential to earn under the 2020-2022 LTI performance cycle at the threshold, target and maximum levels:

Estimated Share Payout Opportunities under the 2020-2022 Performance Award Cycle as of Grant Date*

Executive Officer	Threshold (#)	Target (#)	Maximum (#)

Ellen G. Cooper	1,509	12,071	24,142

Randal J. Freitag	1,899	15,191	30,382

Kenneth S. Solon	1,140	9,120	18,240

Former Executive Officer

Dennis R. Glass	7,817	62,537	125,074

*	Amounts do not include dividend equivalents.

In February 2023, the Compensation Committee reviewed the reports and analysis that management provided regarding our performance during the 2020-2022 performance cycle and determined the results for each performance measure, as shown in the graphic that follows. Based on the performance by the Company in each of these key metrics over the performance period (which was below the threshold performance level for both the Operating ROE measure and the Relative TSR measure), the total performance certified by the Committee for the performance cycle was 0%. As a result, the Compensation Committee did not approve any payout of the 2020-2022 performance share awards.

Performance goals, actual results and actual payout percentages for the 2020-2022 performance award cycle

Operating Return on Equity (ROE)			Relative Total Shareholder Return (TSR)
Relative weight: 50%			Relative weight: 50%
Goal for Threshold payout	Goal for Target Payout	Goal for Maximum Payout	Goal for Threshold Payout	Goal for Target Payout	Goal for Maximum Payout

12.15%	12.8%	13.45%	Ranking: 8th out of 11	Median of peer group	Ranking: 1st to 3rd out of 11

Actual results	Payout as percentage of target		Actual results	Payout as percentage of target

11.31%	0%		Last in peer group (TSR of -33.37%)	0%

Operating ROE for the 2020-2022 LTI performance period was an absolute measure that was calculated as of the end of the three-year performance period using the definition set forth in Exhibit 1 on page E-4. In calculating Operating ROE for the 2020-2022 LTI performance period, certain defined exclusions were made (as listed in Items A through I of Exhibit 1 on page E-5) in accordance with the terms of the plan. As a result, as of December 31, 2022, Operating ROE as calculated in accordance with plan formula was 11.31%.

Relative TSR for the 2020-2022 LTI was based on our TSR results for the performance period ranked against the TSR results for the peer group shown below. The Company’s TSR for the performance period was -33.37%, as calculated in accordance with the LTI plan, which ranked last among the peers listed in the following table. Long-term shareholder returns are a key area of focus for management and the Board, with the enterprise strategic objectives keenly focused

68               Lincoln National Corporation 2023 Proxy Statement

Participation in Executive Compensation Decisions  ◾  Compensation Discussion & Analysis

on performance metrics that are important to increasing shareholder returns. As a result, the Compensation Committee believes that Relative TSR continues to be a key metric in our LTI program and continued to include the metric for the 2023-2025 cycle. Additionally, for the 2023 LTI, the Compensation Committee approved a more rigorous goal for Relative TSR by setting the target goal at the 55th percentile for this metric.

2020-2022 Relative TSR Peer Group
◾	Aegon	◾	Globe Life
◾	Ameriprise Financial	◾	Manulife
◾	Athene*	◾	Principal Financial
◾	Brighthouse Financial	◾	Prudential Financial
◾	Equitable Holdings	◾	Unum Group

*

Although Athene was included in the peer group when established by the Compensation Committee in February 2020, it was subsequently removed in January 2022 upon the completion of Athene’s merger with Apollo Asset Management.

For a discussion of our TSR Peer Group selection process, see the “2022-2024 Performance Share Awards” discussion above.

TSR for the 2020-2022 LTI is defined as the change in the price of a share of common stock plus dividends paid, over the relevant performance period, divided by the price of a share of common stock at the beginning of the performance period for us and for each of our peers. We used an average of the prices of the common stock as reported on the NYSE consolidated transactions tape for the 30 trading days preceding the beginning and end dates of the 2020-2022 performance period to determine the beginning and ending share prices for the performance period to eliminate the effects of any short-term volatility on the stock price.

The table below shows that that there were no resulting PSA payouts for the NEOs eligible for such award (i.e., all NEOs other than Messrs. Grove and Reid):

Actual Payouts under 2020-2022 Performance Share Awards
Executive Officer	Target (# of shares)	Payout percentage of target	Payout (# of shares)

Ellen G. Cooper	12,071	0%	—

Randal J. Freitag	15,191	0%	—

Kenneth S. Solon	9,120	0%	—

Former Executive Officer

Dennis R. Glass	62,537	0%	—

Participation in Executive Compensation Decisions

Role of the Compensation Committee

The Compensation Committee has primary authority for determining the compensation of our executive officers, including our NEOs. Specifically, it:

◾	establishes the compensation peer group;

◾	approves the individual pay components and aggregate compensation amounts for our executives;

◾	determines the form(s) in which compensation will be paid — i.e., cash or equity — and the equity vehicles to be used, including PSAs, RSUs or Options;

◾	establishes the target award levels and performance measures for the various short- and long-term compensation programs; and

◾	certifies the performance in accordance with the terms of the short- and long-term compensation programs.

Lincoln National Corporation 2023 Proxy Statement               69

Compensation Discussion & Analysis  ◾  Risk Considerations Relating to Compensation

For a description of the Compensation Committee’s principal functions, see “Board Committees—Compensation Committee.”

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle. During this meeting, the Compensation Committee reviews results for the various performance measures for the just-completed annual and long-term performance cycles, certifies the achievement (or non-achievement) of the performance goals, and approves the earned portion of the awards, as appropriate.

Role of Management

In determining executive compensation, the Compensation Committee considers input from a number of sources, including executive management. However, our CEO and CHRO do not play any role in, and are not present for, any discussions regarding their own compensation. Specifically, our CEO and CHRO provide the Compensation Committee with their views and insight on NEO compensation (other than for themselves), including:

◾	their assessment of individual executive performance, the business environment, succession planning and retention; and

◾	recommendations for base salary, target annual incentive awards and target long-term incentive awards for each NEO.

The Compensation Committee views this input as an essential component of the executive compensation determination process.

Role of the Compensation Consultant

The Compensation Committee regularly consults with Pay Governance LLC, an independent compensation consultant, for advice regarding compensation practices for our executives. The Compensation Committee has the sole authority to hire or fire any compensation consultant, as well as to establish the scope of the consultant’s work.

During 2022, Pay Governance provided the Compensation Committee with:

◾	an evaluation of our executive officers’ base salaries and short- and long-term target incentive compensation relative to that of identified peers and the broader market;

◾	an evaluation of the alignment of the Company’s executive compensation with Company performance;

◾	information on trends in executive compensation, such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles, as well as regulatory developments;

◾	an advance review of management-prepared materials for each Compensation Committee meeting;

◾	assistance in the review and discussion of material agenda items;

◾	assistance with compensation peer group analysis;

◾	an independent review of our analytical work related to executive compensation;

◾	insight and advice in connection with the design of, and any changes to, our equity grants and short-and long-term incentive plans;

◾	feedback regarding our CEO’s total targeted direct compensation package; and

◾	timely industry-specific details related to compensation levels, incentive design changes, and other trends.

Pay Governance does not provide us with any services other than advising the Compensation Committee on executive compensation and the Corporate Governance Committee on director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

Risk Considerations Relating to Compensation

The structure and administration of our compensation programs are designed to, among other objectives, appropriately balance risk and reward. As part of the annual risk assessment of our compensation plans, we identify,

70               Lincoln National Corporation 2023 Proxy Statement

Other Compensation Considerations  ◾  Compensation Discussion & Analysis

analyze and evaluate all of our employee compensation programs to assess any risks these programs might pose. The process includes, but is not limited to:

◾	identifying all of the compensation programs that cover our employees;

◾	reviewing these programs from a design and governance perspective, including evaluating the behavior each program is designed to encourage and detailing the flow of compensation for each program;

◾	identifying any risks inherent in the programs, including analyzing whether any of the programs encourage our executives or any other employees to take risks that could harm the Company; and

◾	identifying and discussing any additional risk mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Once the annual assessment is completed and reviewed by our Chief Risk Officer, our Head of Total Rewards formally reviews the analysis of our programs and discusses the findings with the Compensation Committee. Some of the features of our compensation programs that limit risk include the following:

◾	our incentive plan awards are based on a balanced set of performance indicators, thus minimizing the potential for any single indicator of performance to have an undue influence on payout;

◾	the Compensation Committee approves the final incentive plan awards and has the authority to decrease the awards even if the performance goals are met;

◾	the “clawback” features of our equity awards, which allow us to rescind an executive’s award(s) under certain conditions;

◾	the balanced pay mix, which minimizes the significance of any single element of pay;

◾	the multiyear performance criteria for our PSAs and the multiyear vesting elements of our other LTI program equity awards, which link the interests of our executives with the long-term health of the Company;

◾	both the annual incentives and the PSAs have payouts that are capped;

◾	our share ownership guidelines and retention requirements encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year; and

◾	fixed compensation is set at a level that allows executives to meet their essential financial needs.

For 2022, the Compensation Committee discussed the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment also highlights other aspects of the administration and oversight of our plans that build considerable risk mitigation into the plans’ organizational structure.

Other Compensation Considerations

Equity Award Grant Procedures. The Compensation Committee operates under previously approved equity award grant procedures, including procedures for granting Options. These procedures are reviewed by the Compensation Committee on a periodic basis. All Options are granted with a “strike,” or exercise, price set at the closing price of our common stock as reported on the composite transactions tape of the NYSE on the grant date. Although the Compensation Committee Chair may approve changes to executive compensation, subject to the Compensation Committee’s review and ratification, only the full Compensation Committee or the Board has the authority to grant equity awards to executive officers.

Although the Compensation Committee typically makes equity award grants during its first regularly scheduled meeting of the calendar year, the Compensation Committee or the Board may also grant equity awards to executives at other regularly scheduled or special meetings, or by taking action through unanimous written consent in order to accommodate special circumstances, such as new hires or promotions.

◾

For equity awards granted to executives at a regularly scheduled meeting or at a “special” meeting of the Board or Compensation Committee that occurs during a period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (an “open window period”), the grant date is the date of the meeting.

◾

For equity awards granted at a “special” meeting of the Board or Compensation Committee that does not occur during an open window period, the grant becomes effective on the first business day of the next open window period. (Open window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors).

Lincoln National Corporation 2023 Proxy Statement               71

Compensation Discussion & Analysis  ◾  Employee Benefit Plans

◾

For equity awards granted by unanimous consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; however, if that business day is not during an open window period, the grant becomes effective on the first business day of the next open window period.

Tax Considerations. The Internal Revenue Code of 1986, as amended (“IRC”), generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for all individuals who are considered NEOs. The Compensation Committee implements compensation programs that it believes are competitive, will attract and retain executive talent and are in the best interests of the Company and its shareholders. Accordingly, the compensatory arrangements (including amendments to existing compensatory arrangements) approved by the Compensation Committee may provide for non-deductible payments or benefits.

Employee Benefit Plans

We offer our executives some additional benefits not offered to our non-executive employees, in some cases to replace benefits the executives lose as a result of tax law limits in the broad-based tax-qualified plans. We use these benefits to attract and retain key employees, since our competitors typically offer the same types of benefits.

Our Deferred Compensation Plan. We provide certain benefits to our executive officers through our nonqualified defined contribution plan — the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”). As discussed further in “Executive Compensation Tables – Nonqualified Deferred Compensation,” the Company makes matching and excess core contributions to the DC SERP on behalf of the plan participants. Excess core contributions are credited in the first quarter after the end of the plan year. In addition, as discussed further under “Executive Compensation Tables – Nonqualified Deferred Compensation,” the Company makes an additional contribution to the DC SERP for its executive officers, a “special executive credit,” which is also credited in the first quarter after the end of the plan year.

Change-of-Control Severance Arrangements. We offer our executives a severance plan that provides potential benefits in connection with a change of control of the Company. Payment of benefits under this plan, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), is triggered when an executive’s employment is terminated (under specific circumstances) in anticipation of or within two years after our change of control. The objectives of the change-of-control benefits are to:

◾	retain qualified executives in the face of an actual or threatened change of control of the Company;

◾

enable executives to help our Board assess any proposed change of control of the Company and advise whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

◾	demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

Each year the Compensation Committee reviews an analysis prepared by its independent compensation consultant that estimates for each NEO the benefits associated with a potential change of control of the Company and the cost of those benefits to us. For 2022, the Compensation Committee found that the estimated costs for these benefits would be reasonable. For more information on the LNC COC Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

Severance Plans. We also offer our NEOs (other than our CEO) and our other executive officers a severance plan in the event they are involuntarily terminated other than for cause, other than in connection with our change of control. The plan pays 78 weeks of severance benefits. To qualify for benefits under this plan (The Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”)), the officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation. Any payments made under the Officers’ Severance Plan reduce, on a dollar-for-dollar basis, any payments the officer receives under the LNC COC Plan if a circumstance arose that would entitle a participant to benefits under both plans. For more information on the Officers’ Severance Plan, see “Executive Compensation Tables – Potential Payments upon Termination or Change of Control.”

72               Lincoln National Corporation 2023 Proxy Statement

Compensation Committee Report  ◾  Compensation Discussion & Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with management and has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s 2022 Form 10-K.

The Compensation Committee

William H. Cunningham

Eric G. Johnson

Janet Liang

Michael F. Mee

Patrick S. Pittard, Chair

Lincoln National Corporation 2023 Proxy Statement               73

Executive Compensation Tables  ◾  Summary Compensation Table

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation of our NEOs for 2022. See “Narrative to Summary Compensation Table” below for more information.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Option awards ($)[2]	Non-equity incentive plan compensation ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]	Total ($)[6]

Ellen G. Cooper[7]	2022	1,056,783	—	5,118,044	1,293,774	1,276,172	—	353,536	9,098,310
President and CEO	2021	815,200	—	1,904,136	772,511	1,813,558	—	266,500	5,571,905
	2020	722,691	—	1,330,934	550,934	760,489	—	245,758	3,610,805

Randal J. Freitag	2022	888,634	—	6,951,374	546,382	641,335	—	327,792	9,355,517
EVP and CFO	2021	857,345	—	1,950,504	795,708	1,851,641	14,656	291,769	5,761,624
	2020	821,686	—	1,675,006	693,370	846,825	48,570	324,825	4,410,281

Matthew Grove[8]	2022	438,462	—	4,206,362	500,006	1,500,000	—	23,271	6,668,101
EVP, Head of Individual Life & Annuities and LFN

James Reid[9]	2022	310,577	250,000	2,286,689	400,512	1,147,500	—	15,358	4,410,636
EVP and President, Workplace Solutions

Kenneth S. Solon[10]	2022	756,202	—	5,364,694	775,948	559,271	—	270,144	7,726,259
EVP, Chief Information Officer, and Head of IT, Digital and Enterprise Services	2021	718,910	—	1,362,926	553,909	1,510,425	—	218,840	4,365,011

Former Executive Officer

Dennis R. Glass[11]	2022	633,846	—	4,259,814	—	693,000	—	867,864	6,454,525
Former President and CEO	2021	1,360,000	—	8,023,336	1,903,014	4,592,448	200,407	681,719	16,760,924
	2020	1,360,000	—	6,895,349	2,854,427	2,196,264	254,476	740,306	14,300,822

[1]

Represents the grant date fair value of stock awards granted under one of the Company’s incentive compensation plans (collectively referred to as the “ICP”). Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2022 Form 10-K. Stock awards granted in 2022 include grants of RSUs and PSAs, the latter of which are subject to performance conditions.

The table below shows the grant date fair value of the RSUs and PSAs granted in 2022, as well as the value of the PSAs assuming the maximum level of performance (232% of target) is achieved under the performance measures, as described in the CD&A. The grant date fair value for the PSAs was calculated in accordance with Topic 718 using a performance factor of 1.0482 for the PSAs granted in February 2022, a performance factor of 0.85785 for the PSAs granted in May 2022 and a performance factor of 0.68505 for the PSAs granted in August 2022. The stock awards granted in 2022 are described in more detail in “Grants of Plan-Based Awards.”

Named Executive Officer	Grant Date Fair Value of 2022 RSUs ($)	Grant Date Fair Value of 2022 PSAs ($)	Value of 2022 PSAs at Maximum Performance Level ($)

Ellen G. Cooper	1,293,799	3,824,246	9,004,668

Randal J. Freitag	5,519,572	1,431,802	3,169,034

Matthew Grove	3,350,020	856,342	2,900,100

James Reid	1,600,773	685,916	2,322,933

Kenneth S. Solon	2,533,606	2,831,088	6,266,098

Dennis R. Glass	1,656,033	2,603,781	5,762,996

[2]

Represents the grant date fair value of Option awards granted under the ICP. Values were determined in accordance with Topic 718, and the assumptions made in calculating such values can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2022 Form 10-K. The Option awards granted in 2022 are described in more detail in “Grants of Plan-Based Awards.”

74               Lincoln National Corporation 2023 Proxy Statement

Summary Compensation Table  ◾  Executive Compensation Tables

[3]	Represents the AIP awards earned for the 2022 performance period under the ICP. More information on the AIP awards is provided in “Grants of Plan-Based Awards” and in the CD&A.

[4]

These amounts reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and nonqualified defined benefit pension plans shown in “Pension Benefits.” The amount attributable to the change in pension value for 2022 resulted in a decrease of $131,646 for Mr. Freitag and a decrease of $55,077 for Mr. Glass. We froze these pension plans at the end of 2007. The year-end present values were computed using the same assumptions as those used for financial reporting purposes. For year-end 2022 those are a 5.65% interest rate to discount the normal retirement age (age 65 or current age if higher) lump-sum value of annuity payments, which were converted using an interest discount rate of 5.90% and the IRS-prescribed mortality table for 2023 under Internal Revenue Code (“IRC”) section 417(e)(3). The NEOs did not have any preferential nonqualified deferred compensation earnings.

[5]	The table below gives details on All Other Compensation:

Name	Perquisites[a] ($)	401(k) Match and Core Contributions[b] ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match and Core Contributions)[c] ($)	Other Benefits[d] ($)	Total ($)

Ellen G. Cooper	39,503	29,900	284,132	—	353,536

Randal J. Freitag	10,000	29,900	287,892	—	327,792

Matthew Grove	—	15,263	8,008	—	23,271

James Reid	—	15,358	—	—	15,358

Kenneth S. Solon	18,306	29,900	221,938	—	270,144

Dennis R. Glass	34,526	29,900	673,041	130,397	867,864

(a)

For Ms. Cooper, $26,603 reflects the aggregate incremental cost of personal use of the corporate aircraft, $6,600 is related to reimbursement for financial planning services fees, $4,725 reflects the cost of executive physicals and the remaining amount reflects matching charitable gifts made by the Lincoln Financial Foundation on her behalf. Ms. Cooper generally uses the corporate aircraft for personal use only when necessary to accommodate her business schedule.

For Mr. Freitag, the amount reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf.

For Mr. Solon, $10,000 reflects matching charitable gifts made by the Lincoln Financial Foundation on his behalf, $4,725 reflects the cost of executive physicals, $1,850 relates to reimbursement for financial planning services fees and the remaining amount reflects the aggregate incremental cost of personal use of the corporate aircraft.

For Mr. Glass, reflects the aggregate incremental cost of personal use of the corporate aircraft. While serving as our President and CEO, Mr. Glass generally used the corporate aircraft for personal use only when necessary to accommodate his business schedule.

More information regarding perquisites and personal benefits, including a discussion of how we value personal use of the corporate aircraft, can be found under “Narrative to Summary Compensation Table.”

(b)

Represents Company matching contributions under the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”) for the 2022 plan year and Company core contributions under the Employee’s 401(k) Plan for the 2021 plan year made in the first quarter of 2022.

(c)

Represents (1) excess Company matching contributions to the DC SERP for the 2022 plan year, (2) excess Company core contributions to the DC SERP for the 2021 plan year made in the first quarter of 2022, which are amounts not provided for under the Employees’ 401(k) Plan due to IRC limits, and (3) an additional contribution – the “special executive credit” – to the DC SERP for the 2021 plan year made in 2022, which is described in more detail in “Nonqualified Deferred Compensation.” Mr. Glass’s amount also reflects a “special Lincoln credit” in the amount of $69,300 contributed by the Company to the DC SERP in March 2023, as Mr. Glass was not eligible under the terms of the Employees’ 401(k) Plan or the DC SERP to receive matching or core contributions with respect to his 2022 AIP amount because it was paid after his retirement date. The amount of the special Lincoln credit was equal to 10% of his 2022 AIP payout (to account for a 6% matching contribution and a 4% core contribution).

(d)	Represents accrued and unused vacation time paid to Mr. Glass upon his retirement, which is a benefit all employees are eligible to receive.

[6]	Some totals might not reconcile due to rounding.

[7]	Ms. Cooper became our President and CEO effective May 27, 2022. Prior to that date, she served as Executive Vice President, Head of Enterprise Risk and Annuity Solutions.

[8]	Mr. Grove joined the Company in July 2022. Accordingly, only compensation for 2022 is provided for Mr. Grove because he was not an NEO in 2020 or 2021.

[9]

Mr. Reid joined the Company in August 2022. Accordingly, only compensation for 2022 is provided for Mr. Reid because he was not an NEO in 2020 or 2021. Mr. Reid received a $250,000 sign-on bonus at the time his hiring, which is reflected in the “Bonus” column of the table.

[10]	Only compensation for 2021 and 2022 is provided for Mr. Solon because he was not an NEO in 2020.

[11]

Mr. Glass retired as our President and CEO effective May 27, 2022, transitioning to the role of non-executive Chair of the Board. The compensation amounts shown in this table are for his services as President and CEO through that date. See “Compensation of Outside Directors” for information on compensation received by Mr. Glass for his services as an outside director in 2022.

Lincoln National Corporation 2023 Proxy Statement               75

Executive Compensation Tables  ◾  Summary Compensation Table

Narrative to Summary Compensation Table

2022 Annual Incentive Program

For the 2022 AIP, the dollar amounts included in the Summary Compensation Table for each of our NEOs reflect the performance results for this program as certified by the Compensation Committee in the first quarter of 2023. These results triggered a payout below target for Ms. Cooper and Messrs. Freitag, Glass and Solon. Upon their hiring in July 2022, Messrs. Grove and Reid were each guaranteed a minimum 2022 payout at target. For more details on the 2022 AIP, including the performance measures, targets and final results, see the CD&A.

Perquisites and Personal Benefits

Below are the primary perquisites and personal benefits we offered our NEOs in 2022, not all of which were actually received by each NEO:

Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with other officers, up to a maximum of $6,600 annually for reimbursement for any combination of tax/financial-planning services and tax-preparation services provided by a certified public accountant other than Ernst & Young, our accounting firm.

Personal Use of the Corporate Aircraft. Since 2005, the Board has advised our CEO to use the corporate aircraft for both business and personal travel, when practical, because of security concerns and to maximize the CEO’s time devoted to our business. If an executive (and any guests of the executive) uses the corporate aircraft for personal purposes, we treat this usage as a perquisite for proxy-statement-reporting purposes and calculate the value of such services based on the total incremental cost to us. For personal flights, that cost is based on a cost-per-flight-hour charge that reflects the aggregate incremental operating costs of the aircraft, including regularly required maintenance, landing fees and aircraft fuel expenses. We also include as an incremental cost any flights required to reposition the corporate aircraft (i.e., dead-head flights) because of a personal flight. When executives, their families and invited guests fly on the corporate aircraft as additional passengers on business flights, there is no incremental cost. Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each executive.

Matching Charitable Gift Program. Under this program, the Lincoln Financial Foundation matches gifts from an NEO to one or more eligible recipient organizations, up to an annual total maximum of $10,000, except for Ms. Cooper who is also a director and has a matching gift limit of up to $15,000.

Retirement Benefits

Under the DC SERP, our participating NEOs are eligible for an additional contribution — a “special executive credit” — as a percentage of “Total Pay.” For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year. For each NEO, the amount of the special executive credit we contributed to the DC SERP in 2022 (for the 2021 plan year) equaled 5% of Total Pay. For more details on the DC SERP, the contributions and the calculations of these amounts, see “Nonqualified Deferred Compensation.”

76               Lincoln National Corporation 2023 Proxy Statement

Grants of Plan-Based Awards  ◾  Executive Compensation Tables

Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during 2022 under the ICP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units[3] (#)	All other option awards: number of securities underlying options[4] (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards[5] ($)

		29,004	2,320,313	4,640,625

	2/16/2022				3,712	35,351	82,014				2,723,907
	2/16/2022							11,784			866,242

Ellen G. Cooper	2/16/2022								36,322	73.51	866,207

	5/26/2022				2,356	22,440	52,061				1,100,339
	5/26/2022							7,480			427,557

	5/26/2022								23,663	57.16	427,567

		15,013	1,201,002	2,402,003

	2/16/2022				1,951	18,582	43,110				1,431,802

Randal J. Freitag	2/16/2022							11,149			819,563

	2/16/2022							63,937			4,700,009

	2/16/2022								22,911	73.51	546,382

		N/A	1,500,000	3,000,000

	8/10/2022				2,711	25,822	59,907				856,342

Matthew Grove	8/10/2022							15,493			750,016

	8/10/2022							53,708			2,600,004

	8/10/2022								34,902	48.41	500,006

		N/A	1,147,500	2,295,000

	8/10/2022				2,172	20,683	47,985				685,916

James Reid	8/10/2022							12,410			600,768

	8/10/2022							20,657			1,000,005

	8/10/2022								27,957	48.41	400,512

		11,829	946,313	1,892,626

	2/16/2022				1,358	12,935	30,009				996,683

	2/16/2022				2,500	23,807	55,232				1,834,405

Kenneth S. Solon	2/16/2022							7,761			570,511

	2/16/2022							23,807			1,750,053

	2/16/2022								15,948	73.51	288,164

	12/5/2022							5,645			213,042

	12/5/2022								30,060	37.74	395,620

Former Executive Officer

		7,875	1,260,000	2,520,000

Dennis R. Glass	2/16/2022				3,548	33,792	78,397				2,603,781

	2/16/2022							22,528			1,656,033

[1]

Represents the potential threshold, target and maximum payout opportunities under the 2022 AIP. Actual amounts the NEOs earned are reflected in the Summary Compensation Table. More information on the 2022 AIP awards, including the applicable performance targets, is provided in the CD&A.

[2]

Represents the potential threshold, target and maximum payouts under PSA awards granted in 2022. The awards granted on February 16, 2022 and May 26, 2022 to our current CEO represent in the aggregate 60% of her 2022 LTI target, the award granted on February 16, 2022 to our former CEO represents 60% of his 2022 LTI target, and the first awards listed as granted to our other NEOs on February 16, 2022 or August 10, 2022, as applicable, represent 50% of such other NEOs’ 2022 LTI targets. These awards were each awarded as PSAs for the 2022-2024 performance period, and are payable in shares of our common stock. Mr. Solon also received a supplemental PSA award, with a grant date fair value of $1.83 million, on February 16, 2022, which has the same metrics and goals as the other PSA awards granted under the 2022 LTI. For more information, see “Long-Term Compensation Awarded or Vested in 2022 – Additional 2022 Equity Awards” in the CD&A. Earned awards under the 2022-2024 performance

Lincoln National Corporation 2023 Proxy Statement               77

Executive Compensation Tables  ◾  Grants of Plan-Based Awards

cycle will be determined in the first quarter of 2025 (for the performance period ending December 31, 2024), and the amount of the award that is earned may range from 0% to 232% of the target amount depending upon the attainment of pre-established performance goals and application of the DE&I modifier. For more information on the 2022-2024 performance awards and the performance goals that apply to these awards, see the CD&A. Dividend equivalents accrue on the PSAs, based on normal dividend rates, and are payable only in shares of our common stock and only if and to the extent the related LTI award is actually earned based on certification of performance.

[3]

Represent RSU awards granted in 2022. The awards granted on February 16, 2022 and May 26, 2022 to our current CEO represent in the aggregate 20% of her 2022 LTI target, the award granted to our former CEO on February 16, 2022 represents 40% of his 2022 LTI target, and the first awards listed as granted to our other NEOs on February 16, 2022 or August 10, 2022, as applicable, represent 30% of such other NEOs’ 2022 LTI targets. These awards were each awarded as RSUs that cliff vest on the third anniversary of the grant date and are described in more detail in the CD&A. Mr. Freitag also received a supplemental RSU award on February 16, 2022, with a grant date fair value of $4.7 million, and Mr. Solon also received supplemental RSU awards on February 16, 2022 and December 5, 2022, with grant date fair values of $1.75 million and approximately $213,000, respectively. These supplemental RSU awards to Messrs. Freitag and Solon cliff vest on the third anniversary of the grant date. Messrs. Grove and Reid also each received an inducement RSU award on August 10, 2022, in connection with their hiring, with grant date fair values of $2.6 million and $1.0 million, respectively. Mr. Grove’s inducement award vests in three equal annual installments beginning on the first anniversary of the grant date. One-quarter of Mr. Reid’s inducement award vests on each of the first two grant date anniversaries, with the remaining 50% vesting on the third anniversary of the grant date. For more information on these additional RSU awards, see “Long-Term Compensation Awarded or Vested in 2022 – Additional 2022 Equity Awards” in the CD&A. Dividend equivalents accrue on the RSUs, are credited in the form of additional RSUs on each date that dividends are paid on our common stock and are payable only in shares of our common stock and only upon vesting of the related RSU award.

[4]

The awards granted on February 16, 2022 and May 26, 2022 to our current CEO represent in the aggregate 20% of her 2022 LTI target and the awards granted to our other NEOs on February 16, 2022 or August 10, 2022, as applicable, represent 20% of such other NEOs’ 2022 LTI targets. These awards were each awarded in the form of Options as described in more detail in the CD&A. The Options have 10-year terms and vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. Mr. Solon also received a supplemental Option award on December 5, 2022, with a grant date fair value of $395,620. These Options have a ten-year term and cliff vest on the third anniversary of the grant date. None of the Options granted have a reload feature.

[5]

Represents the grant date fair value of the award determined in accordance with Topic 718, using a performance factor of 1.0482 for the PSAs granted in February 2022, a performance factor of 0.85785 for the PSAs granted in May 2022 and a performance factor of 0.68505 for the PSAs granted in August 2022. All assumptions made in calculating the aggregate fair value can be found in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2022 Form 10-K.

Narrative to Grants of Plan-Based Awards Table

The following terms also apply to these awards:

◾	The exercise price and tax-withholding obligations related to the exercise of all Options may be paid by withholding or delivering shares, subject to certain conditions.

◾	For stock awards, we withhold a sufficient number of shares to satisfy at least the NEO’s mandatory minimum tax-withholding obligations upon vesting at the NEO’s election.

◾

The Options and stock awards granted in 2022 will vest fully: (1) if the executive dies or becomes permanently disabled; or (2) in connection with a “change of control” of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

◾

The Options and stock awards are not transferable except by will or under trust and estates law, unless the Compensation Committee permits such a transfer. The Compensation Committee has not permitted a transfer of any of the awards shown in the Grants of Plan-Based Awards table above.

◾

In general, when an executive voluntarily leaves the Company after meeting the requirements for “retirement” in the applicable award agreement, the executive will receive a pro-rated PSA award (but only if the applicable performance goals are achieved and the Compensation Committee does not withhold payout of the award, which it has the discretion to do). The prorated award will be based on the number of days of service out of the total number of days in the three-year performance cycle. Any payout of PSAs will be made at the same time, and in the same manner, as other participants are paid.

◾

In addition, in general, when an executive voluntarily leaves the Company after meeting the requirements for “retirement” in the applicable award agreement, RSUs and Option awards with cliff vesting provisions will vest on a pro rata basis, and for Options that vest ratably, the Options will vest pro rata based on the number of days of service in the one-year anniversary period in which the termination occurs.

◾

Options and RSU awards granted in 2022 will vest on a pro rata basis if an executive officer who became a member of the Senior Management Committee (“SMC”) prior to May 26, 2022 voluntarily leaves the Company with at least

78               Lincoln National Corporation 2023 Proxy Statement

Grants of Plan-Based Awards  ◾  Executive Compensation Tables

seven years of service on the SMC or at age 55 years or older with at least five years of service. For executive officers who joined the SMC on or after that date, Options and RSU awards granted in 2022 will vest on a pro rata basis if the executive officer voluntarily leaves the Company at age 55 or older with at least five years of service.

◾

The RSUs and PSAs granted to Mr. Glass in 2022 vested fully upon his retirement from the Company in May 2022, with the PSAs vesting and actual payout subject to the achievement and certification by the Compensation Committee of the applicable performance goals after the end of the performance cycle.

◾

The Options, RSUs and PSAs granted to our new CEO, Ms. Cooper, and to Mr. Freitag in 2022 as part of the 2022 LTI will vest fully upon retirement if retirement occurs after the first anniversary of the grant date, with the PSAs vesting and actual payout subject to the achievement and certification by the Compensation Committee of the applicable performance goals after the end of the performance cycle; otherwise, such grants will vest on a pro rata basis upon retirement. Per the terms of the relevant award agreements, “retirement” includes a separation from service not for cause at any age with at least seven years of service as a member the SMC or at age 55 or older with at least five years of service.

◾

The supplemental RSU grants made to Messrs. Freitag and Solon, and the supplemental PSA grant made to Mr. Solon, in February 2022 will be forfeited in the event of a voluntary retirement and will vest in full in the event of an involuntary termination by the Company not for cause, with the PSAs vesting and actual payout subject to the achievement and certification by the Compensation Committee of the applicable performance goals after the end of the performance cycle.

◾

The Options and RSUs granted to Mr. Solon in December 2022 will vest in full if he retires after the second anniversary of the grant date; otherwise, such awards will vest on a pro rata basis upon retirement.

◾

The Options, RSUs and PSAs are subject to forfeiture and “clawback” provisions, including non-compete, non- solicitation, non-disparagement and confidentiality/non-disclosure covenants and a clawback provision in the case where an NEO is terminated for cause. Specifically, we may rescind unvested awards or require the NEO to return the vested shares or shares acquired upon the exercise of Options (or, if applicable, the cash received on the sale of shares) to us upon breach of one of the covenants or termination for cause. The restrictive covenants and forfeiture provisions expire six months after an Option or an RSU award vests, or the shares are delivered in respect of a vested PSA.

◾

Upon vesting, the Options granted in 2022 may be exercised by the executive or his or her beneficiary (as applicable) until the earliest of: (i) the expiration of the Option term; (ii) one year after the date the executive died or became disabled; (iii) five years after the date the executive voluntarily left the Company after meeting the requirements for retirement; or (iv) three months after the date the executive was involuntarily terminated for any reason other than cause.

Lincoln National Corporation 2023 Proxy Statement               79

Executive Compensation Tables  ◾  Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on unexercised Options, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2022.

Option Awards					Stock Awards

Executive Officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable[1]	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[2] (#)	Market value of shares or units of stock that have not vested[3] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[3] ($)

Ellen G. Cooper	17,191		50.77	2/24/2024	9,935	305,203	1,656	[4]	50,872

	21,748		58.26	2/25/2025	12,505	384,154	16,672	[5]	512,164

	38,891		35.50	2/24/2026	2,042	62,730	2,723	[5]	83,651

	21,819		71.70	2/22/2027	12,075	370,944	36,225	[6]	1,112,832

	25,859		78.32	2/21/2028	7,609	233,748	22,827	[6]	701,245

	40,710		63.01	2/27/2029

	28,917	14,458	60.86	2/19/2030

	12,772	25,542	53.54	2/18/2031

	2,093	4,189	69.30	5/7/2031

	—	36,322	73.51	2/16/2032

	—	23,663	57.16	5/26/2032

Randal J. Freitag	31,738		50.77	2/24/2024	12,505	384,154	2,084	[4]	64,020

	37,751		58.26	2/25/2025	15,165	465,869	20,219	[5]	621,128

	60,254		35.50	2/24/2026	349	10,721	465	[5]	14,285

	32,502		71.70	2/22/2027	76,943	2,363,689	19,041	[6]	584,940

	34,188		78.32	2/21/2028

	51,028		63.01	2/27/2029

	36,393	18,196	60.86	2/19/2030

	15,489	30,978	53.54	2/18/2031

	358	717	69.30	5/7/2031

	—	22,911	73.51	2/16/2032

Matthew Grove	—	34,902	48.41	8/10/2032	15,622	479,908	26,037	[6]	799,857

					54,155	1,663,642

James Reid	—	27,957	48.41	8/10/2032	12,513	384,399	20,855	[6]	640,666

					20,829	639,867

Kenneth S. Solon	4,549		50.77	2/24/2024	7,506	230,584	1,251	[4]	38,435

	9,615		71.70	2/22/2027	9,477	291,133	12,636	[5]	388,178

	13,734		78.32	2/21/2028	1,072	32,932	1,429	[5]	43,899

	29,760		63.01	2/27/2029	32,349	993,761	37,651	[6]	1,156,639

	21,849	10,924	60.86	2/19/2030	5,645	173,414

	9,680	19,359	53.54	2/18/2031

	1,098	2,199	69.30	5/7/2031

	—	15,948	73.51	2/16/2032

	—	30,060	37.74	12/5/2032

Former Executive Officer

Dennis R. Glass	101,711		50.77	2/24/2024			8,579	[4]	263,555

	102,460		58.26	2/25/2025			93,392	[5]	2,869,002

	147,677		35.50	2/24/2026			34,628	[6]	1,063,772

	73,350		71.70	2/22/2027

	80,470		78.32	2/21/2028

	121,420		63.01	2/27/2029

	224,729		60.86	2/19/2030

	114,467		53.54	2/18/2031

80               Lincoln National Corporation 2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End  ◾  Executive Compensation Tables

[1]	Options shown in this column were not exercisable as of December 31, 2022. The following table shows the dates when Options in this column vest and become exercisable.

Expiration Dates	Vesting Dates

2/19/2030	Balance vested on 2/19/2023

2/18/2031	Balance vests equally on 2/18/2023 and 2/18/2024

5/7/2031	Balance vests equally on 5/7/2023 and 5/7/2024

2/16/2032	Vests in three equal annual installments beginning on 2/16/2023

5/26/2032	Vests in three equal annual installments beginning on 5/26/2023

8/10/2032	Vests in three equal annual installments beginning on 8/10/2023

12/5/2032	Vests in full on 12/5/2025

[2]	These stock awards are RSUs that vest as follows.

	Vested On	Vest On	Vest On

Ellen G. Cooper	9,935 2/19/2023	12,505 2/18/2024 2,042 5/7/2024	12,075 2/16/2025 7,609 5/26/2025

Randal J. Freitag	12,505 2/19/2023	15,165 2/18/2024 349 5/7/2024	76,943 2/16/2025

Matthew Grove	18,052 8/10/2023	18,052 8/10/2024	18,051 8/10/2025 15,622 8/10/2025

James Reid	5,208 8/10/2023	5,208 8/10/2024	10,413 8/10/2025 12,513 8/10/2025

Kenneth S. Solon	7,506 2/19/2023	9,477 2/18/2024 1,072 5/7/2024	32,349 2/16/2025 5,645 12/5/2025

The RSU awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon vesting and distribution of the underlying RSU award.

[3]

Represents the product of the number of unearned shares/units that have not yet vested and the closing price of our common stock as reported on the composite tape of the NYSE on December 31, 2022, which was $30.72.

[4]

Represents PSAs that were granted in connection with the 2020-2022 performance cycle, plus accrued dividend equivalents. Because our performance as of the end of the last fiscal year for this performance cycle was below the threshold achievement level, these awards are shown at threshold (12.5%), plus accrued dividend equivalents. The total performance for this cycle, as certified by the Compensation Committee on February 15, 2023, was 0%. As a result, the Compensation Committee did not approve any payout of the 2020-2022 PSA awards. See the CD&A for more information.

[5]

Represents PSAs granted in connection with the 2021-2023 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2024 for the 2021-2023 performance cycle.

[6]

Represents PSAs granted in connection with the 2022-2024 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above the threshold achievement level but did not exceed target, these awards are shown at target (100%), plus accrued dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2025 for the 2022-2024 performance cycle.

Lincoln National Corporation 2023 Proxy Statement               81

Executive Compensation Tables  ◾  Option Exercises and Stock Vested

Option Exercises and Stock Vested

The table below provides information on Options exercised and stock awards that vested during 2022.

	Option Awards		Stock Awards

Executive Officer	Number of shares acquired on exercise (#)	Aggregate value realized on exercise ($)	Number of shares acquired on vesting[1] (#)	Aggregate value realized on vesting[2] ($)

Ellen G. Cooper	—	—	23,243	1,668,915

Randal J. Freitag	—	—	29,133	2,091,832

Matthew Grove	—	—	—	—

James Reid	—	—	—	—

Kenneth S. Solon	—	—	16,952	1,217,308

Former Executive Officer

Dennis R. Glass	—	—	268,844	17,442,623

[1]

Includes dividend equivalents paid out in additional shares of common stock upon the vesting of the underlying RSU and PSA awards. All of Mr. Glass’s outstanding RSU awards vested in full upon his retirement in May 2022. See “Potential Payments upon Termination or Change of Control” for more information.

[2]

Amounts reported represent the total pre-tax value realized upon vesting, calculated as shares vested times the closing price of our common stock as reported on the composite tape of the NYSE on the applicable vesting date (or the last date before vesting that was a trading day for the NYSE).

82               Lincoln National Corporation 2023 Proxy Statement

Pension Benefits  ◾  Executive Compensation Tables

Pension Benefits

Retirement Plans

The LNC Retirement Plan. As of December 31, 2007, we converted our retirement program from a defined-benefit to a defined-contribution design. As a result, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”), a defined benefit plan.

Excess Retirement Plan. The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid, or “restored,” benefits that would have been paid under the LNC Retirement Plan if certain limits were not imposed by Sections 401(a) and 415 of the IRC. The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the IRC limits. The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

When the LNC Retirement Plan was “frozen,” the Excess Plan was also “frozen.” In addition, if the Company undergoes a change of control, no enhanced benefits are payable under the Excess Plan or the LNC Retirement Plan.

The following table shows the present value of the “frozen” accrued benefit, as of December 31, 2022, under the LNC Retirement Plan and the Excess Plan for each of our NEOs who are eligible to participate in these plans.

Pension Benefits

Executive Officer	Plan name	Number of years of credited service[1] (#)	Present value of accumulated benefit[2] ($)	Payments during last fiscal year ($)

Ellen G. Cooper		N/A	N/A	N/A

Randal J. Freitag	LNC Retirement Plan	11.5	325,172	—
	Excess Plan	11.5	15,850	—

Matthew Grove		N/A	N/A	N/A

James Reid		N/A	N/A	N/A

Kenneth S. Solon		N/A	N/A	N/A

Former Executive Officer

Dennis R. Glass	LNC Retirement Plan	13	738,006	40,624
	Excess Plan	13	3,258,691	—

[1]	No benefits have accrued under these plans after December 31, 2007.

[2]

All present values were determined using the same interest rate and mortality assumptions used for financial reporting purposes. The amounts shown for Messrs. Glass and Freitag reflect the present value of the lump sum payable at normal retirement age (age 65 or current age if higher) converted using a discount rate of 5.90% and the IRS-prescribed IRC 417(e)(3) mortality table for 2023.

Lincoln National Corporation 2023 Proxy Statement               83

Executive Compensation Tables   ◾  Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

We have adopted the DC SERP, a nonqualified plan that permits our NEOs and other eligible employees to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) that employees may contribute to the Employees’ 401(k) Plan is subject to annual plan and IRC limits. For 2022, Lincoln made the following contributions to the Employees’ 401(k) Plan:

◾	a dollar-for-dollar basic matching contribution on the first 6% of eligible compensation contributed; and

◾	a “core contribution” of 4% of eligible compensation (which contributions are made in the first quarter after the end of the plan year).

Any “core” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits are contributed to the DC SERP.

Special Executive Credit

For all NEOs, other than Messrs. Grove and Reid who were not employed by the Company in 2021, an additional contribution — a “special executive credit” as a percentage of “Total Pay” — was made to the DC SERP in 2022 for the 2021 plan year. Typically, special executive credits are calculated and credited to the DC SERP by March of the following year. For the purpose of determining the credit, “Total Pay” under the DC SERP is defined as base salary plus annual incentive bonus paid during the fiscal year. For each NEO, the special executive credit equals 5% of Total Pay.

Special executive credits vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; reaching age 62; or upon a change of control of the Company. Each NEO who has received special executive credits is fully vested in the special executive credits they have received through 2022.

Additional Terms of the DC SERP

◾	We will pay out account balances based upon the total performance of the investment measures selected by the participant.

◾

Our NEOs may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals. These are generally the same investment options that are available under the Employees’ 401(k) Plan.

◾

Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts and are subsequently credited with earnings or losses mirroring the performance of the available investment options under the Employees’ 401(k) Plan.

◾	All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.

◾	Our NEOs may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between investments.

◾

Our NEOs may change investment elections with respect to the LNC stock fund only during permitted trading “window” periods, which generally occur quarterly. We will issue cash in settlement of the stock units held through the fund when amounts credited to the LNC stock fund are actually paid to the participants.

◾	The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

84               Lincoln National Corporation 2023 Proxy Statement

Nonqualified Deferred Compensation  ◾  Executive Compensation Tables

The table below provides information on each NEO’s deferrals and on contributions we made to the DC SERP on each NEO’s behalf during 2022. It also shows each NEO’s aggregate balance under the DC SERP as of December 31, 2022.

Nonqualified Deferred Compensation

Executive Officer	Executive contributions in last FY1 ($)	Company contributions in last FY2 ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE[3] ($)

Ellen G. Cooper	172,220	284,132	73,544	—	3,007,445

Randal J. Freitag	164,416	287,892	(116,909)	—	5,103,067

Matthew Grove	26,308	8,008	189	—	34,504

James Reid	—	—	—	—	—

Kenneth S. Solon	951,627	221,938	192,776	—	6,852,044

Former Executive Officer

Dennis R. Glass	313,578	603,741	(2,348,631)	—	31,274,578

[1]

Amounts shown reflect deferral of a portion of salary for 2022 (included as Salary in the Summary Compensation Table for 2022) and deferral of a portion of the AIP amounts paid in 2022 relating to 2021 performance (included as Non-Equity Plan Compensation in the Summary Compensation Table for 2021). These amounts are:

Executive Officer	Salary ($)	Incentive Plan ($)

Ellen G. Cooper	63,407	108,813

Randal J. Freitag	53,318	111,098

Matthew Grove	26,308	—

James Reid	—	—

Kenneth S. Solon	45,372	906,255

Former Executive Officer

Dennis R. Glass	38,031	275,547

[2]	Amounts shown reflect our employer contributions into the DC SERP during 2022, which are included as All Other Compensation in the Summary Compensation Table for 2022.

[3]

In addition to the amounts shown in footnote 1 above, this column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO in one or more prior years. These amounts are as follows: $487,721 for Ms. Cooper; $1,053,936 for Mr. Freitag; $327,236 for Mr. Solon; and $3,295,119 for Mr. Glass.

Lincoln National Corporation 2023 Proxy Statement               85

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Potential Payments upon Termination or Change of Control

The narrative below describes the various termination and change-of-control arrangements applicable to our NEOs that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by a table showing potential payments each NEO would have received in the event of their termination of employment (voluntary, involuntary or in connection with our change of control) occurring on December 31, 2022, except for Mr. Glass, for whom the table shows the payments and benefits to which he became entitled upon his retirement effective May 27, 2022.

Change-of-Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan. NEOs become eligible for benefits under the LNC COC Plan if (either in anticipation of or within two years after our change of control):

◾

the NEO’s employment is terminated by the Company for any reason other than “cause” (defined as (a) a conviction of a crime that is job related or that may otherwise cause harm to the reputation of the Company; (b) any act or omission detrimental to the conduct of business of the Company; (c) inability to obtain or retain proper licenses; (d) theft, dishonesty, fraud or misrepresentation; (e) failure to cooperate or be truthful in connection with an investigation related to the Company; (f) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (g) violation of any policy or rule of the Company; or (h) unsatisfactory performance that does not meet expectations after coaching or counseling) or the NEO’s death or disability; or

◾

the NEO terminates his or her employment for “good reason” (defined as a “material and adverse” change in the NEO’s responsibilities, a reduction in salary or target annual incentive bonus opportunity, or our failure to provide compensation and benefits materially similar to those offered in the past—with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are met, the Company would make a cash payment to the NEO based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan:

–	“annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination; and

–

“target bonus” means the target set for annual incentive bonus under the AIP for the calendar year in which the NEO’s employment was terminated or for the year in which the change of control occurred, whichever is higher.

The amounts payable under the LNC COC Plan would be determined as follows:

Chief Executive Officer	3 times annual base salary	+	3 times target bonus
All Other Participating Executives (including our other NEOs)	2 times annual base salary	+	2 times target bonus

Benefits offered under the LNC COC Plan do not include any tax “gross ups” to cover any excise tax amounts deemed to be “excess parachute payments” under IRC Section 280G. The LNC COC Plan provides for the reduction, or cutback, of payments under the plan if it is determined that the net after-tax amount to be received by a participant after the reduction would be greater than the net after-tax amount that a participant would receive without the reduction.

In addition to the cash payment, our NEOs would receive the following additional benefits and benefit enhancements under the LNC COC Plan:

◾

Reimbursement, for a maximum of 18 months, of premiums the NEO paid for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”);

◾

For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

◾

Vesting of AIP and LTI awards for each completed performance period, with awards for open performance periods paid at target and pro-rated to reflect the date on which the termination occurred and paid out at the end of the performance period (although the Compensation Committee has discretion under the ICP to fully vest awards); and

◾

Reimbursement of the cost of outplacement services, up to a maximum of 15% of the NEO’s highest rate of annual base salary during the 12-month period immediately preceding the date of employment termination.

86               Lincoln National Corporation 2023 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

NEOs in the LNC COC Plan may be eligible to receive payments under the Officers’ Severance Plan or other severance arrangements (as described below). However, any payments they receive under those plans would reduce, on a dollar-for-dollar basis, the amount of any cash payment they receive under the LNC COC Plan.

As a condition to an NEO’s receiving payments or benefits, the LNC COC Plan imposes non-disparagement and confidentiality obligations, as well as a non-solicitation obligation for two years following termination of the executive’s employment.

Change-of-Control Features of Other Plans and Programs

Options and RSUs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable in connection with a “change of control” of the Company only if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” In addition, the Compensation Committee may determine whether outstanding PSAs will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

Severance Plans

We sponsor the Officers’ Severance Plan, which provides 78 weeks of severance benefits to our executive officers, including our NEOs, except our CEO, who is not eligible for the plan. Payments of these benefits begin no earlier than six months after the date an officer is involuntarily terminated other than for cause.

To qualify for benefits under the Officers’ Severance Plan, an officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation, among other conditions.

Deferred Compensation Plan

Upon our change of control, our NEOs will receive the following benefit enhancements under the DC SERP:

◾	Any unvested special executive credits will vest immediately.

◾

Executives eligible for benefits under the LNC COC Plan, as of the date of our change of control and who separate from service within two years after such change of control, will receive an additional two (or three, in the case of our CEO) years’ worth of core contributions, matching contributions, and special executive credits.

Cash Severance Policy

In February 2023, our Board adopted the LNC Executive Officer Cash Severance Policy (the “Cash Severance Policy”), which provides that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity (“cash severance”) without seeking shareholder ratification of such agreement, plan or policy. The policy also provides that the Company will not amend the LNC COC Plan to increase the cash severance benefits under that plan or the Officers’ Severance Plan to increase the cash severance benefits under that plan to an amount in excess of 2.99 times the sum of an executive officer’s base salary plus target bonus opportunity, in each case without seeking shareholder ratification.

Potential Payments Table

The following table shows potential payments to each NEO if the NEO’s employment were terminated effective December 31, 2022 as a result of:

◾	early retirement or voluntary termination;

◾	involuntary not-for-cause termination;

◾	for-cause termination;
◾	involuntary termination following our change of control;

◾	disability; or

◾	death.

Lincoln National Corporation 2023 Proxy Statement               87

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Please note the following regarding the amounts in the table:

◾

Except in the case of Mr. Glass, the amounts assume that termination was effective December 31, 2022, and are therefore estimates. The amounts actually paid at termination would differ from these estimates. Additional assumptions are described in footnotes to the table.

◾	The amounts set forth in the table for Mr. Glass, our former CEO, represent the benefits and payments to which he became entitled upon his retirement effective May 27, 2022.

◾

Under the DC SERP, except in the case of Mr. Grove, the amounts shown under “Aggregate Balance at Last FYE” in the “Nonqualified Deferred Compensation” table above were fully vested as of December 31, 2022, and therefore are fully payable and unaffected by the various termination scenarios presented in the table. The DC SERP amounts are shown as lump sums, but are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments, based on the applicable NEO’s selection.

◾	The amounts do not take into account the cutback provision described above under “— Change-of-Control Arrangements.” As a result, the actual amounts paid could be lower than what is presented.

◾

Information about Options, RSUs and PSAs in the table reflects equity-based awards that had not yet vested on the date of a termination event for which vesting continues post-termination or is accelerated as a result of the termination event. All awards held by each NEO, other than Mr. Glass, at December 31, 2022 that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 31, 2022, which was $30.72. The value of the awards that vested and/or became exercisable for Mr. Glass upon his retirement are shown at a value using the closing price of our common stock on May 27, 2022, which was $58.32.

In general, vesting occurs as follows:

–

Options – Unvested Options will vest and become exercisable upon the NEO’s death or disability. Unvested Options will also vest and become immediately exercisable in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” For Options granted to our NEOs prior to 2022, upon retirement, such Options will vest pro rata for the time the NEO was employed during the vesting period; if they were to retire at age 62 or older, the Options would vest in full upon retirement. For Options granted in 2022 to Ms. Cooper and Mr. Freitag, such Options will vest fully upon retirement if retirement occurs after the first anniversary of the grant date; otherwise, they will vest pro rata. Mr. Solon’s February 2022 Option grant will vest pro rata upon retirement, and his December 2022 supplemental Option grant will vest in full if he retires after the second anniversary of the grant date; otherwise, such award will vest on a pro rata basis upon retirement. For executive officers who joined the SMC on or after May 26, 2022, which includes Messrs. Grove and Reid, Options awarded on or after that date will vest on a pro rata basis if the executive officer voluntarily leaves the Company at age 55 or older with at least five years of service. If an NEO is eligible for retirement (or meets the alternative definition of retirement contained in an award agreement), in the event of an involuntary termination not-for-cause, his or her unvested Options will be treated in the same manner as applicable upon his or her retirement. Per the terms of his award agreements, all of Mr. Glass’s outstanding Options vested upon his retirement in May 2022.

–

RSUs – Unvested RSUs will vest upon the NEO’s death or disability. Unvested RSUs will also vest in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” With respect to RSUs granted to our NEOs prior to 2022, if an NEO retires, the annual RSU grants under the LTI will vest pro rata for the time the executive was employed during the vesting period. For RSUs granted in 2022 as part of the 2022 LTI to Ms. Cooper and Mr. Freitag, such RSUs will vest fully upon retirement if retirement occurs after the first anniversary of the grant date; otherwise, they will vest pro rata. The supplemental RSU grants made to Messrs. Freitag and Solon in February 2022 will be forfeited in the event of a voluntary retirement and will vest in full in the event of an involuntary termination not for cause. The supplemental RSU award granted to Mr. Solon in December 2022 will vest in full if he retires after the second anniversary of the grant date; otherwise, such award will vest on a pro rata basis upon retirement. For executive officers who joined the SMC on or after May 26, 2022, which includes Messrs. Grove and Reid, RSUs awarded on or after that date will vest on a pro rata basis if the executive officer voluntarily leaves the Company at age 55 or older with at least five years of service. If an NEO is

88               Lincoln National Corporation 2023 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

eligible for retirement (or otherwise meets the alternative definition of retirement in the award agreement), in the event of an involuntary termination not-for-cause, his or her RSUs will be treated in the same manner as applicable upon his or her retirement. Per the terms of his award agreements, all of Mr. Glass’s outstanding RSUs vested upon his retirement in May 2022.

–

PSAs – Unvested PSAs will vest upon the NEO’s death or disability. Unvested PSAs will also vest in connection with a change of control of the Company if (a) the executive’s employment is terminated by the Company for any reason other than “cause” or (b) the executive terminates his or her employment for “good reason.” With respect to PSA awards granted prior to 2022, if the executive retires, the PSAs will vest pro rata for the time the executive was employed during the performance period. For PSAs granted in 2022 to Ms. Cooper and Mr. Freitag, such PSAs will vest fully upon retirement if retirement occurs after the first anniversary of the grant date; otherwise, they will vest pro rata. Mr. Solon’s February 2022 PSA grant under the 2022 LTI will vest pro rata upon retirement, and his February 2022 supplemental PSA grant will be forfeited in the event of a voluntary retirement and will vest in full in the event of an involuntary termination not for cause. If an NEO is eligible for retirement (or otherwise meets the alternative definition of retirement in an award agreement), in the event of an involuntary termination not-for-cause, his or her PSAs will be treated in the same manner as applicable upon his or her retirement. Per the terms of his award agreements, all of Mr. Glass’s outstanding PSAs vested upon his retirement in May 2022. Under all termination events except our change of control, the PSAs are paid out only at the end of the actual performance cycle once the results have been certified by the Compensation Committee. The effect of our change of control is discussed in detail above. PSA amounts in the following table are calculated based on actual results for the 2020-2022 performance cycle and payouts at target for the 2021-2023 and 2022-2024 performance cycles.

◾

The table excludes benefits — such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits, and life insurance benefits equal to one times salary — that all employees are eligible to receive on the same basis.

Lincoln National Corporation 2023 Proxy Statement               89

Executive Compensation Tables  ◾  Potential Payments upon Termination or Change of Control

Amounts in the table are estimates based on a hypothetical termination on December 31, 2022, with the exception of the amounts set forth for Mr. Glass, which represent the benefits and payments to which he became entitled upon his retirement effective May 27, 2022.

Potential Payments

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of-control ($)	Disability ($)	Death ($)

Ellen G. Cooper

Compensation:

Annual Incentive Compensation	1,276,172	1,276,172	—	1,276,172	1,276,172	1,276,172

Options[3]	—	—	—	—	—	—

RSUs	720,138	720,138	—	1,356,780	1,356,780	1,356,780

PSAs	1,001,042	1,001,042	—	1,001,042	2,409,892	2,409,892

Benefits & perquisites:

DC SERP[4]	102,614	246,131	—	1,645,313	102,614	246,131

Miscellaneous payments[5]	—	—	—	204,251	—	—

Cash severance	—	—	—	10,968,752	—	—

Total	3,099,966	3,243,483	—	16,452,311	5,145,458	5,288,975

Randal J. Freitag

Compensation:

Annual Incentive Compensation	641,335	641,335	—	641,335	641,335	641,335

Options[3]	—	—	—	—	—	—

RSUs	764,989	2,777,733	—	3,224,433	3,224,433	3,224,433

PSAs	618,086	618,086	—	618,086	1,220,352	1,220,352

Benefits & perquisites:

DC SERP[4]	97,411	234,425	—	627,190	97,411	234,425

Miscellaneous payments[5]	—	14,040	—	166,276	—	—

Cash severance	—	3,135,950	—	4,181,266	—	—

Total	2,121,821	7,421,568	—	9,458,586	5,183,531	5,320,545

Matthew Grove

Compensation:

Annual Incentive Compensation	—	1,500,000	—	1,500,000	1,500,000	1,500,000

Options[3]	—	—	—	—	—	—

RSUs	—	1,663,642	—	2,143,549	2,143,549	2,143,549

PSAs	—	—	—	266,404	799,857	799,857

Benefits & perquisites:

DC SERP[4]	—	27,262	—	750,000	5,338	27,262

Miscellaneous payments[5]	—	21,060	—	199,625	—	—

Cash severance	—	3,750,000	—	5,000,000	—	—

Total	—	6,961,964	—	9,859,578	4,448,744	4,470,667

90               Lincoln National Corporation 2023 Proxy Statement

Potential Payments upon Termination or Change of Control  ◾  Executive Compensation Tables

Potential Payments (cont’d.)

	Trigger events

Benefits and payments	Early retirement[1] / Voluntary termination ($)	Involuntary not-for-cause termination[2] ($)	For-cause termination ($)	Involuntary termination after change- of- control ($)	Disability ($)	Death ($)

James Reid

Compensation:

Annual Incentive Compensation	—	1,147,500	—	1,147,500	1,147,500	1,147,500

Options[3]	—	—	—	—	—	—

RSUs	—	639,867	—	1,024,266	1,024,266	1,024,266

PSAs	—	—	—	213,381	640,666	640,666

Benefits & perquisites:

DC SERP[4]	—	15,752	—	599,250	223	15,752

Miscellaneous payments[5]	—	21,060	—	177,125	—	—

Cash severance	—	2,996,250	—	3,995,000	—	—

Total	—	4,820,429	—	7,156,522	2,812,655	2,828,184

Kenneth S. Solon

Compensation:

Annual Incentive Compensation	559,271	559,271	—	559,271	559,271	559,271

Options[3]	—	—	—	—	—	—

RSUs	495,053	1,244,498	—	1,721,825	1,721,825	1,721,825

PSAs	423,444	1,172,890	—	1,172,890	1,588,716	1,588,716

Benefits & perquisites:

DC SERP[4]	78,465	191,796	—	511,009	78,465	191,796

Miscellaneous payments[5]	—	21,060	—	163,183	—	—

Cash severance	—	2,555,044	—	3,406,725	—	—

Total	1,556,233	5,744,559	—	7,534,903	3,948,277	4,061,608

Former CEO Dennis R. Glass

Compensation:

Annual Incentive Compensation	693,000

Options[3]	364,767

RSUs[6]	7,487,180

PSAs[7]	7,271,571

Benefits & perquisites:

DC SERP[5]	266,152

Miscellaneous payments	—

Cash severance	—

Total	16,082,670

[1]

Based on their respective ages and years of service, for Ms. Cooper and Messrs. Freitag and Solon, this column reflects benefits and payments based on retirement under our plans and relevant award agreements. For. Messrs. Grove and Reid, this column reflects benefits and payments based on voluntary termination. For Mr. Glass, this column reflects the actual benefits and payments to which he became entitled upon his retirement effective May 27, 2022.

Lincoln National Corporation 2023 Proxy Statement               91

Executive Compensation Tables   ◾  Potential Payments upon Termination or Change of Control

[2]

Because of their respective ages and years of service, if Ms. Cooper, Mr. Freitag or Mr. Solon were involuntarily terminated other than for cause, they would be entitled to many of the same benefits as if they had retired under our plans and relevant award agreements. As a result, this column shows benefits based on retirement for these three NEOs except with respect to the supplemental RSU grants made to Messrs. Freitag and Solon, and the supplemental PSA grant made to Mr. Solon, in February 2022, which vest in full in the event of an involuntary termination not for cause, with the PSAs vesting and actual payout subject to the achievement and certification by the Compensation Committee of the applicable performance goals after the end of the performance cycle.

[3]

For all NEOs other than Mr. Glass, the value of accelerated options is calculated as the aggregate spread between the exercise price of the options and the closing price of our common stock on December 31, 2022, which was $30.72. Because the exercise price for all options that would become exercisable upon a termination event as of December 31, 2022 is greater than $30.72, the value reflected for accelerated options is zero for all applicable scenarios for every NEO. In the case of Mr. Glass, the value of accelerated options is calculated as the aggregate spread between the exercise price of the options and the closing price of our common stock on May 27, 2022, which was $58.32.

[4]

For Ms. Cooper and Messrs. Glass, Freitag and Solon, the values for the DC SERP do not reflect the year-end balances shown in the “Nonqualified Deferred Compensation” table, as they are fully vested in this amount, which would be payable under each scenario. For Messrs. Grove and Reid, the values for the DC SERP reflect only the unvested balances that would be payable under certain termination scenarios. For each NEO, the excess core contribution that would be credited to the DC SERP in 2023 for the 2022 plan year would still be payable under each scenario except for-cause termination. In addition, for each NEO except Messrs. Grove and Reid, the special executive credit that would be credited to the DC SERP in 2023 for the 2022 plan year would still be payable in the event of death or involuntary termination other than for cause. Upon involuntary termination after change of control, Ms. Cooper would receive an additional three years, and each other NEO would receive an additional two years, of employer contributions under the DC SERP provisions based on their rate of pay and target bonus percentage in effect at the date of termination. In addition to his excess core contribution for 2022, Mr. Glass’s amount reflects a “special Lincoln credit” in the amount of $69,300 that was contributed by the Company to the DC SERP in March 2023, as Mr. Glass was not eligible under the terms of the Employees’ 401(k) Plan or the DC SERP to receive his matching or core contributions with respect to his 2022 AIP amount because it was paid after his retirement date. The amount of the special Lincoln credit was equal to 10% of his 2022 AIP payout (to account for a 6% matching contribution and a 4% core contribution).

[5]

Amounts shown under Involuntary Not-for-Cause Termination reflect a cash stipend provided over the severance period pursuant to the Officers’ Severance Plan. Amounts shown under Involuntary Termination after Change-of-Control reflect amounts for outplacement, tax preparation and financial planning services, and COBRA reimbursement for health and dental benefits for 18 months, pursuant to the LNC COC Plan.

[6]

Because of Mr. Glass’ age and years of service, and the retirement provisions applicable to his awards, all of Mr. Glass’s outstanding RSUs vested upon his retirement. The shares delivered were subject to a six-month holding period. The amount presented reflects the value as of the May 27, 2022 vest date.

[7]

Because of Mr. Glass’ age and years of service, and the retirement provisions applicable to his awards, all of Mr. Glass’s outstanding PSAs vested upon his retirement, with the vesting and actual payout subject to the achievement and certification by the Compensation Committee of the applicable performance goals after the end of the performance cycle. The amount presented is calculated based on actual results for the 2020-2022 performance cycle and payouts at target for the 2021-2023 and 2022-2024 performance cycles using the closing stock price as of May 27, 2022.

92               Lincoln National Corporation 2023 Proxy Statement

CEO Pay Ratio  ◾  Executive Compensation Tables

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require companies to disclose certain information about the annual total compensation of our employees and the annual total compensation of our CEO, Ms. Ellen Cooper.

Median Employee Identification Process

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

◾

We determined that, as of December 31, 2022, our employee population consisted of approximately 11,300 individuals as reported in Item 1. Business, in our 2022 Annual Report on Form 10-K. This population consisted of our full-time, part-time, and temporary employees. We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

◾

To identify the “median employee” from our employee population, we compared the Medicare eligible amount of salary, wages, and other compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022 (including certain compensation elements that are not Medicare-taxable, including Section 125 deductions).

◾

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

Calculation of the Pay Ratio

Once we identified our median employee, we combined all the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $82,830.

With respect to the total annual compensation of our CEO, we used the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table, except that, pursuant to Item 402(u) of Regulation S-K, we annualized Ms. Cooper’s 2022 total compensation due to the fact that she was not in the CEO role for the full year. To annualize her 2022 total compensation we (i) calculated her base salary as though she had been paid the base salary following her promotion to the role of Chief Executive Officer, effective May 27, 2022, for the full year and (ii) calculated her 2022 non-equity incentive plan compensation, or AIP payout, based on her salary and payout target that went into effect upon her promotion. This resulted in annualized base salary of $1,125,000 and annualized non-equity incentive plan compensation of $1,392,188 for 2022. All other elements of Ms. Cooper’s 2022 compensation as set forth in the Summary Compensation Table in this proxy statement remained the same.

Pay Ratio

For 2022, our last completed fiscal year:

◾	The median of the annual total compensation of all employees of our company (other than our CEO) was $82,830; and

◾	The annual total compensation of our CEO, calculated as set forth above, was $9,282,542.

Based on this information, for 2022 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 112 to 1.

The above pay ratio and annual total compensation amount are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. We note that the ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

Lincoln National Corporation 2023 Proxy Statement               93

Pay Versus Performance
◾
  Pay Versus Performance Table

Pay Versus Performance
Set forth below is the information required by Item 402(v) of Regulation
S-K,
which requires the Company to disclose certain information about the relationship between executive “compensation actually paid” by the Company and its financial performance. The term “compensation actually paid,” or “CAP”, is as defined by Item 402(v) and calculated as explained further below. CAP does not necessarily reflect the compensation
actually received by or transferred to any of our NEOs for any of the years presented.
Pay Versus
Performance
Table

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based On:

Year	Summary Comp- ensation Table Total for PEO ($) (Cooper) 1	Summary Comp- ensation Table Total for PEO ($) (Glass) 1	Comp- ensation Actually Paid to PEO ($) (Cooper) 3,4	Comp- ensation Actually Paid to PEO ($) (Glass) 3,4	Average Summary Comp- ensation Table Total for Non-PEO Named Executive Officers ($) 2	Average Comp- ensation Actually Paid to Non- PEO Named Executive Officers ($) 3,4	Total Share- holder Return ($) 5	Peer Group Total Share- holder Return ($) 5	Net Income (loss) ($ in millions)	Income from Operations per Share ($) 6

2022	9,098,310	6,454,525	2,252,925	(14,976,227)	7,040,128	2,632,485	57.59	136.53	(2,241)	8.62

2021	—	16,760,924	—	25,991,415	4,988,003	6,949,015	123.93	123.73	1,887	12.10

2020	—	14,300,822	—	9,673,599	3,892,316	3,097,418	88.88	90.52	499	4.45

1
Mr. Glass served as our Chief Executive Officer, or Principal Executive Officer (“PEO”), in 2020, 2021 and until May 27, 2022. Ms. Cooper became our PEO on May 27, 2022. Ms. Cooper was a non-PEO
NEO in 2020 and 2021.

2
For 2022, our
non-PEO
NEOs included Messrs. Freitag, Grove, Reid and Solon. For 2021, our
non-PEO
NEOs included Messrs. Freitag and Solon, Ms. Cooper and former executive officer Jamie Ohl. For 2020, our non-PEO
NEOs included Mr. Freitag, Ms. Cooper and former executive officers Lisa Buckingham and Wilford Fuller.

3
Set forth below are adjustments to the total compensation amounts presented in the “Summary Compensation Table,” or “SCT,” for our fiscal years 2020, 2021 and 2022 as prescribed by Item 402(v) of Regulation
S-K
to arrive at
CAP
. There were no equity awards for either PEO or any of the
non-PEO
NEOs that were granted in prior fiscal years that failed to meet the applicable vesting conditions during any fiscal year presented. In addition, there are no service costs or prior service costs attributable to services rendered with respect to the defined pension plan for which amounts are reported in the SCT, as the plan is frozen. Finally, no adjustments were made for dividends paid
on equity awards, as dividends on RSUs and PSAs are reinvested and result in an increase in the number of shares underlying the award. Some totals may not reconcile
due to rounding.

Year	Executive(s)	SCT Total ($)	Subtract Grant Date Fair Value Reported in SCT for Equity Awards Granted in Fiscal Year ($)	Add Fair Value at Fiscal Year End of Unvested Equity Awards Granted in Fiscal Year ($)	Add Change in Fair Value as of Fiscal Year end of Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add Fair Value at Vesting of Equity Awards Granted in Fiscal Year That Vested During Fiscal Year ($)	Add Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested During Fiscal Year ($)	Subtract Change in Pension Value and Non- Qualified Deferred Comp Earnings Reported in SCT ($)	CAP ($)

2022	PEO (Cooper)	9,098,310	(6,411,818)	1,473,981	(2,068,557)	—	161,010	—	2,252,925

	PEO (Glass)	6,454,525	(4,259,814)	704,085	(9,721,204)	1,323,456	(9,477,274)	—	(14,976,227)

	Non-PEO NEOs	7,040,128	(5,257,992)	2,383,336	(1,602,957)	—	69,971	—	2,632,485

2021	PEO (Glass)	16,760,924	(9,926,350)	13,630,189	6,320,299	—	(593,240)	(200,407)	25,991,415

	Non-PEO NEOs	4,988,003	(2,262,170)	3,038,528	1,339,007	—	(150,689)	(3,664)	6,949,015

2020	PEO (Glass)	14,300,822	(9,749,776)	8,875,987	(3,477,986)	—	(20,972)	(254,476)	9,673,599

	Non-PEO NEOs	3,892,316	(1,989,285)	1,810,946	(601,870)	—	(2,546)	(12,143)	3,097,418

94               Lincoln National Corporation 2023 Proxy Statement

Relationships Between CAP and Measures Presented in Pay Versus Performance Table
◾
  Pay Versus Performance

4
Fair values were calculated in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. For awards that are subject to performance conditions, we calculated the change in fair value as of the end of the covered fiscal year based upon the probable outcome of such conditions as of the last day of the fiscal year.

5
Represents, as applicable, the Company’s or the peer group’s cumulative total shareholder return (“TSR”) based on a hypothetical investment of $100 on December 31, 2019, with dividends reinvested through the last trading day of 2020, 2021 and 2022, respectively. The peer group used is the S&P Life & Health Insurance Index, which is the same index we use for purposes of Item 201(e)(1)(ii) of Regulation
S-K.

6
Income from Operations per Share is a financial performance measure used in our AIP. The amounts set forth in this column represent the Income from Operations per Share for 2020, 2021 and 2022, in each instance as calculated for that year in accordance with the terms of the AIP and as certified by the Compensation Committee. Income from Operations is defined as net income in accordance with U.S. GAAP but excluding the after-tax
effects of certain items. The terms of the AIP also provide for certain defined exclusions in calculating Income from Operations for purposes of the plan. For the definitions of Income from Operations per Share for the 2020, 2021 and 2022 AIPs, see Exhibit 1 beginning on page
E-1.
For more information about Income from Operations per Share and its impact on payouts under the 2022 AIP, see the CD&A.

Relationships Between CAP and Measures Presented in Pay Versus Performance Table
Relationship between Company TSR and CAP and Comparison of Company TSR and Peer Group TSR
The graph below shows the relationship between our cumulative TSR and CAP for each PEO and the average CAP paid to non-PEO
NEOs, as well as the comparison of our cumulative TSR and the peer group (i.e., S&P Life & Health Insurance Index) cumulative TSR, over the last three years.

Lincoln National Corporation 2023 Proxy Statement               95

Pay Versus Performance
◾
   Relationships Between CAP and Measures Presented in Pay Versus Performance Table

Relationship between Net Income and CAP
The graph below shows the relationship between net income and CAP for each PEO and the average CAP paid to non-PEO
NEOs over the last
three years.

96               Lincoln National Corporation 2023 Proxy Statement

2022 Company Performance Measures
◾
  Pay Versus Performance

Relationship between Income from Operations Per Share and CAP
The graph below shows the relationship between Income from Operations pe
r Sh
are (
calculated
in accordance with the terms of our AIP) and CAP for each PEO and the average CAP paid
to
non-PEO
NEOs over the last three
years.

2022 Company Performance Measures
As required by Item 402(v), set forth below is the list of performance measures that the Company believes were the most important performance measures during 2022 in linking CAP, for our PEOs and
Non-PEO
NEOs, to the performance of
the
Company.

Most Important Company Performance Measures for 2022 1
◾ Operating Return on Equity
◾ Relative TSR
◾ Income from Operations per Share

1 For more information about each of these performance measures, see the CD&A.

Lincoln National Corporation 2023 Proxy Statement               97

Item 5 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

Item 5 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

We are requesting that our shareholders vote in favor of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan to increase the number of shares available for issuance under the plan by 4,500,000 shares (the “Amendment”). The Lincoln National Corporation 2020 Incentive Compensation Plan was approved by our shareholders on June 12, 2020, and Amendment No. 1 thereto was approved by our shareholders on May 27, 2022. The Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment No. 1, is referred to herein as the “2020 ICP.”

Approval of the Amendment will increase to 11,550,000 shares the total number of shares available for delivery by the Company under the 2020 ICP in connection with the grant of short- and long-term incentive compensation to our officers, employees, non-employee directors, agents, brokers and consultants (“eligible participants”). Other than the increase in the shares available for delivery under the 2020 ICP as proposed to be amended by the Amendment, there are no other proposed changes to the 2020 ICP.

As of February 28, 2023, only 643,547 shares remained available for grant under the 2020 ICP. In addition, as February 28, 2023, there were only 894,161 shares available for grant under our 2009 ICP and 640,212 shares available for grant under our 2014 ICP. We also have the LNC Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”), which as of February 28, 2023, had 400 shares available for grant as deferred stock units. None of our officers or employees are eligible to receive awards under the Directors’ DCP.

Shareholder approval of the Amendment is intended to, among other things, comply with the rules and regulations of the NYSE. The Board of Directors approved the Amendment subject to shareholder approval. The closing price of a share of our common stock on the New York Stock Exchange on March 20, 2023 was $21.30.

Why Shareholders Should Vote to Approve the Amendment

The additional shares are critical to our ability to continue to grant equity awards to eligible participants, to attract and retain valuable employees and other service providers and to remain competitive and flexible with respect to the types and terms of incentive instruments we are able to offer.

Our Board of Directors believes that our executive and employee compensation programs, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of shareholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our long-term performance, enhancing the value of the Company for the benefit of its shareholders. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its executives and employees so that it can react appropriately to the changing competitive environment while being mindful of the impact on shareholders.

To keep us accountable to our shareholders, we are only asking for approval for approximately one to two years’ worth of shares under the 2020 ICP.

The Compensation Committee and the Board considered that the shares currently available for issuance will not be sufficient to cover future equity awards in the near term, especially if material fluctuations in our stock price continue to occur (which impacts the number of shares we grant, as we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to plan participants) and given the Company’s recent grant history (as shown below under “Determination of Shares Available Under the Plan”). To keep us accountable to our shareholders, we are only asking for the approval of the number of shares that would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for up to one or two years before we would need to seek shareholder approval of more shares.

98               Lincoln National Corporation 2023 Proxy Statement

Item 5 | Approval of Amendment to LNC 2020 Incentive Compensation Plan

The additional shares requested represent a reasonable amount of equity dilution.

As discussed further below under “Determination of Shares Available Under the Plan,” the Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2020 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

The 2020 ICP includes compensation and governance best practices.

Highlights of the 2020 ICP include the following:

◾	The 2020 ICP is administered by an independent committee.

◾	No repricing of stock options or stock appreciation rights (“SARs”) is permitted without prior shareholder approval.

◾	Stock options and SARs cannot be granted with an exercise price that is less than 100% of fair market value on the date of grant.

◾	There is no evergreen provision under the 2020 ICP.

◾	No dividends or dividend equivalents on unvested awards are paid until those awards are earned and vested.

◾	Awards are subject to double trigger equity vesting upon a change of control.

◾	With limited exceptions, the designated vesting period for awards must be at least one year.

◾	Awards are subject to individual annual limits.

◾	Awards are subject to forfeiture, cancellation and recoupment upon violation of restrictive covenants, including a noncompetition covenant.

◾	Awards are subject to our clawback policy.

◾	The 2020 ICP does not permit liberal share recycling.

Required Shareholder Vote

A majority of the votes cast is required for approval of the Amendment. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will not count as votes cast either for or against the proposal.

Selected Equity Plan Data

The following table provides a breakdown of the outstanding equity awards and the shares remaining available for grant under our equity plans as February 28, 2023.

Stock Options Outstanding	4,127,050

Weighted Average Exercise Price	$54.81

Weighted Average Remaining Term (in years)	6.45

Restricted Stock Units Outstanding	2,670,318

Performance Shares Outstanding	1,155,256	[1]

Deferred Stock Units Outstanding	553,163

Shares remaining available for grant under the 2020 ICP	643,537	[3]

Shares remaining available for grant under the 2009 ICP	894,161	[2,3]

Shares remaining available for grant under the 2014 ICP	640,212	[3]

Shares remaining available for grant under the Directors’ DCP	400

[1]

Represents outstanding performance share awards at target (100%); maximum payout is 240% of target for the awards granted in 2021 and 232% for the awards granted in 2022 and 2023. Outstanding performance shares awards assuming a payout at maximum for all awards would be 2,700,445.

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[2]

Under the 2009 ICP, stock-based awards are granted from a pool of available shares, with stock options counting as one share and full value awards (restricted stock units, performance shares, etc.) counting as 1.63 shares.

[3]	Assumes outstanding performance share awards paid at maximum.

Determination of Shares Available Under the Plan

The Board and the Compensation Committee are mindful of their responsibility to shareholders in granting equity-based awards. Our shareholders are being asked to approve the Amendment to provide for the issuance of an additional 4,500,000 shares under the 2020 ICP. We believe that the proposed additional shares, together with the shares remaining available for issuance under the 2020 ICP and our three other pre-existing plans, totaling 2,178,310 shares in the aggregate as of February 28, 2023, would provide us with the opportunity to continue granting equity-based compensation at appropriate levels for up to one or two years before we would need to seek shareholder approval of more shares. Our annual grants to executives and other employees participating in the Company’s incentive compensation programs were made in February 2023.

In setting the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered a number of factors, including:

◾	Historical equity granting practices, including the three-year average share usage rate (commonly referred to as burn rate).

◾	Shares remaining available for grant.

◾	Total potential dilution (commonly referred to as overhang).

Burn Rate

In setting and recommending to shareholders the additional number of shares to reserve for issuance under the 2020 ICP, the Compensation Committee and the Board considered historic share usage and resulting burn rate as reflected in the table below. We used an average of 1.26% of the weighted average shares outstanding for grants over the past three years under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP.

	Year Ended December 31, (shares in thousands)

	2022	2021	2020

Options granted	627	675	893

RSUs granted	938	911	624

Performance Shares granted[1]	868	756	466

Deferred Stock Units granted	70	46	74

Weighted Average shares of common stock outstanding	171,035	187,360	193,610	3-Year Average

Burn Rate[2]	1.46%	1.27%	1.06%	1.26%

[1]

Performance shares amounts are presented at maximum payout, or 200% of the target award amounts for the awards granted in 2020, 240% for the awards granted in 2021 and 232% for the awards granted in 2022. At target, 374,128, 315,076 and 233,039 performance shares were granted in 2022, 2021 and 2020, respectively. 185,194, 18,228 and 134,282 performance shares vested in 2022, 2021 and 2020, respectively, as disclosed in Note 18, Note 18 and Note 19, respectively, of the Notes to Consolidated Financial Statements included in Item 8 of our Annual Reports on Form 10-K for the years ended December 31, 2022, 2021 and 2020, respectively.

[2]

The burn rate has been calculated as the quotient of (i) the sum of all awards granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

Shares Remaining Available for Grant

As of February 28, 2023, we had a total of 2,177,910 shares of common stock available for future awards under the 2020 ICP, the 2009 ICP and the 2014 ICP, assuming performance share awards at maximum, and 400 shares available for future awards of deferred stock units under the Directors’ DCP. None of our officers or employees is

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eligible to receive awards under the Directors’ DCP. The Compensation Committee and the Board considered that the shares currently available for issuance will not be sufficient to cover future equity awards in the near term, especially if material fluctuations in our stock price continue to occur (which impacts the number of shares we grant, as we determine the size of equity awards to be granted based on the competitive dollar value to be delivered to plan participants) and given the Company’s recent grant history (shown above).

Total Potential Dilution

The Compensation Committee and the Board considered the potential shareholder dilution represented by outstanding equity awards and shares available for future grants, or overhang. Total potential dilution is calculated as shown below.

Total Potential Dilution (or Overhang)	=	(remaining shares available) + (shares underlying outstanding equity awards) + (additional shares authorized)
Total number of issued and outstanding shares of common stock (excluding treasury shares)

As of February 28, 2023, we had 169,534,174 shares of common stock outstanding. As of the same date, 8,505,787 shares were subject to outstanding equity awards under the 2020 ICP, the 2009 ICP, the 2014 ICP and the Directors’ DCP (counting outstanding performance share awards at target, or 100%), and an aggregate 2,178,310 shares remained available for grant under these four plans. Prior to any additional shares being authorized under the 2020 ICP, total potential dilution is 6.3% as of February 28, 2023. By adding the 4,500,000 shares proposed to be authorized under the Amendment, total potential dilution increases to 9.0%. The Compensation Committee and the Board believe that the increase in the number of shares of common stock available under the 2020 ICP represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

Summary of the 2020 ICP

The following is a summary of certain material features of the 2020 ICP, which remain unchanged from those in effect prior to the Amendment, since the only change to the 2020 ICP as proposed to be amended by the Amendment is the increase in the shares available for delivery under the 2020 ICP. The description below of the 2020 ICP, as proposed to be amended by the Amendment, is qualified in its entirety by reference to the complete terms of the 2020 ICP, as amended by Amendment No. 2 to the 2020 ICP, which together are attached as Exhibit 2 to this proxy statement, beginning on page E-6.

Purpose

The Board of Directors approved the 2020 ICP and the Amendment, subject to shareholder approval, to provide incentives to the eligible participants in order to:

◾	encourage share ownership and align compensation with performance results and shareholder interests;

◾	provide performance incentives that promote the long-term goals of the Company and the creation of shareholder value; and

◾	provide competitive incentive compensation sufficient to attract, retain and motivate key officers, employees, and other persons who provide services to the Company.

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Summary of Key Terms

The following is a summary of the key provisions of the 2020 ICP.

Award Types

The following types of awards (collectively “awards”) are available for issuance under the 2020 ICP:

◾  incentive stock options (“ISOs”);

◾  nonqualified stock options;

◾  SARs;

◾  restricted stock;

◾  restricted stock units (“RSUs”);

◾  deferred stock units and other stock-related awards; and

◾  performance or annual incentive awards that may be settled in cash, stock, or other property.

The terms and conditions of each award are determined by the Compensation Committee and are set forth in a written award agreement.

Term	The 2020 ICP will expire on June 11, 2030, and, as such, no award may be granted under the 2020 ICP after this date.
Award Limits

In each fiscal year, a participant who is not a non-employee director may be granted an award under the 2020 ICP (taking into account any similar awards granted under any preexisting plan during that fiscal year) with respect to not more than 2,000,000 shares of stock per award type. In addition, with respect to a participant who is not a non-employee director, the maximum cash amount that may be earned (i) as an annual incentive award or other annual award payable in cash in respect of any fiscal year of the Company shall be $8,000,000, and (ii) as a performance award or other award payable in cash in respect of any individual performance period shall not exceed $8,000,000 in any 12-month period (in each case, taking into account any similar awards granted under any preexisting plan during the applicable fiscal year or 12-month period).

A participant who is a non-employee director may not receive total compensation for any fiscal year that exceeds $650,000.

Eligible Participants	All employees, including officers, non-employee directors, agents, brokers and consultants of the Company and our subsidiaries are eligible to be granted awards under the 2020 ICP. As of December 31, 2022, approximately 11,300 employees, including ten executive officers, and twelve non-employee directors were eligible to participate in the 2020 ICP. In determining which eligible participants receive awards, the Compensation Committee considers such factors as it deems relevant to promote the purposes of the 2020 ICP.

Plan Administration, Amendment and Termination

The 2020 ICP is administered by the Compensation Committee, which is comprised entirely of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act, and “independent directors” for purposes of the NYSE rules. Subject to the terms and conditions of the 2020 ICP, the Compensation Committee has the full power and authority to:

◾	interpret the provisions of the 2020 ICP;

◾	select participants;

◾	determine the type and number of awards to be granted;

◾	determine the number of shares of common stock covered by an award;

◾	specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof);

◾	set other terms and conditions of such awards;

◾	prescribe the forms of award agreements;

◾	adopt, amend and rescind rules applicable to the 2020 ICP; and

◾	make all other determinations that may be necessary or advisable for the administration of the 2020 ICP.

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The Compensation Committee may, in its discretion, convert any award or the value of any award (other than options or SARs) under the 2020 ICP, subject to applicable laws and regulations, into deferred stock units which will be administered under our plans relating to nonqualified deferred compensation.

The Board of Directors, or the Compensation Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the 2020 ICP or the Compensation Committee’s authority to grant awards without further shareholder approval. However, the Board of Directors may not amend the 2020 ICP without shareholder approval to the extent such approval is required under applicable law or the NYSE’s listing standards. Neither the Board of Directors nor the Compensation Committee may amend the 2020 ICP or the terms of any award previously granted without the consent of the affected participant, if such action would materially and adversely impair the rights of such participant under any outstanding award. Neither the Board of Directors nor the Compensation Committee may amend the terms of any stock option or SAR to reduce its exercise price, or cancel or replace any outstanding stock options or SARs in exchange for stock options or rights with lower exercise prices or for other awards or cash (other than as a result of adjustments made in the event of a merger, reorganization, stock dividend, stock split or other corporate structure change as provided in the 2020 ICP).

Unless earlier terminated by the Board, the 2020 ICP will terminate at such time as no shares remain available for issuance under the 2020 ICP or June 11, 2030, whichever is earlier. Awards outstanding as of the date of termination will not be affected by the 2020 ICP’s termination.

Available Shares

Subject to certain adjustments set forth in the 2020 ICP, a total of 11,550,000 shares of common stock, which includes the additional 4,500,000 shares our shareholders are being asked to approve under the Amendment, would be available for issuance under the 2020 ICP and shall consist of authorized but unissued shares of common stock held in treasury. The number of shares available for issuance under the 2020 ICP is subject to adjustment to reflect stock splits, reorganizations and similar events. During any fiscal year of the Company the number of shares of common stock issued as a bonus or in lieu of other obligations, and other stock-based awards granted to any one participant who is not a non-employee director shall not exceed 2,000,000 shares for each type of such award, subject to adjustment in certain circumstances. With respect to a participant other than a non-employee director, the maximum amount that may be earned as an annual incentive award or other cash award (payable currently or on a deferred basis) in any fiscal year is $8,000,000, and the maximum amount that may be earned as a performance award or other cash award (payable currently or on a deferred basis) in respect of a performance period is $8,000,000. A participant who is a non-employee director may not receive total compensation, including awards under the 2020 ICP and other plans, for any fiscal year that exceeds $650,000.

Shares covered by the unvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any terminated, canceled, expired or forfeited award or portion thereof under the 2020 ICP will again be available for issuance under the 2020 ICP. Any shares attributable to a portion of any award granted under the 2020 ICP that is settled in cash in lieu of shares will become available again under the 2020 ICP. However, shares that are withheld or delivered for tax withholding or in connection with the exercise price or net share settlement of a stock option or SAR will not be made available again.

Awards

The 2020 ICP authorizes grants of a variety of awards described below. The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards may be subject to the achievement of performance goals, consistent with the provisions of the 2020 ICP.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options (both ISOs and nonqualified stock options) and SARs under the 2020 ICP. Stock option awards entitle a participant to purchase shares of LNC common stock during the option term at a fixed price that is set by the Compensation Committee on the date of grant. SARs entitle a participant to receive on exercise the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR. The exercise price of a stock option and the grant price of a SAR are determined by the Compensation Committee but may not be less than the fair market value of a share of our

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common stock on the date of grant. Under the 2020 ICP, unless otherwise determined by the Compensation Committee, the fair market value of our common stock is the closing price of a share of common stock, as quoted on the composite transactions table on the NYSE, on the date of grant.

The maximum term of each stock option or SAR, the times at which each stock option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Compensation Committee. No stock option or SAR may have a term exceeding ten (10) years. Options may be exercised by payment of the exercise price in cash, common stock or outstanding awards having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee. To date, we have only granted SARs settleable exclusively in cash.

Restricted Stock, Restricted Stock Units and Deferred Stock Units

The Compensation Committee is authorized to grant restricted stock, RSUs and deferred stock units under the 2020 ICP. Restricted stock is a grant of common stock issued with such contingencies or restrictions as the Compensation Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. A recipient of a restricted stock award has the right to vote the shares and receive dividends on them unless the Compensation Committee determines otherwise, with any such dividends to be subject to the same restrictions and vesting requirements as the underlying restricted stock. If the recipient terminates employment before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

An RSU represents a phantom share of our common stock that evidences the right to receive shares of common stock upon the satisfaction of such contingencies or restrictions as the Compensation Committee may impose. An award of deferred stock units is credited to a bookkeeping reserve account in accordance with the terms of the Company’s plans relating to nonqualified deferred compensation. Deferred stock units provide a participant the right to receive at the end of a specified deferral period shares, cash based on the value of a share, or a combination thereof, as governed by the terms of the applicable deferred compensation plan, subject to possible forfeiture of the award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of the deferral period. Prior to settlement, an award of RSUs or deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may provide for the receipt of dividend equivalents subject to the same restrictions and vesting requirements as the underlying award.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of our common stock as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to any terms specified by the Compensation Committee.

Other Stock-Based Awards

The 2020 ICP authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include (i) convertible or exchangeable debt securities; (ii) other rights convertible or exchangeable into shares; (iii) purchase rights for shares; (iv) awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee; and (v) awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Compensation Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards.

Performance Awards, Including Annual Incentive Awards

The Compensation Committee may grant awards that are subject to performance conditions specified by the Compensation Committee. A performance award may be in any form of award permitted under the 2020 ICP. The 2020 ICP also authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of pre-established performance goals during a specified one-year performance period.

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The performance measures to be achieved as a condition of payment or settlement of a performance award or annual incentive award may: (i) include one or more business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company and (ii) have established targeted level or levels of performance with respect to each such business criterion. The business criteria may be based on a number of criteria as specified in the 2020 ICP.

Dividends and Dividend Equivalents

No dividends may be paid on stock options or SARs. To the extent included in the terms of an award, dividends on restricted stock and dividend equivalents on any unvested RSUs, performance shares or deferred stock units will be subject to the same restrictions and vesting requirements as the underlying award, and will be accrued (including by the reinvestment in additional restricted stock or shares in respect of RSUs) and paid only upon settlement of the award.

Stock Option and SAR Repricing Prohibited

The 2020 ICP prohibits repricing of stock options or SARs without shareholder approval. Repricing means the cancellation of a stock option or SAR in exchange for cash, other awards or the grant of a new stock option or SAR with a lower exercise price than the original stock option or SAR, or the amendment of an outstanding award to reduce the exercise price.

Adjustment Provision

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation for consideration or similar event affecting the Company or one of its subsidiaries, the Compensation Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards. In connection with such an event, the adjustments may include the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having a value equal to the value of such awards, as determined by the Compensation Committee or the Board of Directors, the substitution of other property for the shares subject to outstanding awards, and, in connection with a disaffiliation, arranging for the assumption or replacement of the awards with new awards based on other property or other securities, as well as any corresponding adjustments to awards that remain based upon the Company’s securities.

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a separation or spinoff or similar event, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Compensation Committee or the Board of Directors shall make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number and kind of shares under the 2020 ICP, the maximum limitations set forth in the 2020 ICP for certain types of awards and grants to individuals of certain types of awards, the number and kind of shares subject to outstanding awards, and the exercise price of outstanding awards.

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including performance awards and performance goals) in recognition of unusual, infrequent or nonrecurring events (including, the transactions and events described above, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Compensation Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.

Transferability of Awards

Awards granted under the 2020 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes; provided, however, that awards may not be transferred to a third party for value.

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Other Terms of Awards

In general, awards may be settled in the form of cash, common stock, other awards, or other property in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2020 ICP. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired property surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2020 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Cancellation, Rescission and Recoupment of Awards

The Compensation Committee may cancel or rescind awards if the participant fails to comply with certain noncompetition, nonsolicitation, confidentiality or intellectual property covenants. For instance, awards may be canceled or rescinded if the participant engages in competitive activity while employed by us or, for certain participants, within a specified period following termination of employment. In addition, awards granted under the 2020 ICP will be subject to any clawback policy adopted by us as in effect from time to time.

Acceleration of Vesting

Under the 2020 ICP, except to the extent otherwise determined by the Compensation Committee at the date of grant, upon a participant’s involuntary termination of employment other than for cause (as that term is defined in the applicable award agreement) within two years after the occurrence of our change of control, stock options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. “Change of control” is defined to include a variety of events, including the acquisition by certain individuals or entities of twenty percent or more of our outstanding common stock, significant changes in the Board of Directors, certain reorganizations, mergers and consolidations involving us, and the sale or disposition of all or substantially all of our consolidated assets. The definition of a “change of control” applicable to the 2020 ICP is shown in Appendix A to Exhibit 2 on page E-22.

New Plan Benefits

Any awards under the 2020 ICP will be subject to the discretion of the Compensation Committee, and it is not currently possible to determine the amounts of future awards. Accordingly, it is not possible to determine the amounts that will be received by employees, non-employee directors or other eligible participants in the 2020 ICP.

Federal Income Tax Implications of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to awards under the 2020 ICP. This summary of the federal income tax consequences in respect of the 2020 ICP is for general information only. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The grant of a stock option or SAR will create no tax consequences for the participant or us. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising a stock option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares

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at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of a stock option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the stock option or SAR).

We will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a stock option or SAR, subject to Code Section 162(m). We are generally not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to awards granted under the 2020 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the IRS within 30 days after the receipt of the shares or other property. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to Code Section 162(m).

Code Section 162(m)

In general, Code Section 162(m) limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Code Section 162(m) may result in all or a portion of the awards granted under the 2020 ICP to “covered employees” failing to be deductible to the Company for federal income tax purposes.

Code Section 280G

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by us and subject to a 20% excise tax payable by the participant.

Code Section 409A

Code Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Code Section 409A meets the requirements of Code Section 409A, then Code Section 409A has no effect on the individual’s taxes. If a deferred compensation arrangement does not meet the requirements of Code Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. The 2020 ICP permits the grant of various types of incentive awards, which may or may not be subject to Code Section 409A. If an award that is subject to Code Section 409A does not satisfy the requirements of Code Section 409A, the taxable event for such award could apply earlier than intended and could result in the imposition of additional taxes and penalties on the participant.

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Equity Compensation Plan Information

The table below provides information as of December 31, 2022 regarding securities authorized for issuance under the Company’s equity compensation plans. For information as of February 28, 2023, see page 99.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	7,744,052	[1]	$58.33	[2]	4,912,067[3]

Equity compensation plans not approved by shareholders	—		N/A		—

Total	7,744,052		$58.33		4,912,067

[1]	This amount includes the following:

◾

1,740,932 representing the number of performance shares based on the maximum number of shares potentially payable under the awards (i.e., 200% of target, 240% of target or 232% of target, as applicable). 767,428 represents the target number of performance shares, including dividend equivalents, that were outstanding as of December 31, 2022, as set forth in Note 18 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2022 Form 10-K. The performance share awards have not been earned as of December 31, 2022. The number of shares, if any, to be issued pursuant to such awards will be determined based upon performance over the applicable three-year performance period. The performance shares are all issued under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	1,939,149 outstanding restricted stock units, which were granted under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	3,396,539 outstanding stock options with service conditions granted under the 2009 ICP, the 2014 ICP or the 2020 ICP;

◾	121,397 outstanding stock options with performance conditions granted under the 2009 ICP; and

◾

546,035 outstanding deferred stock units, which have been granted under the Directors’ DCP or the 2020 ICP. These outstanding deferred stock units are vested and are not included in Note 18 of the Notes to the Consolidated Financial Statements, included in Part II, Item 8 of the 2022 Form 10-K.

[2]

The price in column (b) reflects the weighted average price of all outstanding options under any plan that, as of December 31, 2022, had been granted but not forfeited, expired or exercised. Performance shares, restricted stock units, and deferred stock units are not included in determining the weighted average in column (b) because they have no exercise price.

[3]	Includes up to:

◾	707,966 securities available for issuance in connection with awards under the 2009 ICP;

◾	1,262,691 securities available for issuance in connection with awards under the 2014 ICP;

◾	2,941,010 securities available for issuance in connection with awards under the 2020 ICP; and

◾	400 securities available for issuance in connection with deferred stock units under the Directors’ DCP, which are vested upon grant.

Shares that may be issued in payment of awards, other than stock options and SARs, reduce the number of securities remaining available for future issuance under the 2009 ICP at a ratio of 1.63 to 1. Shares that may be issued in payment of awards granted under the 2014 ICP and the 2020 ICP reduce the number of securities remaining available for future issuance at a ratio of 1 to 1.

108               Lincoln National Corporation 2023 Proxy Statement

Item 6 | Shareholder Proposal Regarding Independent Board Chair

Shareholder Proposals

The Company received two shareholder proposals that will be voted upon at the Annual Meeting if properly presented by or on behalf of the proponent. The proposals and statements made in support thereof, as well as the Board’s statements in opposition to the proposals, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST both shareholder proposals.

Item 6 | Shareholder Proposal Regarding Independent Board Chair

We expect the following proposal (Proposal 6 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. Kenneth Steiner, 12 Stoner Ave., 2M, Great Neck, NY 11021, beneficial owner of more than 500 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 6 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

Under the current rules the Lincoln National Board could name one person to the 2 most important jobs, Chairman and CEO, at Lincoln National on short notice.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic.

A lead director is no substitute for an independent board chairman. In the future the so-called lead director could have excessive board tenure that would impair director independence. The lead director could also be a person who staunchly believes the 2 most important jobs at Lincoln National should be held by one person and that the person holding the 2 positions at once should be given the upmost deference.

A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

Lincoln National Corporation 2023 Proxy Statement               109

Item 6 | Shareholder Proposal Regarding Independent Board Chair

A lead director can be given a list of duties but there is no rule that prevents a Chairman/CEO from overriding the lead director in any of the so-called lead director duties.

The large Lincoln National board needs the attention. The following aging directors were elected in 2022:

William Cunningham, 79

Leanne Lachman, 80, Chair of Audit Committee

Michael Mee, 80

Patrick Pittard, 77, Chair of the Management Pay Committee, received 12 million negative votes in 2022

Plus management pay was rejected by 14% of shares in 2022 when a 5% rejection is the norm.

Meanwhile our lackluster stock looks back at a price of $72 in 2007.

Please vote yes:

Independent Board Chairman – Proposal 6

Our Response – Statement in Opposition to Proposal:

The Board has carefully reviewed the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the Company and its shareholders. The Board agrees with the importance of a strong independent Board to represent the interests of shareholders, and a significant majority of our director nominees are independent. Moreover, the Board agrees with the importance of strong independent leadership on the Board. The Board also believes that it is in the best interests of the Company and its shareholders to retain flexibility to determine the optimal leadership structure at any given time. As such, the Board has implemented an independent Lead Director (“Lead Independent Director”) structure.

The requirement in our Corporate Governance Guidelines (the “Guidelines”) that the Board designate a Lead Independent Director if the positions of Chair and CEO are combined, or if the Chair is not otherwise independent, ensures continued independent Board leadership. The Board believes that formally separating the roles of CEO and Chair is not necessary to ensure a strong independent board of directors. The presence of a Lead Independent Director with clearly defined responsibilities provides an appropriate independent counterbalance when the Chair is not an independent director. The Board’s determination as to the appropriate Board leadership structure is part of the regular Board succession planning process, and the Board’s determination as to who should serve as the Board Chair is based on the qualifications of the director and the best interests of the Company at that time.

Under our Guidelines, the majority of our Board is required to be “independent” as defined by SEC rules and NYSE listing standards. The Board elects its Chair annually, and, from 2007 to 2022, our Board opted to elect an independent director to serve as Board Chair. In August 2021, as part of the consideration and approval of our CEO succession plan, the Board decided to elect our outgoing CEO, Dennis Glass, to serve as non-executive Chair, and independent director Dr. William H. Cunningham to serve as Lead Independent Director, as provided for under the Guidelines.

In accordance with our governing documents, the CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the Lead Independent Director (or independent non-executive Chair) provides guidance to the CEO and management, among other duties. However, as discussed further below, the Board has no set policy requiring that the Chair be an independent member of the Board nor that the offices of CEO and Chair be separate. The Board believes that it should continue to determine on a case-by-case basis the most effective leadership structure for the Company, rather than adopt the proposal’s rigid “one-size-fits all” approach to Board leadership.

110               Lincoln National Corporation 2023 Proxy Statement

Item 6 | Shareholder Proposal Regarding Independent Board Chair

The Guidelines provide for the election of a Lead Independent Director with clearly delineated and comprehensive duties if the positions of Chair and CEO are combined or the Chair is not otherwise independent.

If the roles of Chair and CEO are combined or the Chair is not otherwise independent, our Guidelines provide that the independent members of Board will designate a Lead Independent Director from among the independent directors. As set forth in the Guidelines, the duties of the Lead Independent Director, or the independent non-executive Chair, include, but are not limited to, the following functions:

◾

Preside over meetings of the Board when the Chair of the Board is not available, chair regularly scheduled sessions of the outside directors and executive sessions of the independent directors, and communicate feedback to the CEO following executive sessions;

◾	Call additional meetings of the independent directors;

◾	At the standing invitation of the Board’s committees, attend meetings of Board Committees on which the Lead Independent Director does not already sit;

◾	Be available to the CEO for consultation on issues of corporate importance which may involve Board action and in general be a resource to the CEO;

◾	For each Board meeting, review and approve Board meeting agendas and schedules and add agenda items in his or her discretion;

◾	For each Board meeting, have the opportunity to review, revise and approve Board meeting materials for distribution to and consideration by the Board;

◾	Refer and defer to appropriate Board committee chairs all matters within the scope of such committees as set forth in the respective committee charters;

◾	Be a key communicator, along with committee chairs, between the directors and the CEO on matters deemed appropriate by the Board;

◾	Be available to independent directors for discussion of Board issues or other matters;

◾	Be available for consultation or direct communication with major shareholders, as appropriate;

◾	Assist with and communicate the results of the Board’s evaluation of the CEO;

◾	In the event of the incapacitation of the CEO, call a meeting of directors to consider what action is appropriate, including the possible election of an acting CEO or a new CEO; and

◾	Perform such other duties and responsibilities as the Board may determine from time to time.

The Board believes that the Company’s balanced and flexible corporate governance structure, including the requirement to select a Lead Independent Director with clearly delineated and comprehensive duties when the Chair is not independent, makes it unnecessary and ill-advised to have an absolute requirement that the Chair be an independent director.

We believe a flexible leadership structure is the most effective for the Company and its shareholders.

The Board values the flexibility of selecting the structure of leadership best suited to meet the needs of the Company and its shareholders. Given the constantly evolving and dynamic business and economic environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant.

Under the Guidelines, the Board will have an independent leadership structure in place but is permitted to change its leadership structure if it determines that doing so is appropriate and in the best interests of the Company and its shareholders at a given time. The Board carefully considers the merits of separating or combining the Chair and CEO positions whenever a CEO change occurs or the Chair is elected.

The Board believes that the decision as to who will serve as Chair, including whether to separate or combine the roles of Chair and CEO or whether to elect a former officer of the Company to serve as the Chair, should be based on the unique circumstances and opportunities confronting the Company at any given time, as well as the individual skills

Lincoln National Corporation 2023 Proxy Statement               111

Item 6 | Shareholder Proposal Regarding Independent Board Chair

and experiences that may be required in an effective Chair at that time. Eliminating the flexibility to select a structure of leadership, as the proponent requests, based on the facts and circumstances presented at a particular point in time is unnecessarily rigid and not in the Company’s or shareholders’ best interests.

The Board’s Audit, Compensation, Corporate Governance and Finance Committees are comprised entirely of independent directors.

Furthermore, the primary oversight of key financial, accounting, compensation and governance matters for the Company is entrusted to Board committees comprised entirely of independent directors. The Audit, Compensation, Corporate Governance, and Finance Committees are required by their charters to be comprised solely of independent directors and, as such, each committee is chaired by an independent director. These committees play a critical role in our governance and strategy, and each committee has access to management and the authority to retain independent advisors as it deems appropriate.

We employ several strong corporate governance practices that ensure effective and independent oversight.

A fixed policy requiring an independent Board Chair is also unnecessary given the Company’s other strong corporate governance practices that encourage independent oversight and viewpoints, including:

◾	An overwhelmingly independent Board;

◾	Annual election of directors;

◾	A majority voting standard for the election of directors, and a director resignation policy for directors in an uncontested election;

◾	Shareholder right, at a 10% ownership threshold, to call a special meeting to transact company business;

◾	Proxy access;

◾	Procedures for shareholders to recommend director candidates to the Corporate Governance Committee (as described further under “Governance of the Company — Director Nomination Process”);

◾	Robust evaluation processes for each of the Board, our Committees and individual directors; and

◾	Channels for shareholders to communicate directly with members of the Board (as described further under “Governance of the Company — Communications with Directors”).

The Company has a strong history of listening to and responding to shareholder feedback, as demonstrated by our engagement with many of our largest shareholders over the past several years. In these conversations, many investors expressed support for the Board’s position to retain flexibility to select the most appropriate board leadership structure. The Board has also considered that a significant majority of investors voted against similar proposals presented at the 2019, 2020 and 2022 Annual Meetings. In light of the: (1) requirement to have a Lead Independent Director if the CEO and Chair roles are combined or the Chair is not otherwise independent, and the Board’s election of a Lead Independent Director, currently and in the past when the roles of CEO and Chair have been combined or the Chair has not been an independent director, (2) robust nature of the Lead Independent Director role, (3) independence of our key Board committees, and (4) strong corporate governance practices at our Company, the Board believes that an independent Chair requirement is unnecessary and that its adoption is not in the best long-term interests of our shareholders.

112               Lincoln National Corporation 2023 Proxy Statement

Item 7 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

Item 7 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

We expect the following proposal (Proposal 7 on the proxy card and voting instruction card) to be presented by a shareholder at the Annual Meeting. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder. The Company disclaims all responsibility for the content of the proposal, the graphic and the supporting statement, including other sources referenced in the supporting statement. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, beneficial owner of 50 shares of the Company’s common stock, is the proponent of the following shareholder proposal.

Resolution Proposed by Shareholder:

Proposal 7 — Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be okay but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay – over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.

It is in the best interest of Lincoln National shareholders and the morale of Lincoln National employees to be protected from such lavish management termination packages for one person.

It is important to have this policy in place so that Lincoln National management stays focused on improving company performance as opposed to seeking a merger mostly to trigger a management golden parachute windfall.

Proposals like this proposal received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

This proposal also received 49%-support at the 2022 Lincoln National annual meeting in spite of 1800-words of management resistance compared to the 500-words in the proposal. 49%-support means majority support from the shares that have access to independent proxy voting advice and are thus the shareholders who make the most informed voting decisions.

Lincoln National Corporation 2023 Proxy Statement               113

Item 7 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

With the 49% vote in 2022 this proposal was on the 2-yard line and the Lincoln National Board was playing defense due to its own selfish reasons.

Please vote yes to push this proposal past the 2-yard line:

Shareholder Ratification of Termination Pay - Proposal 7

Our Response – Statement in Opposition to Proposal:

The Board and the Compensation Committee have carefully reviewed the foregoing proposal and unanimously recommend a vote AGAINST this proposal because they concluded that it is not in the best long-term interests of the Company and its shareholders. The Board believes the Company’s current executive compensation policies and practices are appropriate and effective, aligning the interests of our executives with those of our shareholders, and provide reasonable and appropriate limits on post-termination compensation. Most notably, the Board has already adopted a Cash Severance Policy that limits the adoption of a new or amended plan or agreement that provides for executive officer cash severance payments in excess of 2.99 times base salary plus target annual bonus without shareholder approval. Requiring shareholder approval or ratification of all termination payments, including equity-based awards, above an arbitrary prescribed amount, as proposed, could create a misalignment between the executives and our shareholders during a change-of-control transaction, presenting an increased risk to our shareholders. In addition, the adoption of the proposal, as proposed, could discourage the use of long-term equity incentive awards, which are intended to align executives’ interests with shareholders’ interests, and limit our ability to effectively attract, retain and motivate talented executives, placing us at a competitive disadvantage. Finally, adoption of this proposal would unduly restrict our Compensation Committee’s and Board’s ability to structure executive compensation, which could undermine the objectives of our executive compensation program and would not be in the best interests of our shareholders.

The Company already has in place a Cash Severance Policy that limits the adoption of a new or amended plan or agreement that provides for executive officer cash severance payments in excess of 2.99 times base salary plus target annual bonus without shareholder approval.

In February 2023, in response to feedback received during our 2022 shareholder outreach, our Board adopted a policy that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering any executive officer, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity (“cash severance”) without seeking shareholder ratification of such agreement, plan or policy. The policy also provides that the Company will not amend the LNC COC Plan to increase the cash severance benefits under that plan or The Severance Plan for Officers of LNC to increase to an amount in excess of 2.99 times the sum of an executive officer’s base salary plus target bonus opportunity the cash severance benefits under that plan, in each case without seeking shareholder ratification. The Board believes that the adoption of this executive officer cash severance policy (the “Cash Severance Policy”), together with the existing limits on the payout of cash severance under the LNC COC Plan, as discussed in “Executive Compensation Tables — Potential Payments upon Termination or Change of Control,” provide reasonable and appropriate limits on cash post-termination compensation. Based on engagement discussions held over the course of the last year, our largest shareholders are in agreement that the adoption of the Cash Severance Policy adequately addresses any concerns with respect to the provision in the future under new or amended agreements, plans or policies of unreasonable or inappropriate executive cash post-termination compensation.

114               Lincoln National Corporation 2023 Proxy Statement

Item 7 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

The Company’s current executive compensation policies and practices are appropriate and effective, and align executive and shareholder interests while providing reasonable and appropriate limits on both cash and equity post-termination compensation.

Through our pay-for-performance philosophy, our executive compensation program is designed to motivate our executive talent to make significant contributions to Lincoln’s future success and to create long-term value for our shareholders and reward them for doing so. Accordingly, the Board and Compensation Committee believe that there should be a strong correlation between pay and corporate performance (both financial results and stock price), and our executive compensation program is designed with this in mind.

The equity-based awards that comprise our long-term incentive compensation are the largest percentage of our NEOs’ targeted total direct compensation. We award a mix of PSAs, RSUs and Options to create and maintain a long-term economic stake in the Company for our executives, thereby aligning their interests with the interests of our shareholders. All equity compensation awards to our executives are made under incentive compensation plans approved by our shareholders, including most recently the Lincoln National Corporation 2020 Incentive Compensation Plan (the “2020 ICP”), which was approved by approximately 92% of the votes cast at our 2020 Annual Meeting. Generally, the shareholders with whom we engaged over the course of the last year were in agreement that the approval by shareholders of incentive compensation plans provides an adequate check with respect to reasonable and appropriate limits on executive equity post-termination compensation.

In the event of a change of control (as defined in the 2020 ICP), our executive officers are eligible to participate in the LNC COC Plan. The purpose of the LNC COC Plan is to secure the executives’ continued services in the event of a change of control. In the event that the executive’s employment is terminated within two years after such change of control (i.e., a double-trigger vesting provision), it provides that the executive officer will receive a lump-sum cash payment equal to two times his or her base salary plus two times target annual incentive compensation (or three times base salary and target annual incentive compensation for our CEO). Additionally, the 2020 ICP explicitly provides that unvested RSUs shall only become vested, and unvested Options shall only become vested and exercisable, in the event that the executive’s employment is terminated within two years after a change of control. The 2020 ICP does not prescribe the treatment of PSAs in connection with a change of control, allowing the Compensation Committee, as plan administrator, to retain discretion to determine what portion, if any, of a PSA will vest under such circumstances. See “Executive Compensation Tables — Potential Payments Upon Termination or Change of Control” for the specific treatment of the equity awards in each circumstance.

Finally, all of our executive officers are at-will employees. There are no payments or benefits that are triggered by any termination event (including resignation and severance) other than those described in this proxy statement.

Adoption of this proposal would discourage the use of long-term equity incentive awards, which tie the interests of our executives to maximizing long-term shareholder value.

We believe long-term performance is the key measure of our success, as we manage LNC’s operations and business for the long-term benefit of our shareholders. We use equity incentives to support the achievement of LNC’s business strategies and goals, align financial rewards with the economic interests of our shareholders, facilitate significant LNC stock ownership by our executives, and promote retention of leadership talent that is critical to our success. See the CD&A. Equity awards are a fundamental element of our executive compensation program and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.

The adoption of this proposal would potentially trigger a shareholder approval or ratification requirement in order for our executives to realize the full value of their equity awards upon a change of control or their retirement, death, total disability or involuntary termination not for cause. As a result, the Board believes the proposal would have the effect of discouraging the use of long-term equity incentive awards and, accordingly, directly conflict with the objectives of our executive compensation program — namely, the alignment of shareholder and executive interests.

Adoption of this proposal could place us at a competitive disadvantage by limiting our ability to attract and retain highly qualified and effective executives.

We operate in a highly competitive industry, and we compete for talented executives with some of the largest companies in the insurance and financial services arena. Our outstanding management and leaders have made our

Lincoln National Corporation 2023 Proxy Statement               115

Item 7 | Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

executives attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our executive talent, we seek to provide an overall compensation program that is competitive with companies in our industry and continues to attract and retain outstanding people to lead our Company and businesses. Each element of compensation is intended to fulfill this important obligation. The adoption of this proposal as proposed could have an adverse effect on our ability to attract and retain executive talent, putting us at a competitive disadvantage, as it could cause a significant portion of an executive’s compensation (i.e., the equity portion) to be uncertain until a shareholder vote could be held to approve or ratify potential termination payments above an arbitrary prescribed amount.

Adoption of this proposal would unduly restrict our Compensation Committee’s and Board’s ability to structure executive compensation.

We believe that our independent Compensation Committee is in the best position to design and implement executive compensation practices and principles that are aligned with the interests of our shareholders. To do that, the Compensation Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness, and the Company’s strategic, operational, and financial goals. Adoption of the proposal would unduly limit the Compensation Committee’s ability to exercise their judgment.

In sum, our Board believes that our current executive compensation policies and practices are appropriate and effective, and align the interests of our executives with those of our shareholders, while providing reasonable and appropriate limits on both cash and equity post-termination compensation. Adoption of this proposal could limit our ability to effectively attract, retain and motivate talented executives and undermine the objectives of our executive program, which would not be in the best interests of our shareholders.

116               Lincoln National Corporation 2023 Proxy Statement

Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

William H. Cunningham, Eric G. Johnson, Michael F. Mee, Janet Liang and Patrick S. Pittard served on the Compensation Committee during 2022. No member of the Compensation Committee had any relationship requiring disclosure under the “Related-Party Transactions,” as discussed below, and no member was an employee, officer, or former officer of us or our subsidiaries. In addition, no member of the Board is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

Related-Party Transactions

Our Corporate Governance Committee has a written policy for reviewing and approving transactions with related parties. This policy applies to any transaction or proposed transaction that we must disclose publicly to comply with SEC rules, and it requires that the Corporate Governance Committee (or the full Board) preapprove such transactions. In approving any transaction or proposed transaction, the Corporate Governance Committee must determine that the transaction is fair and reasonable to Lincoln and otherwise complies with our policy on conflicts of interest. This policy does not require the Corporate Governance Committee to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so.

For purposes of the policy, the Corporate Governance Committee has preapproved transactions in which we, our subsidiaries or affiliated planners provide to a related person insurance, annuities, mutual funds or similar products, or financial services on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This preapproval also applies to products and services provided to an entity with which a related person is affiliated, provided that the related person receives only the same benefits generally available to other comparably situated employees.

The Corporate Governance Committee has reviewed and approved the following transactions pursuant to the policy:

BlackRock, Inc. (“BlackRock”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2022, BlackRock beneficially owned approximately 8.2% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of BlackRock to distribute, and include in certain of our products, BlackRock funds. In 2022, our subsidiaries recorded revenues of approximately $5.1 million from BlackRock subsidiaries under these agreements. In addition, BlackRock provides sub-advisory and investment management services to our subsidiaries. For these services in 2022, our subsidiaries paid BlackRock approximately $15.5 million in the aggregate.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC, reporting that as of December 31, 2022, State Street beneficially owned approximately 5.61% of our outstanding common stock. In the ordinary course of business, we and/or our subsidiaries have agreements with subsidiaries of State Street for the provision of various services. Our subsidiaries have agreements with subsidiaries of State Street provide to fund and separate accounts accounting, administrative and custody services, fund sub-advisory services and stress testing, and a fund line of credit. For these services in 2022, our subsidiaries paid State Street approximately $23.4 million. In addition, one of our subsidiaries licenses from a State Street subsidiary certain accounting software and a trading system interface for our general accounts. We paid approximately $1.0 million in license fees to State Street for this software in 2022. In 2023, we plan to outsource certain middle and back office general account investment accounting and operations activities to a subsidiary of State Street pursuant to a service agreement with a five-year term. Certain of the fees we will pay to the State Street subsidiary under this agreement are variable; accordingly, we estimate that the fees will be approximately $2.4 million in 2023 and closer to $5 million per year thereafter. A subsidiary of State Street is a bank party to the Company’s five-year $2.5 billion credit agreement, dated as of June 21, 2021. We paid an aggregate of $292,298 in commissions and credit facility fees to State Street pursuant to the credit agreement in 2022.

Lincoln National Corporation 2023 Proxy Statement               117

Related-Party Transactions

The Vanguard Group (“Vanguard”), acting in various fiduciary capacities, filed a Schedule 13G/A with the SEC, reporting that as of December 31, 2022, Vanguard beneficially owned approximately 11.86% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of Vanguard to distribute certain Vanguard products, including mutual funds. In 2022, our subsidiaries recorded revenues of approximately $215,400 from Vanguard subsidiaries.

Ms. Cooper’s son, Hanan Shandler, has been employed by the Company since 2018 and currently serves in the role of Consultant, Data Science. For his services as an employee during 2022, Mr. Shandler received approximately $120,900, representing his 2022 base salary and 2022 AIP payout. He is also eligible for benefits available to all employees. The terms of Mr. Shandler’s compensation are consistent with, and within the established range for, those provided to employees with comparable positions and tenure.

118               Lincoln National Corporation 2023 Proxy Statement

Security Ownership of More than 5% Beneficial Owners  ◾  Security Ownership

Security Ownership

Security Ownership of More than 5% Beneficial Owners

Our common stock trades on the NYSE under the symbol “LNC.” In addition, we have two series of preferred stock outstanding that have voting rights: (i) our 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), represented by depositary shares, each representing a 1/25th interest in a share of the Series C Preferred Stock (the “Series C Depositary Shares”), and (ii) our 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), represented by depositary shares, each representing a 1/1,000th interest in a share of the Series D Preferred Stock (the “Series D Depositary Shares”). The Series D Depositary Shares trade on the NYSE under the symbol “LNC PRD.”

The following table lists persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our common stock as of December 31, 2022. To the best of our knowledge, as of December 31, 2022, there were no beneficial owners of more than 5% of the Series C Preferred Stock or the Series D Preferred Stock. This information and the information shown below is based solely on our review of Schedules 13G filed with the SEC.

Security Ownership of Certain Beneficial Owners as of December 31, 2022

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Common Stock	BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	138,178,891	8.2%

Common Stock	State Street Corporation[2] State Street Financial Center One Lincoln Street Boston, MA 02111	9,487,042	5.6%

Common Stock	The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	20,068,955	11.86%

[1]

Based on a Schedule 13G/A filed with the SEC on February 3, 2023, reporting beneficial ownership as of December 31, 2022, with sole voting power with respect to 12,402,157 of the shares, sole dispositive power with respect to all of the shares and shared voting power and shared dispositive power with respect to none of the shares.

[2]

Based on a Schedule 13G filed with the SEC on February 6, 2023, reporting beneficial ownership as of December 31, 2022, with shared voting power with respect to 8,432,710 of the shares, shared dispositive power with respect to 9,472,352 of the shares and sole voting power and sole dispositive power with respect to none of the shares.

[3]

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022, with shared voting power with respect to 242,345 of the shares, sole dispositive power with respect to 19,361,350 of the shares, shared dispositive power with respect to 707,605 of the shares and sole voting power with respect to none of the shares.

Lincoln National Corporation 2023 Proxy Statement               119

Security Ownership  ◾  Security Ownership of Directors, Nominees and Executive Officers

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units beneficially owned on March 15, 2023, by each director, director nominee and NEO, individually, and by all directors, director nominees and executive officers as a group. As of the same date, none of our directors, director nominees or executive officers beneficially owned any of our outstanding Series C Preferred Stock or Series D Preferred Stock, except for Mr. Kelly, who owned 7,168.566 Series D Depositary Shares, representing 7.168566 shares of Series D Preferred Stock, which is less than 1% of the Series D Preferred Stock outstanding.

Security Ownership of Directors, Nominees and Executive Officers as of March 15, 2023

Name	Amount of LNC common stock and nature of beneficial ownership[1]	Percentage of class	LNC stock units[2]	Total of LNC common stock and stock units	Total percentage of class

Deirdre P. Connelly	4,000	*	22,807	26,807	*

Ellen G. Cooper	271,343	*	0	271,343	*

William H. Cunningham	8,738	*	157,379	166,117	*

Reginald E. Davis	0	*	8,100	8,100	*

Randal J. Freitag	536,335	*	0	536,335	*

Dennis R. Glass	1,526,403	*	89,225	1,615,628	*

Matthew Grove	0	*	0	0	*

Eric G. Johnson	0	*	83,277	83,277	*

Gary C. Kelly	3,000	*	49,315	52,315	*

M. Leanne Lachman	3,000	*	53,050	56,050	*

Dale LeFebvre	0	*	7,428	7,428	*

Janet Liang	0	*	6,892	6,892	*

Michael M. Mee	837	*	99,693	100,530	*

Patrick S. Pittard	0	*	31,134	31,134	*

James Reid	0	*	0	0	*

Kenneth S. Solon	161,817	*	31,031	192,849	*

Lynn M. Utter	0	*	30,110	30,110	*

All Directors and Executive Officers as a group –22 persons	2,662,555	1.55%	705,366	3,367,921	1.96%

*	Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 15, 2023.

[1]

These amounts include the following number of shares that the named person had a right to acquire within 60 days of March 15, 2023 through the exercise of options: Ms. Cooper, 149,687 shares; Mr. Freitag, 341,022 shares; Mr. Glass, 966,284 shares; Mr. Solon, 116,203 shares; and all directors and executive officers as a group, 1,712,434 shares. These amounts also include 835 shares, 1,497 shares and 3,336 shares beneficially owned through the Employees’ 401(k) Plan by Mr. Freitag, Mr. Glass and Mr. Solon, respectively, and 21,009 shares beneficially owned through such plan by all directors and executive officers as a group. Mr. Kelly’s amount includes 3,000 shares held in a family trust.

[2]	LNC stock units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

120               Lincoln National Corporation 2023 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

Annual Meeting Information

Q:	Why did I receive this proxy statement or notice of internet availability of proxy materials?

You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our common stock, Series C Depositary Shares or Series D Depositary Shares on March 20, 2023, the record date, and that entitles you to vote at the Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.

Q:	Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

The SEC allows us to provide access to proxy materials via the internet rather than mailing a printed copy to each shareholder. Most shareholders received a notice of internet availability, which explains how to access the proxy materials on the internet and how to vote using the internet.

Q:	How can I get a paper copy of the proxy materials?

The notice of internet availability (the “Notice”) contains instructions on how to obtain a paper copy of all proxy materials — including our proxy statement, our 2022 annual report and a proxy card form. If you would like to receive paper copies of our proxy materials, please follow the instructions in the Notice and submit your request by May 11 to ensure that you receive the materials before the Annual Meeting.

Q:	How can I sign up for internet access to the proxy materials?

If you hold shares registered in your name, you may sign up at www.investorelections.com/lnc to receive access to the proxy material over the internet for future meetings, rather than receiving mailed copies. If you chose internet access, you will receive an email notifying you when the 2022 annual report to shareholders and this proxy statement are available, with links to access the documents on a website with instructions on how to vote via the internet. Your enrollment for internet access will remain in effect for subsequent years, although you can cancel it up to two weeks prior to the record date for any annual meeting.

If you hold your shares in “street name,” you may be able to obtain internet access to proxy materials by contacting your broker, bank or other intermediary.

Q:	What will I be voting on at the Annual Meeting?

You are being asked to:

1.	elect eleven directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders;

2.	ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2023;

3.	approve an advisory (non-binding) resolution on the compensation of our named executive officers;

4.	respond to an advisory (non-binding) proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers;

5.	approve an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan;

6.	respond to an advisory shareholder proposal regarding the amendment of our governing documents to provide an independent chair of the board; and

7.	respond to an advisory shareholder proposal regarding shareholder ratification of executive termination pay.

The Board recommends that you vote FOR agenda items 1, 2 and 3, for a ONE-YEAR frequency for agenda item 4, FOR agenda item 5, and AGAINST agenda items 6 and 7.

While it is possible that other matters could come up for voting at the meeting, the Board is not aware of any other matters at present.

Lincoln National Corporation 2023 Proxy Statement               121

Annual Meeting Information  ◾  Questions & Answers

Q:	How do I attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of record at the close of business on March 20, 2023, the record date for the meeting. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Q:	Who is entitled to vote?

Shareholders of record of our common stock, our Series C Depositary Shares and our Series D Depositary Shares at the close of business on March 20, 2023, the record date for the meeting, are entitled to vote on every matter that is to be voted on at the Annual Meeting.

Q:	What constitutes a quorum at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. As of the record date, we had 169,537,759 shares of common stock, 20,000 shares of Series C Preferred Stock and 20,000 shares of Series D Preferred Stock issued, outstanding and entitled to vote at the Annual Meeting. The 20,000 outstanding shares of Series C Preferred Stock are represented by 500,000 outstanding Series C Depositary Shares, and the 20,000 outstanding shares of Series D Preferred Stock are represented by 20,000,000 Series D Depositary Shares. Each Series C Depositary Share voted will count as 1/25th of a share of Series C Preferred Stock voted and present at the meeting, while Each Series D Depositary Share voted will count as 1/1000th of a share of Series C Preferred Stock voted and present at the meeting. Once a share is counted as present at the Annual Meeting, it will be deemed present for quorum purposes for the entire meeting (and for any meeting resulting from a postponement of the Annual Meeting, unless a new record date is set).

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received and the broker does not have discretionary authority to vote on the proposal.

Q:	How many votes do I have and how do I vote?

You are entitled to one vote for each share of common stock you own. Each outstanding Series C Depositary Share represents 1/25th of a share of Series C Preferred Stock, and therefore the vote of each Series C Depositary Share you hold is the equivalent of voting 1/25th of a share of Series C Preferred Stock. Each outstanding Series D Depositary Share represents 1/1,000th of a share of Series D Preferred Stock, and therefore the vote of each Series D Depositary Share you hold is the equivalent of voting 1/1,000th of a share of Series D Preferred Stock.

You will find the number of common shares or depositary shares you own (and may vote) on the proxy card or the Notice that you received.

122               Lincoln National Corporation 2023 Proxy Statement

Questions & Answers  ◾  Annual Meeting Information

You may vote:

In Person. If you are a shareholder of record (i.e., you own your shares directly and not through a broker-dealer or other financial institution), you may vote your shares at the meeting or send a personal representative, with an appropriate proxy, to vote on your behalf.

If you hold your shares in “street name” (i.e., through a broker-dealer or other financial institution), you will need to present a proxy card from the institution that holds your shares in order to vote at the meeting.

For more information on voting in person, including appropriate forms of proof of ownership and directions to the meeting, contact Shareholder Services at 1-800-237-2920 or shareholderservices@LFG.com. For more information on attending the meeting, see “How do I attend the Annual Meeting” above.

Note: You cannot vote during the Annual Meeting if you only own share equivalents through the LNC Stock Fund of the Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, or through our dividend reinvestment plan. For instructions on voting these share equivalents, see below under “How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?”

By Mail. If you received a paper copy of the proxy materials, please mark, date, sign and mail the proxy card in the prepaid envelope the Company provided. For any other matter properly brought forth at the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they believe to be in our best interests.

By Telephone or Internet. Whether you received a paper copy of the proxy materials or viewed them online, you may vote either by telephone (within the United States, Canada or Puerto Rico only) or through the internet, as follows:
Call: 866-883-3382

Visit: www.proxypush.com/lnc

To use telephone or internet voting, you must provide your assigned control number noted on the proxy card or Notice. In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by a prerecorded telephone message or at the designated website.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian, to determine if you will be able to vote by telephone or internet.

Q:	How many votes are needed to approve each proposal?

Assuming a quorum is present, a majority of the votes cast by the holders of shares entitled to vote at the Annual Meeting is required to elect each director, to ratify the appointment of Ernst & Young as our accounting firm, to approve the advisory resolution on the compensation of our NEOs, to approve the frequency of future advisory resolutions on the compensation of our NEOs, to approve the amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan and to approve the shareholder proposals. Proposals 3, 4, 6 and 7, including the proposal regarding the approval of our NEOs’ compensation, are advisory only and not binding on the Board. Any other proposal that is properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Q:	How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 7.

Unmarked Proxy Cards: If you sign and return a proxy or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, as the Board recommends.

Broker Non-Votes: If you hold your shares in “street name,” you may instruct your broker how to vote your shares. If you do not provide voting instructions, your shares are referred to as “broker non-votes” and the bank, broker or other

Lincoln National Corporation 2023 Proxy Statement               123

Annual Meeting Information  ◾  Questions & Answers

custodian may vote your shares, at its discretion, only on the ratification of the appointment of our accounting firm. These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval. Broker non-votes will not count as votes cast either for or against a nominee or the proposals set forth in Items 2 through 7.

Q:	Can I revoke my proxy or change my vote after I vote my proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the Annual Meeting. To do so either:

1.	notify our Corporate Secretary in writing that you are revoking your vote;

2.	submit a new proxy by mail, telephone or internet; or

3.	attend the meeting and vote your shares in person.

Q:	How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?

If you have invested in the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, your voting instructions, whether submitted via telephone or through the internet (as described above), tell the trustee of your plan how to vote the shares of common stock allocated to the plans. If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares you own. If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. Eastern Time on May 22, the trustee of the plans will vote the shares allocated to your account in proportion to the shares held by each plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include the number of shares of common stock allocated to your accounts in that plan. To vote your shares in that plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Q:	Who may solicit proxies?

Our directors, officers and employees, as well as Alliance Advisors, LLC (“Alliance Advisors”), our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Q:	Who pays the costs of soliciting proxies?

We pay the cost of soliciting proxies. Our fee to Alliance Advisors to solicit proxies this year is $16,000, plus reasonable expenses. Our directors, officers and employees receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those organizations hold of record.

124               Lincoln National Corporation 2023 Proxy Statement

Shareholder Proposals for the 2024 Annual Meeting  ◾  General Information

General Information

Shareholder Proposals for the 2024 Annual Meeting

To be Included in our Proxy Materials

If you wish to include a shareholder proposal in the proxy materials for our 2024 Annual Meeting of Shareholders, you must submit the proposal, in accordance with SEC Rule 14a-8, to our Corporate Secretary, who must receive the proposal by December 15, 2023.

In addition, if you wish to include a director nominee in the proxy materials for our 2024 Annual Meeting of Shareholders pursuant to our “proxy access” bylaws, you must meet the requirements set forth in our bylaws and you must submit the materials required by our bylaws within the same time outlined below for director nominations submitted by a shareholder for presentation directly at an annual meeting. All such proxy access director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

To be Presented in Person at Shareholder Meetings

Our bylaws set forth advance-notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an annual meeting, rather than for inclusion in our proxy statement. If you wish to propose a director nominee—or any other matter of business—at an annual shareholder meeting, you must follow the procedures contained in our bylaws, which include notifying the Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of May 25, 2023, a notice will be considered timely received for the 2024 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than January 26, 2024, and no later than February 25, 2024.

If our annual meeting is scheduled to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the prior year’s annual meeting, you must give your notice by the close of business on the later of (i) the date 90 days prior to the scheduled annual meeting or (ii) the tenth day following the date that the scheduled annual meeting is first publicly announced or disclosed. All such proposals and director nominations must satisfy the requirements set forth in our bylaws, a copy of which is available on our website (www.LincolnFinancial.com) on the Corporate Governance page under the “Other governance documents” heading. You may also obtain a hard copy of our bylaws at no cost by contacting our Corporate Secretary.

If any such matter is brought before the meeting in accordance with our bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies at their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the Chair) is authorized by the bylaws to determine whether the proposed business was properly brought before the meeting or was lawful or appropriate for consideration at the meeting or whether a nomination for director was properly made. If the Chair determines that any of these requirements was not met, then the proposed business shall not be transacted or the defective nomination shall be disregarded.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

You may request a printed copy of our Annual Report on Form 10-K, at no charge, by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087. In addition, you can access our Form 10-K and other reports on the SEC’s website at www.sec.gov and on our website at www.LincolnFinancial.com.

Lincoln National Corporation 2023 Proxy Statement               125

General Information  ◾  Additional Voting Matters

Householding

SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our shares for their customers may household proxy materials or notices. Shareholders sharing an address whose shares are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or Notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or Notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor-Chester Road, Radnor, PA 19087.

Additional Voting Matters

The Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect to such matter(s) in what they believe to be in the best interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting.

For the Board of Directors,

Nancy A. Smith

Senior Vice President & Secretary

April 13, 2023

126               Lincoln National Corporation 2023 Proxy Statement

Exhibit 1

Definitions for Incentive Compensation Programs

2022 AIP

For the 2022 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2021.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of financial assets;

–	Changes in the fair value of equity securities;

–	Changes in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gain (loss) on the mark-to-market on certain instruments);

–	Changes in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Changes in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on modification or early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations;

◾	Transaction and integration costs related to mergers and acquisitions including the acquisition or divestiture, through reinsurance or other means, of businesses or blocks of business; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2022 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Changes in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.

Changes in earnings associated with the adoption and on-going impacts associated with the adoption and implementation of new accounting guidance, including but not limited to SU 2018-12, Targeted Improvements to the Accounting for Lon-Duration Contracts and related amendments;

D. Changes in earnings associated with changes in hedge strategy;

E.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

F.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

Lincoln National Corporation 2023 Proxy Statement               E-1

Exhibit 1

G.

Changes in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

H.	Changes in earnings resulting from changes in regulatory requirements governing the Company;

I.

Changes in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

J.	Changes in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

K.	Changes in earnings resulting from a global pandemic and associated impacts to mortality and morbidity results; and

L.

Changes in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2022 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2021 AIP

For the 2021 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2020.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations — both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

E-2               Lincoln National Corporation 2023 Proxy Statement

Exhibit 1

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan;

I.	Reductions in earnings resulting from a global pandemic and related significant increases in unemployment; and

J.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2021 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2020 AIP

For the 2020 AIP, “Income from Operations” is defined as set forth below. Unless as otherwise defined, all terms shall have the meaning set forth in our Annual Report on Form 10-K for the year ended December 31, 2019.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

Lincoln National Corporation 2023 Proxy Statement               E-3

Exhibit 1

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations – both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 AIP, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2020 AIP, “Income from Operations per Share” is defined as the sum of Income from Operations and defined exclusions (defined above) divided by the average diluted shares. Average diluted shares exclude share amounts related to elections in the Company’s Deferred Compensation plan that select Company stock as the measure for the investment return.

2020 LTI

For the 2020 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations and defined exclusions (as defined below), divided by average Shareholders’ Equity for year. Shareholders’ Equity excludes all of the defined exclusions listed below, Accumulated Other Comprehensive Income or other similar items and excludes items including, but not limited to, the increase in equity due to goodwill associated with an acquisition during the performance period; the increase in equity due to changes in our effective tax rate and the related taxes due to legislative changes and changes in tax laws; and the increase or decrease in equity due to a change in accounting principle. ROE was calculated as of December 31, 2022, using the average of the beginning and ending common shares outstanding for 2022.

Income from Operations means Net Income, exclusive of the items listed below (all net-of-tax):

◾	Realized gains and losses defined as the following:

–	Sale or disposals and impairments of securities;

E-4               Lincoln National Corporation 2023 Proxy Statement

Exhibit 1

–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and trading securities (gains (losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders reflected within variable annuity net derivative results accounted for at fair value;

–	Changes in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results; and

–

Changes in the fair value of the embedded derivative liabilities related to index options we may purchase or sell in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

◾	Change in reserves resulting from benefit ratio unlocking on our GDB and GLB riders;

◾	Income (loss) from reserve changes, net of related amortization, on business sold through reinsurance;

◾	Gains (losses) on early extinguishment of debt;

◾	Losses from the impairment of intangible assets;

◾	Income (loss) from discontinued operations — both the income in the period and the gain or loss on disposition;

◾	Acquisition and integration costs related to mergers and acquisitions; and

◾	Income (loss) from the initial adoption of new accounting standards, regulations and policy changes including the net impact from the Tax Cuts and Jobs Act.

In addition, for calculating Income from Operations for the 2020 LTI Program, the following items will be excluded from Income from Operations, all net of tax, if any occur in the relevant performance period (“defined exclusions”):

A.	Expenses related to restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;

B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;

C.	Pre-tax losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal or regulatory proceedings in excess of $10 million;

D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;

E.

Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;

F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;

G.

Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems;

H.	Reduction in earnings from the mark-to-market adjustments resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan; and

I.

Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, Acts of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

Lincoln National Corporation 2023 Proxy Statement               E-5

Exhibit 2

Amendment No. 2 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan, as amended by Amendment No. 1 thereto (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 11,550,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 2 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

E-6               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

Lincoln National Corporation

2020 Incentive Compensation Plan

1. Purpose. The purpose of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”) is to assist Lincoln National Corporation, an Indiana corporation (the “Corporation”), and its Subsidiaries (as defined below) in attracting, retaining, and rewarding high-quality executives, employees, non-employee directors and other persons who provide services to the Corporation and/or its Subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation to strengthen the mutuality of interests between such persons and the Corporation’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in other Sections:

(a)	“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Corporation.

(b)

“Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year of the Corporation.

(c)	“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may, at the applicable time, be the principal market for the Stock.

(d)

“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(e)	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

(f)

“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee or its designee to receive the benefits specified under the Plan upon such Participant’s death, or to which Awards or other rights are transferred, if and to the extent permitted under Section 10(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(g)	“Board” means the Corporation’s Board of Directors or any committee of the Board acting on delegated authority.

(h)	“Change of Control” shall have the same meaning ascribed to such term in the Severance Benefit Plan on the date immediately preceding the Change of Control.

(i)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder, and successor provisions and regulations thereto, and other relevant interpretive guidance issued by the Internal Revenue Service or the U.S. Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)

“Committee” means, at any date, each of those members of the Compensation Committee of the Board who shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan. Unless otherwise designated by the Board, the Committee shall include not fewer than three (3) members. If fewer than three (3) members of the Committee are eligible to serve thereon, the Board may appoint one or more of its other members who are otherwise eligible to serve on the Committee until such time as three (3) members of the Committee are eligible to serve.

(k)	“Corporate Transaction” has the meaning set forth in Section 10(c).

(l)

“Date of Grant” means (i) the date on which the Committee by resolution selects an Eligible Person to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, and other material terms of the Award, or (ii) such later date as the Committee shall provide in such resolution.

(m)	“Deferred Compensation Plan” has the meaning set forth in Section 6(f).

Lincoln National Corporation 2023 Proxy Statement               E-7

Exhibit 2

(n)

“Deferred Stock Unit” means a right, granted to a Participant under Section 6(f), to receive Stock, a cash payment measured based on the Fair Market Value of Stock, or a combination thereof, at the end of a specified deferral period.

(o)

“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or an Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate), or a sale of a division of the Corporation and its Affiliates.

(p)

“Eligible Person” means the Executive Officers, other officers, employees, non-employee directors, agents, brokers, and consultants of the Corporation or any of its Subsidiaries or Affiliates. An employee on leave of absence may be considered as still in the employ of the Corporation or a Subsidiary for purposes of eligibility for participation in the Plan.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder, and successor provisions and rules thereto.

(r)	“Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(s)

“Fair Market Value” means the Fair Market Value of Stock, Awards, or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a Share, as quoted on the composite transactions table on the Applicable Exchange, on the Date of Grant or if the Stock is not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Stock was traded on the Applicable Exchange. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Code section 409A and Code section 422(c)(1).

(t)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422 or any successor provision thereto.

(u)	“Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(v)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(w)	“Participant” means an Eligible Person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(x)	“Performance Award” means a right, granted to a Participant under Section 8, to receive Awards based upon performance criteria specified by the Committee.

(y)	“Preexisting Plan” means the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Lincoln National Corporation 2014 Incentive Compensation Plan.

(z)	“Restricted Stock” means Stock, granted to a Participant under Section 6(d), that is subject to certain restrictions and to a risk of forfeiture.

(aa)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e), to receive Stock, subject to certain restrictions and to a risk of forfeiture.

(bb)

“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, or any similar law or regulation that may be a successor thereto.

(cc)	“Severance Benefit Plan” means the Lincoln National Corporation Executives’ Severance Benefit Plan, as it may be amended from time to time.

(dd)	“Share” means a share of Stock.

(ee)	“Stock” means the Corporation’s common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c).

(ff)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

(gg)

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

E-8               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

(hh)

“Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Corporation and its Affiliates terminates, but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate, or a division of the Corporation and its Affiliates, shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for the Corporation or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Code section 409A, a Participant shall not be considered to have experienced a Termination of Employment, unless the Participant has experienced a “separation from service” within the meaning of Code section 409A (a “Separation from Service”).

3. Administration.

(a)

Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case, subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe the terms of Award Agreements, adopt, amend, and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements, and correct defects, supply omissions or reconcile inconsistencies therein, establish any administrative “blackout” period with respect to Awards that the Committee, in its sole discretion deems necessary or advisable, and make all other decisions and determinations as the Committee may deem necessary or advisable, for the administration of the Plan; in each case, the determinations of the Committee need not be identical for each Participant. Subject to applicable law, including the requirements of Section 16 of the Exchange Act, any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)

Manner of Exercise of Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, Participants, Beneficiaries, transferees under Section 10(b), or other persons claiming rights from or through a Participant, and shareholders; provided, however, notwithstanding the foregoing, or the terms of any Award Agreement, following a Change of Control, any determination by the Committee as to whether “cause” or “good reason” (or any terms of similar meaning applicable to an Award) exists, shall be subject to de novo review by the court, arbitrator or other dispute resolution body, as applicable, in the event of a dispute. The Committee shall exercise its authority only by a majority vote of its members at a meeting or, without a meeting, by a writing signed by all of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine and (iii) with respect to Participants subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case, to the extent permitted under applicable law. The Committee may appoint officers and employees of the Corporation and its Subsidiaries, or other agents to assist it in administering the Plan.

(c)

Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any Executive Officer, other officer or employee of the Corporation or a Subsidiary, the Corporation’s independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee, and any officer or employee of the Corporation or a Subsidiary acting at the direction or on behalf of the Committee, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

Lincoln National Corporation 2023 Proxy Statement               E-9

Exhibit 2

(d)

Terms and Conditions of Awards; Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be provided to the Participant receiving such Award upon, or as promptly as is reasonably practicable, following the grant of such Award; provided, however, the terms of a cash-based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Corporation and/or the Participant receiving the Award, unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 or as otherwise permitted under the applicable Award Agreement.

(e)

Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent (5%) of the Shares authorized in Section 4(a)(i) or Awards of Deferred Stock Units granted to non-employee directors of the Board, Award Agreements shall not designate a vesting period of less than one (1) year.

4. Stock Subject to Plan.

(a)

Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 5,200,000, and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.

(b)

Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under the Plan, minus the number of Shares issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)

Availability of Shares Not Delivered Under Awards. Shares subject to an Award under the Plan that is cancelled, expired, forfeited, settled in cash or is terminated, or otherwise lapses without a delivery of Shares to the Participant, will again be available for Awards under the Plan. If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Section 4(a)(i).

(d)	Per-Person Award Limitations.

(i)

In each fiscal year of the Corporation during any part of which the Plan is in effect, an Eligible Person (other than a non-employee director of the Corporation) may not be granted an Award under the Plan (taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year) relating to more than 2,000,000 Shares, subject to adjustment as provided in Section 10(c), under each of the following separate provisions of the Plan: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned by an Eligible Person (other than a non-employee director of the Corporation) under (A) Section 8(c) of the Plan as an Annual Incentive Award or other annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year of the Corporation during any part of which the Plan is in effect shall be $8,000,000, and (B) Section 8(b) as a Performance Award or other Award payable in cash (currently or on a deferred basis) in respect of any individual performance period shall not exceed $8,000,000 in any twelve (12)-month period, in each case, with such limits under the Plan taking into account any similar awards granted to such Eligible Person under the Preexisting Plan during such fiscal year or twelve (12)-month period, as applicable.

(ii)

A Participant who is a non-employee director of the Corporation shall not receive total compensation for any fiscal year that exceeds $650,000. For purposes hereof, total compensation is the sum of (A) the grant date fair value of any equity or equity-based Awards mandatorily granted to such non-employee director of the Corporation during such fiscal year, (B) the initial amount of any cash-denominated Awards mandatorily granted to such non-employee director during such fiscal year, and (C) the amount of cash fees payable to such non-employee director in respect of such service during any fiscal year, including any such cash fees that are voluntarily deferred by the non-employee directors.

5.

Eligibility. Awards may be granted under the Plan only to Eligible Persons; provided, however, that ISOs may be granted only to employees of the Corporation and its Subsidiaries or parent corporation (within the meaning of Code section 424(f)).

E-10               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

6.	Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the Date of Grant or thereafter (subject to Section 11(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Employment by the Participant, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award (other than Options and SARs) or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee’s or its designee’s sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e).

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such Option.

(ii)

Time and Method of Exercise. The Committee shall determine, at the Date of Grant or thereafter, (A) the time or times at which, or the circumstances under which, an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), (B) the methods by which such exercise price may be paid or deemed to be paid, (C) the form of such payment, including, without limitation, cash, Stock, other Awards, or awards granted under other plans of the Corporation or any Subsidiary, and (D) the methods by, or forms in which Stock will be delivered or deemed to be delivered, to Participants.

(iii)	ISOs. The terms of any Option intended to be treated as an ISO granted under the Plan shall comply in all respects with the provisions of Code section 422.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under a SAR shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a Share on the Date of Grant of such SAR.

(ii)

Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, a cash payment or Shares with a Fair Market Value as of the date of exercise equal to the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the exercise price of the SAR as determined by the Committee. The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares or both, or shall reserve to the Committee or the Participant the right to make that determination before or upon the exercise of the SAR.

(iii)

Other Terms. The Committee shall determine, at the Date of Grant or thereafter, the time or times at which, and the circumstances under which, a SAR may be exercised, in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by, or forms in which any cash or Shares payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. Except to the extent restricted under any Award Agreement relating to the Restricted Stock, a Participant granted an Award of Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the

Lincoln National Corporation 2023 Proxy Statement               E-11

Exhibit 2

restricted period applicable to the Restricted Stock, subject to Section 10(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation.

(iii)

Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (substantially in the form below), and may require that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Lincoln National Corporation 2020 Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Lincoln National Corporation, 150 North Radnor-Chester Road, Radnor, PA 19087-5238.

(iv)

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock (subject to Section 10(k)), the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the Date of Grant or thereafter. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units, unless and until Shares are actually delivered to the Participant in settlement thereof. The Award Agreement for Restricted Stock Units shall specify whether, to what extent, and on what terms and conditions, the applicable Participant shall be entitled to be credited and receive payments of cash, Stock or other property corresponding to the dividends payable on the Stock (subject to Section 10(k)), with such cash, Stock or other property to be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, Stock or other property has been distributed.

(ii)

Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s Termination of Employment during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited and cancelled by the Corporation.

(iii)	Bookkeeping of Awards. Unless otherwise specified by the Committee, Restricted Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation.

(f)

Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Shares, cash measured based on the value of a Share, or a combination thereof, at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the Date of Grant to a bookkeeping reserve account maintained by the Corporation under the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan, the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors or their successor plans (each a “Deferred Compensation Plan”) in units which are equivalent in value to Shares. Once credited to such account, Deferred Stock Units shall be governed by the terms of the applicable Deferred Compensation Plan.

(g)

Bonus Stock and Awards in Lieu of Other Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan, or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

E-12               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

(h)

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)

Dividend Equivalents. The Committee is authorized to grant dividend equivalents to Eligible Persons under which such Eligible Persons shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee, and subject to Section 10(k)) equivalent to the amount of cash dividends paid by the Corporation to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such dividend equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant dividend equivalents to Eligible Persons in connection with grants of Options or SARs to such Eligible Persons, and (ii) no dividend equivalent payments shall be made to a Participant with respect to any Award before the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or dividend equivalent relates) have been satisfied, waived or lapsed.

7.	Certain Provisions Applicable to Awards.

(a)

Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any Subsidiary, or any business entity to be acquired by the Corporation or a Subsidiary, or any other right of a Participant to receive payment from the Corporation or any Subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

(b)

No Repricing. Except as contemplated by Section 10(c), in no event may any Option or SAR granted under this Plan be amended to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards, or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

(c)

Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years from the Date of Grant (or such shorter term as may be required with respect to an ISO under Code section 422).

(d)

Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Corporation upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and, except with respect to Options or SARs which shall not be subject to deferral, may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated (subject to Section 10(j)), and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(j) and Section 11 of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award (other than Options or SARs which shall not be subject to deferral) not provided for in the original Award Agreement, and the Committee or its designee may convert such an Award (other than Options or SARs which shall not be subject to deferral) to Deferred Stock Units as provided under Section 6, or may be permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments, or the grant or crediting of dividend equivalents, or other amounts in respect of installment or deferred payments denominated in Stock.

Lincoln National Corporation 2023 Proxy Statement               E-13

Exhibit 2

(e)

Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing by such Participant to be non-exempt). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b) of the Exchange Act, and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b) of the Exchange Act.

(f)

Cancellation and Rescission of Awards. The Committee may cancel any unexpired, unpaid, or deferred Awards at any time, whether or not vested, or rescind Awards or recoup Shares delivered in respect of Awards that have vested or been paid, and delegate this power in its discretion to the Corporation in the applicable Award Agreements, if the Participant is not in compliance with all applicable provisions set forth in both the Award Agreement and the Plan, including, but not limited to, the Plan provisions set forth below:

(i)

While employed by the Corporation and thereafter during the period set forth in an Award Agreement (if any), a Participant shall not (A) directly or indirectly, hire, manage, solicit, or recruit any employees, agents, financial planners, salespeople, financial advisors, vendors, or service providers of the Corporation (including, but not limited to, doing a “lift-out” of same) whom Participant had hired, managed, supervised, or otherwise became familiar with as a result of such Participant’s service or employment with the Corporation or (B) render services for any organization or engage, directly or indirectly, in any business which, in the judgment of the Corporation’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s position and responsibilities while employed by the Corporation, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation’s shareholders, customers, suppliers, and competitors of the Participant assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business, so long as they are listed on a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent (5%) equity interest in the organization or business.

(ii)

A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant during employment with or the provision of services to the Corporation, except as Participant may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

(iii)

A Participant shall disclose promptly, and assign to the Corporation all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)

If requested by the Corporation, before or in connection with the exercise, settlement, payment or delivery of an Award, the Participant shall certify on a form acceptable to the Corporation that he or she is in compliance with the terms and conditions of the Plan and, if applicable, the Award Agreement. Failure to comply with the provisions of this Section 7(f) before, and, for certain Participants as specified in their applicable Award Agreements, during the six (6) months after, any exercise, payment or delivery of an Award shall cause such exercise, payment or delivery to be rescinded immediately, unless the Committee or its designee in its discretion, in any individual case provides for waiver in whole or in part of compliance with the provisions of this Section 7(f). The Corporation shall notify the Participant of any such rescission as soon as reasonably practicable after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized on an Award granted pursuant to Section 6(b), or payment received from an Award granted pursuant to Section 6(c), (d), (e), (f), (h), 8(b) or (c) respectively, as a result of the rescinded exercise, payment or delivery, pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery, as the Corporation in its sole discretion may determine. In the case of any Participant whose

E-14               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

employment is terminated by the Corporation and its Subsidiaries without “cause” (as defined in the applicable Award Agreement), however, a failure of the Participant to comply with the provisions of Section 7(f)(i) after such Termination of Employment shall not in and of itself cause rescission, or require repayment with respect to any Award exercised, paid or delivered before such termination, and, following a Change of Control, Section 7(f)(i) shall be inapplicable with respect to Awards granted before such Change of Control.

(v)

Recoupment. In addition to the cancellation, rescission and recoupment provisions set forth above, Awards granted under the Plan shall be subject to the terms of any recoupment (clawback) policy adopted by the Corporation as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Corporation or its Subsidiaries, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, to the extent permitted by applicable law, the Corporation’s recoupment (clawback) policy shall have no application to Awards following a Change of Control of the Corporation.

8. Performance and Annual Incentive Awards.

(a)

Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b)	Performance Award Requirements. The maximum Performance Award to be granted to an Eligible Person shall be subject to the limitation set forth in Section 4(d).

(i)

Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal, or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)

Business Criteria. In establishing performance goals for Performance Awards, business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified Subsidiaries, Affiliates or business units or segments of the Corporation (except with respect to the total shareholder return and earnings per share criteria), may be used by the Committee and such business criteria may be based on, without limitation, the following criteria: (1) earnings (total or per share); (2) revenues or growth in revenues; (3) cash flow, change in cash flow or cash flow return on investment; (4) assets, return on assets, growth in assets, return on investment, capital or return on capital, return on equity, or shareholder equity (total or per share); (5) economic value added or insurance-imbedded value added; (6) operating margin; (7) net income or growth in net income (total or per share), pretax earnings or growth in pretax earnings (total or per share), pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and extraordinary or special items; (8) operating earnings or income from operations; (9) statutory income; (10) total shareholder return; (11) profit margins; (12) premiums and fees, or growth in premiums and fees, including service fees; (13) book value; (14) membership and growth in membership; (15) market share or change in market share; (16) stock price or change in stock price; (17) market capitalization, change in market capitalization, or return on market value; (18) economic value added or market value added; (19) expense ratios, expense savings, budgets, product cost reduction through advanced technology, or other expense management measures; (20) productivity ratios or other measures of operating efficiency or effectiveness; (21) risk-based capital ratio; (22) ratio of claims or loss costs to revenues; (23) satisfaction measures: customer, provider, or employee; (24) implementation or completion of critical projects or processes; (25) product development, product release schedules, new product innovation, brand recognition/acceptance; (26) environmental, social or governance (ESG) factors (including without limitation, goals relating to diversity, inclusion, employee engagement and sustainability); or (27) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies.

Lincoln National Corporation 2023 Proxy Statement               E-15

Exhibit 2

(iii)

Performance Period. Achievement of performance goals with respect to such Performance Awards shall be measured over a performance period, which may overlap with another performance period or periods, of up to ten (10) years, as specified by the Committee.

(iv)

Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, adjust the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a performance period or settlement of Performance Awards. Except as may be otherwise determined by the Committee, Performance Awards shall be settled and paid after the end of the relevant performance period and on or before the fifteenth (15th) day of the third (3rd) month following the end of the performance period.

(c)	Annual Incentive Award Requirements. The maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 4(d).

(i)

Potential Annual Incentive Awards. The Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for each fiscal year of the Corporation. The amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance year, as specified by the Committee or such other criteria as shall be established by the Committee.

(ii)

Determination of Annual Incentive Awards. After the end of each fiscal year of the Corporation, the Committee shall determine the amount, if any, of potential Annual Incentive Awards otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of Termination of Employment by the Participant before the end of a fiscal year or settlement of such Annual Incentive Award. Except as may be otherwise determined by the Committee, Annual Incentive Awards shall be settled and paid after the end of the relevant fiscal year and on or before the fifteenth (15th) day of the third (3rd) month following the end of the fiscal year of the Corporation.

9.	Change of Control. In the event of a “Change of Control,” the following provisions shall apply unless otherwise provided in the applicable Award Agreement:

(a)

Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control and all vested Options and SARs shall remain exercisable for the balance of the stated term of such Option or SAR, subject only to applicable restrictions set forth in Section 10(a);

(b)

Restricted Stock, Restricted Stock Units and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock, Restricted Stock Units or Deferred Stock Units granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Participant’s involuntary Termination of Employment, other than for “cause” (as defined in the applicable Award Agreement); provided that such Termination of Employment occurs within two (2) years after such Change of Control; provided, further, that, notwithstanding the foregoing, the settlement of any Award that constitutes nonqualified deferred compensation under Code section 409A shall be made on the earliest permissible payment event under Code section 409A and the regulations thereunder (but shall not be subject to vesting or forfeiture provisions following such Termination of Employment); and

(c)

Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan; provided that such Severance Benefit Plan shall not provide for vesting solely as a result of a Change of Control.

10. General Provisions.

(a)

Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any

E-16               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change of Control.

(b)

Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a Subsidiary), or assigned or transferred by such Participant for value or consideration. Awards may be transferred by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees other than for value or consideration during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments.

(i)

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation for consideration, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(ii)

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Sections 4(a) and 4(d) upon certain types of Awards and upon the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(iii)

In the case of Corporate Transactions, such adjustments may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with a Disaffiliation,

Lincoln National Corporation 2023 Proxy Statement               E-17

Exhibit 2

arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(iv)

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and performance goals relating thereto) in recognition of unusual, infrequent or nonrecurring events (including, without limitation, events described in clauses (i) and (ii) above, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Subsidiary or any business unit, or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be made if and to the extent that such adjustment would cause Options or SARs to be treated under Code section 409A as the grant of a new Option or SAR.

(v)

Any adjustments made pursuant to this Section 10(c) to Awards that are considered “deferred compensation” within the meaning of Code section 409A shall be made in compliance with the requirements of Code section 409A. Any adjustments made pursuant to this Section 10(c) to Awards that are not considered “deferred compensation” subject to Code section 409A shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Code section 409A or (B) there does not result in the imposition of any penalty taxes under Code section 409A in respect of such Awards.

(vi)	Any adjustment under this Section 10(c) need not be the same for all Participants.

(d)

Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant or taxes are otherwise due for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payment otherwise due to such Participant, including by withholding from any Award, any payment or distribution of Stock relating to an Award under the Plan, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock that is part of the Award that gives rise to the withholding requirement having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock; provided, however, unless otherwise subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Stock by the Corporation or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory.

(e)

Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a Subsidiary, (ii) interfering in any way with the right of the Corporation or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Eligible Persons, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(f)

Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights

E-18               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(g)

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its Subsidiaries as it may deem desirable.

(h)

Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Indiana, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)

Code Section 409A. The Plan is intended to comply with the requirements of Code section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Code section 409A, it is intended that the Plan be interpreted and administered in all respects in accordance with Code section 409A. Each payment under any Award that constitutes nonqualified deferred compensation subject to Code section 409A shall be treated as a separate payment for purposes of Code section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Code section 409A. Notwithstanding any other provision of the Plan or any Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, if a Participant is a “specified employee” within the meaning of Code section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” within the meaning of Code section 409A that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the seventh (7th) month following the month in which the Participant’s Separation from Service occurs. If the Participant dies following the Separation from Service and before the payment of any amounts delayed on account of Code section 409A, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death (with the first date following the date of the Participant’s death being the first day of such thirty (30)-day period). Interest shall not accrue on such amounts during the period of delay. Notwithstanding anything contained in the Plan, an Award Agreement or any other plan, agreement or arrangement of or with the Corporation and applicable to a Participant to the contrary, to the extent required for compliance with Code section 409A, a Change of Control (or similar term) shall not be deemed to occur unless such event constitutes a “change in control event” described in Treasury Regulations Section 1.409A-3(i)(5); provided, however, that whether or not a Change of Control is a change in control event under Code section 409A shall not impair a Participant’s rights with respect to the vesting of any such Award.

(k)

Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 10(k). Any dividends or dividend equivalents credited with respect to any Award, and any Restricted Stock or Restricted Stock Units received as a result of the reinvestment of dividends and dividend equivalents in respect of any Awards shall be subject to the same restrictions, risk of forfeiture or time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be paid at the same time as such Award.

Lincoln National Corporation 2023 Proxy Statement               E-19

Exhibit 2

11. Term, Amendment and Termination.

(a)

Effectiveness. The Plan was approved by the Board on February 19, 2020, with respect to the issuance of Awards to be settled in Shares subject to and contingent upon approval by the Corporation’s shareholders.

(b)

Termination. The Plan will terminate on the tenth (10th) anniversary of the date the Corporation’s shareholders approve the Plan (or, in the case of ISOs, February 19, 2030). Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c)

Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration or discontinuation shall be made that would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made to the Plan without the approval of the Corporation’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d)

Amendment of Awards. Subject to Section 7(b), the Committee may amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan, but no such action shall without the Participant’s consent materially and adversely affect the rights of any Participant with respect to an outstanding Award, except an amendment made to cause the Plan or Award to comply with applicable law, including, without limitation, Code section 409A, Applicable Exchange listing standards or accounting rules.

E-20               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

Amendment No. 1 to the

Lincoln National Corporation

2020 Incentive Compensation Plan

(effective May 27, 2022)

Pursuant to Section 11(c) of the Lincoln National Corporation 2020 Incentive Compensation Plan (the “Plan”), the Board of Directors of Lincoln National Corporation (“Board”) amends the Plan as follows, subject to the approval of the Company’s shareholders:

1.	Section 4(a) of the Plan is amended in its entirety and replaced with the following:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), (i) the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 7,050,000 and (ii) the total number of Shares with respect to which Stock Options intended to be ISOs may be granted under the Plan shall not exceed 2,000,000.”

2.	This Amendment No. 1 to the Plan has been duly adopted by the Board and shall be effective upon approval by the Company’s shareholders.

3.	In all other respects, the Plan shall remain in full force and effect.

Lincoln National Corporation 2023 Proxy Statement               E-21

Exhibit 2

Appendix A

As used in the Lincoln National Corporation Executives’ Severance Benefit Plan, Section 6, “Change of Control” means:

(a)

The acquisition by any individual, entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation, or any entity controlled by the Corporation, or (D) any acquisition by any entity or corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this Section 6 are satisfied; or

(b)

Individuals who, as of the beginning of any period of two consecutive years, constitute the Board of Directors of the Corporation (the “Board”), cease for any reason to constitute at least a majority of the directors of the Corporation; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the Board at the beginning of such period, shall be considered as though such individual were a member of the Board as of the beginning of such period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger or consolidation of the Corporation, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such reorganization, merger or consolidation in substantially the same proportions as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such reorganization, merger or consolidation, (B) no Person (excluding the Corporation, any employee benefit plan or related trust of the Corporation, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(d)

Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is immediately thereafter then represented by the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities that were outstanding immediately prior to such sale or other disposition in substantially the same proportion as the voting power of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, among the holders thereof immediately prior to such sale or other disposition, (2) no Person (excluding the Corporation and any employee benefit plan or related trust of the Corporation, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation

E-22               Lincoln National Corporation 2023 Proxy Statement

Exhibit 2

and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation. The closing of a transaction, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection therewith, approval of which by the shareholders of the Corporation would constitute a Change of Control under this Section 6(d).

Lincoln National Corporation 2023 Proxy Statement               E-23

©2023 Lincoln National Corporation
Lincoln National Corporation 150 N. Radnor-Chester Road
Radnor, PA 19087
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.
LincolnFinancial.com
PROXY-LNC-23

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Unanimously Recommends a Vote “FOR” the election of each Director,

“FOR” Items 2 and 3, for a “ONE-YEAR” frequency for Item 4, “FOR” Item 5, and “AGAINST” Items 6 and 7.

1. The election of eleven directors for a one-year term expiring at the 2024 Annual Meeting.
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 Deirdre P. Connelly	☐	☐	☐	07 M. Leanne Lachman	☐	☐	☐

02 Ellen G. Cooper	☐	☐	☐	08 Dale LeFebvre	☐	☐	☐

Please fold here — Do not separate

03 William H. Cunningham	☐	☐	☐	09 Janet Liang	☐	☐	☐

04 Reginald E. Davis	☐	☐	☐	10 Michael F. Mee	☐	☐	☐

05 Eric G. Johnson	☐	☐	☐	11 Lynn M. Utter	☐	☐	☐

06 Gary C. Kelly	☐	☐	☐

2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2023.		☐ For	☐ Against	☐ Abstain

3. The approval of an advisory resolution on the compensation of our named executive officers.		☐ For	☐ Against	☐ Abstain

4. Respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers.	☐ 1 year	☐ 2 years	☐ 3 years	☐ Abstain

5. The approval of an amendment to the Lincoln National Corporation 2020 Incentive Compensation Plan.		☐ For	☐ Against	☐ Abstain

6. Shareholder proposal to amend our governing documents to provide an independent chair of the board.		☐ For	☐ Against	☐ Abstain

7. Shareholder proposal to require shareholder ratification of executive termination pay.		☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

I plan to attend the meeting. ☐

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LINCOLN NATIONAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 25, 2023

9:00 a.m. EDT

The Rittenhouse Hotel

210 West Rittenhouse Square

Philadelphia, PA 19103

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the meeting room.

The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401(k) Employees’ Savings Plan, the LNL Agents’ 401(k) Savings Plan and the LNL ABGA Money Purchase Plan. Voting cutoff for Plan Participants is 11:59 p.m. (EDT) on May 22, 2023.

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2023.

The undersigned shareholder of Lincoln National Corporation (the “Company”), an Indiana corporation, appoints William H. Cunningham, Ellen G. Cooper, and Nancy A. Smith, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Company which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, PA 19103, 9:00 a.m. EDT, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/Inc Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 24, 2023. Scan code on front for mobile voting.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 24, 2023.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.